                                                                    EXHIBIT 4.11

                                CREDIT AGREEMENT

                         Dated as of December 16, 1997


                                     among


                              HOWMET CORPORATION,

                       THE INSTITUTIONS FROM TIME TO TIME
                           PARTIES HERETO AS LENDERS

                              ABN AMRO BANK, N.V.
                                      and
                             BANKERS TRUST COMPANY

                           As Co-Documentation Agents

                                      and

                      THE FIRST NATIONAL BANK OF CHICAGO,
                   as Swing Line Lender, LC Issuer and Agent

                               TABLE OF CONTENTS


ARTICLE I:  DEFINITIONS                                      1

ARTICLE II:  THE CREDITS                                     18
     2.1.    Commitment                                      18
     2.2     Swing Line Loans                                19
     2.3.    Required Payments; Termination                  20
     2.4.    Ratable Loans                                   21
     2.5.    Types of Advances                               21
     2.6.    Facility Fee; Reductions in Aggregate
             Commitment                                      21
     2.7.    Minimum Amount of Each Advance                  21
     2.8.    Optional Principal Payments                     21
     2.9.    Method of Selecting Types and Interest
             Periods for New Advances                        21
     2.10.   Conversion and Continuation of Outstanding
             Advances                                        22
     2.11.   Changes in Interest Rate, Etc.                  22
     2.12.   Rates Applicable After Default                  23
     2.13.   Method of Payment                               23
     2.14.   Noteless Agreement; Evidence of Indebtedness    24
     2.15.   Telephonic Notices                              24
     2.16.   Interest Payment Dates; Interest and Fee
             Basis                                           24
     2.17.   Notification of Advances, Interest Rates,
             Prepayments and Commitment
             Reductions                                      25
     2.18.   Lending Installations                           25
     2.19.   Non-Receipt of Funds by the Agent               25
     2.20    Replacement of Certain Lenders                  26

ARTICLE III:  THE LETTER OF CREDIT FACILITY                  27
     3.1     Obligation to Issue                             27
     3.2     Transitional Provision                          27
     3.3     Types and Amounts                               27
     3.4     Conditions.                                     27
     3.5     Procedure for Issuance of Facility LCs          28
     3.6     Facility LC Participation                       28
     3.7     Reimbursement Obligation                        29
     3.8     Cash Collateral                                 29
     3.9     Facility LC Fees                                30
     3.10    LC Issuer Reporting Requirements.               30
     3.11    Indemnification; Exoneration                    30

ARTICLE IV:  YIELD PROTECTION; TAXES                        32
     4.1.    Yield Protection                               32
     4.2.    Changes in Capital Adequacy Regulations        32
     4.3.    Availability of Types of Advances              33
     4.4.    Funding Indemnification                        33
     4.5.    Taxes                                          34
     4.6.    Lender Statements; Survival of Indemnity       35

ARTICLE V:  CONDITIONS PRECEDENT                            36
     5.1.    Initial Credit Extensions                      36
     5.2.    Each Credit Extension                          37

ARTICLE VI:  REPRESENTATIONS AND WARRANTIES                 38
     6.1.    Existence and Standing                         38
     6.2.    Authorization and Validity                     38
     6.3.    No Conflict; Government Consent                39
     6.4.    Financial Statements                           39
     6.5.    Material Adverse Change                        39
     6.6.    Taxes                                          39
     6.7.    Litigation and Contingent Obligations          40
     6.8.    Subsidiaries                                   40
     6.9.    ERISA; Foreign Pension Plan Matters            40
     6.10.   Accuracy of Information                        40
     6.11.   Regulation U                                   41
     6.12.   Material Agreements                            41
     6.13.   Compliance With Laws                           41
     6.14.   Ownership of Properties                        41
     6.15.   Plan Assets; Prohibited Transactions           41
     6.16.   Environmental Matters.                         42
     6.17.   Investment Company Act                         42
     6.18.   Public Utility Holding Company Act             42

ARTICLE VII:  COVENANTS                                     42
     7.1.    Financial Reporting                            42
     7.2.    Use of Proceeds                                44
     7.3.    Notice of Default                              44
     7.4.    Conduct of Business                            44
     7.5.    Taxes                                          45
     7.6.    Insurance                                      45
     7.7.    Compliance with Laws                           45
     7.8.    Maintenance of Properties                      45
     7.9.    Inspection                                     45
     7.10.   Indebtedness                                   45
     7.11.   Merger                                         46
     7.12.   Sale of Assets                                 46

     7.13.   Investments and Acquisitions; New Subsidiaries  47
     7.14.   Liens                                           49
     7.15.   Affiliates                                      53
     7.16.   Incorporation of Senior Subordinated Note
             Indenture Restrictions                          53
     7.17.   Subordinated Indebtedness                       53
     7.18.   Financial Contracts                             53
     7.19.   Pledge Agreements                               54
     7.20.   Financial Covenants                             54
             7.20.1.  Interest Coverage Ratio                54
             7.20.2.  Leverage Ratio                         54
             7.20.3.  Minimum Net Worth                      54
     7.21    Subsidiary Covenants                            54

ARTICLE VIII:  DEFAULTS                                      55

ARTICLE IX:  ACCELERATION, WAIVERS, AMENDMENTS AND
     REMEDIES                                                57
     9.1.    Acceleration                                    57
     9.2.    Amendments                                      58
     9.3.    Preservation of Rights                          59

ARTICLE X:   GENERAL PROVISIONS                              59
     10.1.   Survival of Representations                     59
     10.2.   Governmental Regulation                         60
     10.3.   Headings                                        60
     10.4.   Entire Agreement                                60
     10.5.   Several Obligations; Benefits of this
             Agreement                                       60
     10.6.   Expenses; Indemnification                       60
     10.7.   Numbers of Documents                            61
     10.8.   Accounting                                      61
     10.9.   Severability of Provisions                      61
     10.10.  Nonliability of Lenders                         61
     10.11.  Confidentiality                                 62
     10.12.  Nonreliance                                     62

ARTICLE XI:  THE AGENT                                       62
     11.1.   Appointment; Nature of Relationship             62
     11.2.   Powers                                          63
     11.3.   General Immunity                                63
     11.4.   No Responsibility for Loans, Recitals, etc.     63
     11.5.   Action on Instructions of Lenders               63
     11.6.   Employment of Agents and Counsel                64
     11.7.   Reliance on Documents; Counsel                  64
     11.8.   Agent's Reimbursement and Indemnification       64
     11.9.   Notice of Default                               65

     11.10.  Rights as a Lender                             65
     11.11.  Lender Credit Decision                         65
     11.12.  Successor Agent                                65
     11.13.  Agent's Fee.                                   66
     11.14.  Delegation to Affiliates.                      66
     11.15.  Execution of Collateral Documents              66
     11.16.  Collateral and Guaranty Releases               66

ARTICLE XII:  SETOFF; RATABLE PAYMENTS                      67
     12.1.   Setoff                                         67
     12.2.   Ratable Payments                               67

ARTICLE XIII:  BENEFIT OF AGREEMENT; ASSIGNMENTS;
PARTICIPATIONS
     13.1.   Successors and Assigns                         67
     13.2.   Participations                                 68
             13.2.1  Permitted Participants; Effect         68
             13.2.2.  Voting Rights                         68
             13.2.3.  Benefit of Setoff                     68
     13.3.   Assignments                                    68
             13.3.1.  Permitted Assignments                 69
             13.3.2.  Effect; Effective Date                69
     13.4.   Dissemination of Information                   69
     13.5.   Tax Treatment                                  70

ARTICLE XIV:  NOTICES                                       70
     14.1.   Notices                                        70
     14.2.   Change of Address                              70

ARTICLE XV:  COUNTERPARTS                                   70

ARTICLE XVI:  CHOICE OF LAW; CONSENT TO JURISDICTION;
 WAIVER OFJURY TRIAL                                        70
     16.1.   CHOICE OF LAW                                  71
     16.2.   CONSENT TO JURISDICTION                        71
            (A)  EXCLUSIVE JURISDICTION                     71
            (B)  OTHER JURISDICTIONS                        71
     16.3.   WAIVER OF JURY TRIAL                           71

                             SCHEDULES AND EXHIBITS

PRICING SCHEDULE
COMMITMENT SCHEDULE
             SCHEDULE 1    Existing LCs
             SCHEDULE 2    Litigation and Contingent Obligations
             SCHEDULE 3    Subsidiaries
             SCHEDULE 4    Indebtedness and Liens
             SCHEDULE 5    Investments
             SCHEDULE 6    Transactions with Affiliates

             EXHIBIT A      Form of Note
             EXHIBIT B      Form of Pledge Agreement
             EXHIBIT C      Form of Subsidiary Guaranty
             EXHIBIT D      Form of Swing Line Note
             EXHIBIT E      Form of Assignment Agreement
             EXHIBIT F      Money Transfer Instructions
             EXHIBIT G      Form of Compliance Certificate

                                CREDIT AGREEMENT

     This Agreement, dated as of December 16, 1997, is among Howmet Corporation, a Delaware corporation, the Lenders and The First National Bank of Chicago, as a LC Issuer, the Swing Line Lender, and the Agent. The parties hereto agree as follows:


                            ARTICLE I:  DEFINITIONS

     As used in this Agreement:

     "ACQUISITION" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business concern or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

     "ADVANCE" means a borrowing hereunder (or conversion or continuation thereof) consisting of the aggregate amount of the several Syndicated Loans made on the same Borrowing Date (or date of conversion or continuation) by the Lenders to the Borrower of the same Type and, in the case of Eurodollar Advances, for the same Interest Period.

     "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

     "AGENT" means The First National Bank of Chicago in its capacity as contractual representative of the Lenders pursuant to Article XI, and not in its
                                                      ----------
individual capacity as a Lender, and any successor Agent appointed pursuant to
Article XI.
----------

     "AGGREGATE COMMITMENT" means the aggregate of the Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof.

     "AGGREGATE OUTSTANDING LC EXPOSURE" means, as of any day, the aggregate of the Outstanding LC Exposure of all the Lenders.

     "AGGREGATE OUTSTANDING CREDIT EXPOSURE" means, as of any day, the aggregate of the Outstanding Credit Exposure of all the Lenders.

     "AGREEMENT" means this credit agreement, as it may be amended, modified, supplemented or restated and in effect from time to time.

     "ALTERNATE BASE RATE" means, for any day, a rate of interest per annum equal to the higher of (i) the Corporate Base Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

     "APPLICABLE FACILITY FEE RATE" means, at any time, the percentage rate per annum at which facility fees are accruing on the Aggregate Commitment (without regard to usage) at such time as set forth in the Pricing Schedule.

     "APPLICABLE LC FEE PERCENTAGE" means, at any time, the percentage rate per annum equal to the Applicable Margin with respect to Eurodollar Advances in effect on such date as set forth in the Pricing Schedule.

     "APPLICABLE MARGIN" means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.

     "ARRANGER" means First Chicago Capital Markets, Inc., a Delaware corporation, and its successors.

     "ARTICLE" means an article of this Agreement unless another document is specifically referenced.

     "AUTHORIZED OFFICER" means any of the President, any Vice President, the Chief Financial Officer or the Treasurer of the Borrower, acting singly.

     "AVAILABLE AGGREGATE COMMITMENT" means, for any day, the Aggregate Commitment then in effect minus the sum of (i) the aggregate outstanding
                          -----
principal amount of the Advances; (ii) the aggregate outstanding principal amount of the Swing Line Loans; and (iii) the Aggregate Outstanding LC Exposure.

     "BLADE" means, Blade Receivables Corporation, a Nevada corporation, and its successors and assigns.

     "BORROWER" means Howmet Corporation, a Delaware corporation, and its successors and assigns.

     "BORROWING DATE" means a date on which an Advance or Swing Line Loan is made hereunder.

     "BORROWING NOTICE" is defined in Section 2.9.
                                      -----------

     "BUSINESS DAY" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities.

     "CAPITALIZED LEASE" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

     "CAPITALIZED LEASE OBLIGATIONS" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

     "CASH EQUIVALENT INVESTMENTS" means, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of
                                   --------
the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit of any investment grade commercial bank having, or which is the principal banking subsidiary of an investment grade bank holding company organized under the laws of the United States, any State thereof, the District of Columbia or any foreign jurisdiction having capital, surplus and undivided profits aggregating in excess of $200,000,000, with maturities of not more than one year from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, provided that such repurchase obligations are secured by a first priority security interest in such underlying securities which have, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (iv) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor's Ratings Group or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing not more than one year after the date of acquisition by such Person, (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above and (vi) demand deposit accounts maintained in the ordinary course of business.

     "CHANGE" is defined in Section 4.2.
                            -----------

     "CHANGE IN CONTROL" means:

                (i) Thiokol Corporation shall cease to own, free and clear of all Liens or other encumbrances, on a fully diluted basis, at least 51% of the combined voting power of the outstanding capital stock of Howmet International, Inc. ordinarily having the right to vote at an election of directors, or shall not have the right to elect, or shall for any reason not have elected, a majority of the directors of Howmet International, Inc.;

                (ii) during any period of twelve consecutive calendar months, individuals (a) who were directors of Howmet International, Inc. on the first day of such period, or (b) whose election or nomination for election to the board of directors of Howmet International, Inc. was recommended or approved by at least a majority of the directors then still in office who were directors of Howmet International, Inc. on the first day of such period, or whose election or nomination for election was so approved, shall cease to constitute a majority of the board of directors of Howmet International, Inc. ;

                (iii) Howmet International, Inc. shall cease to own, free and clear of all Liens or other encumbrances, on a fully diluted basis, 100% of the outstanding capital stock of Howmet Holdings Corporation;

                (iv) Howmet Holdings Corporation shall cease to own, free and clear of all Liens or other encumbrances, on a fully diluted basis, 100% of the outstanding capital stock of the Borrower; or

                (v) for so long as Senior Subordinated Notes in an amount aggregating at least $10,000,000 are outstanding, any "Change of Control" under and as defined in the Senior Subordinated Note Indenture shall occur provided the effect of such "Change of Control" thereunder is to cause, or to permit the holder or holders of such Senior Subordinated Notes cause, the Indebtedness evidenced by the Senior Subordinated Notes or any part thereof to become due prior to its stated maturity or any such Indebtedness shall as a result thereof be declared to be due and payable or required to be prepaid or repurchased prior to the stated maturity thereof.

     "CLOSING DATE" means the date on which the initial Loans are advanced hereunder.

     "CODE" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "COLLATERAL DOCUMENTS" means, collectively, each of the Pledge Agreements, together with the documents, instruments and agreements executed in connection therewith.

     "COMMITMENT" means, for each Lender, the obligation of such Lender to make Syndicated Loans, participate in Facility LCs and participate in Swing Line Loans in the aggregate not exceeding the amount set forth opposite its name on the Commitment Schedule attached hereto and made a part hereof or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 13.3.2, as such amount may be modified from time to time
            --------------
pursuant to the terms hereof.

     "CONSOLIDATED EBIT" means, for any period, Consolidated Net Income plus,
(a) to the extent deducted from revenues in determining Consolidated Net Income,
(i) Consolidated Interest Expense and (ii) expense for income taxes paid or accrued, adjusted by adding thereto (b) the amount of all Receivables Facility Financing Costs (to the extent not otherwise included), all calculated for the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP.

     "CONSOLIDATED EBITDA" means, for any period, Consolidated EBIT plus, to the extent deducted from revenues in determining Consolidated Net Income, all amortization of intangibles and depreciation, all calculated for the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP.

     "CONSOLIDATED INTEREST EXPENSE" means, with reference to any period, the interest expense of the Borrower and its Consolidated Subsidiaries for such period, all calculated for the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP.

     "CONSOLIDATED NET INCOME" means, with reference to any period, the net after-tax income (or loss) of the Borrower and its Consolidated Subsidiaries calculated on a consolidated basis for such period; provided, that there shall
                                                    --------
be excluded (i) the income (or loss) of any Affiliate of the Borrower or other Person (other than the Borrower's Consolidated Subsidiaries) in which any Person (other than the Borrower or any of its Consolidated Subsidiaries) has a joint interest or which is not consolidated with the Borrower for financial reporting purposes in accordance with GAAP, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Consolidated Subsidiaries by such affiliate or other Person during such period and (ii) the income (or loss) of any Person accrued prior to the date it becomes a Consolidated Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Consolidated Subsidiaries or that Person's assets are acquired by the Borrower or any of its Consolidated Subsidiaries, all calculated for the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP.

     "CONSOLIDATED NET WORTH" means at any time the consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries calculated on a consolidated basis as of such time in accordance with GAAP.

     "CONSOLIDATED SUBSIDIARY" means any Subsidiary that is consolidated on a balance sheet of the Borrower in accordance with GAAP.

     "CONSOLIDATED TOTAL DEBT" means the sum, without duplication, of (a) all Indebtedness of the Borrower and its Consolidated Subsidiaries which, on the date of determination, would be required to be shown on the Borrower's consolidated balance sheet prepared in accordance with GAAP, plus (b) all Receivables Facility Attributed Indebtedness of the Borrower and its Consolidated Subsidiaries on the date of determination regardless of its treatment under GAAP, plus (c) all Off Balance Sheet Liabilities of the Borrower and its Consolidated Subsidiaries on the date of determination regardless of its treatment under GAAP.

     "CONVERSION/CONTINUATION NOTICE" is defined in Section 2.10.
                                                    ------------

     "CONTROLLED GROUP" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the
                                                         -----------
Code.

     "CORPORATE BASE RATE" means a rate per annum equal to the corporate base rate of interest announced by First Chicago from time to time, changing when and as said corporate base rate changes.

     "CREDIT EXTENSION" means either the funding of an Advance or Swing Line Loan or the issuance of a Facility LC hereunder.

     "CREDIT EXTENSION DATE" means the Borrowing Date for an Advance or the issuance date for a Facility LC.

     "DEFAULT" means an event described in Article VIII.
                                           ------------

     "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

     "EURODOLLAR ADVANCE" means an Advance which bears interest at the applicable Eurodollar Rate.

     "EURODOLLAR BASE RATE" means, with respect to a Eurodollar Advance for the relevant Interest Period, the applicable London interbank offered rate for deposits in U.S. dollars appearing on Dow Jones Markets (Telerate) Page 3750 as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity approximately equal to such Interest Period. If no London interbank offered rate of such maturity then appears on Dow Jones Markets (Telerate) Page 3750, then the Eurodollar Base Rate shall be equal to the London interbank offered rate for deposits in U.S. dollars maturing immediately before or immediately after such maturity, whichever is higher, as determined by the Agent from Dow Jones Markets (Telerate) Page 3750. If Dow Jones Markets (Telerate) Page 3750 is not available, the applicable Eurodollar Base Rate for the relevant Interest Period shall be the rate determined by the Agent to be the rate at which First Chicago offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of First Chicago's relevant portion of the Eurodollar Advance and having a maturity approximately equal to such Interest Period.

     "EURODOLLAR LOAN" means a Syndicated Loan which bears interest at the applicable Eurodollar Rate.

     "EURODOLLAR RATE" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal), if any, applicable to such Interest Period, plus the Applicable Margin. The Eurodollar Rate shall be rounded to the next higher multiple of 1/100 of 1% if the rate is not such a multiple.

     "EXCLUDED TAXES" means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized or any political combination or subdivision or taxing authority thereof or (ii) any jurisdiction in which the Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located or in which, other than as a result of the transaction evidenced by this Agreement, the Agent or such Lender otherwise is, or at any time was, engaged in business.

     "EXHIBIT" refers to an exhibit to this Agreement, unless another document is specifically referenced.

     "EXISTING CREDIT AGREEMENT" means that certain Amended and Restated Credit Agreement dated as of December 13, 1995 as amended and restated as of December 5, 1996, among the Borrower, the lenders named therein and The First National Bank of Chicago, as agent for said lenders (as it may have been amended, restated, supplemented or otherwise modified from time to time) and including any and all related guaranties and collateral documents.

     "EXISTING LCS" means each of the Letters of Credit issued under and pursuant to the Existing Credit Agreement and which are described in Schedule 1
                                                                     ----------
hereto.

     "FACILITY LC" means each Existing LC and each Letter of Credit issued under

Article III.
-----------

     "FACILITY TERMINATION DATE" means December 16, 2002 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

     "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

     "FINANCIAL CONTRACT" of a Person means (i) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics or (ii) any agreements, devices or arrangements providing for payments related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency, interest rate options or other Rate Hedging Agreements.

     "FIRST CHICAGO" means The First National Bank of Chicago in its individual capacity, and its successors.

     "FLOATING RATE" means, for any day, a rate per annum equal to the Alternate Base Rate for such day, in each case changing when and as the Alternate Base Rate changes.

     "FLOATING RATE ADVANCE" means an Advance which bears interest at the Floating Rate.

     "FLOATING RATE LOAN" means (a) the Swing Line Loans and (b) a Syndicated Loan which bears interest at the Floating Rate.

     "FOREIGN PENSION PLAN" means any employee pension benefit plan (as defined in Section 3(2) of ERISA) which (i) is maintained or contributed to for the benefit of employees of the Borrower or any other member of the Controlled Group, (ii) is not covered by ERISA pursuant to Section 4(b)(4) thereof and
(iii) under applicable local law, is required to be funded through a trust or other funding vehicle.

     "GAAP" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 6.4.
                                    -----------

     "GOVERNMENTAL ACTS" is defined in Section 3.11.
                                       ------------

     "GUARANTY" of any Person means any agreement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person or otherwise assure any creditor of such other Person against loss, and shall include, without limitation, the contingent liability or reimbursement obligation of such Person under or with respect to any Letter of Credit.

     "INDEBTEDNESS" of any Person means, without duplication, (a) the obligations of such Person (i) for borrowed money, (ii) under or with respect to notes payable and drafts accepted which represent extensions of credit (whether or not representing obligations for borrowed money) to such Person, (iii) reimbursement obligations with respect to letters of credit issued for the account of such Person or (iv) for the deferred purchase price of property or services other than current accounts payable arising in the ordinary course of business on terms customary in the trade, (b) the obligations of others, whether or not assumed, secured by Liens on property of such Person or payable out of the proceeds of or production from property now or hereafter owned or acquired by such Person, (c) the Capitalized Lease Obligations of such Person, (d) the obligations of such Person under Guaranties by such Person of any Indebtedness (other than obligations for borrowed money incurred to finance the purchase of property leased to such Person pursuant to a Capitalized Lease of such Person) of any other Person, (e) all Receivables Facility Attributed Indebtedness of such Person on the date of determination and (f) Off Balance Sheet Liabilities of such Person.

     "INTEREST PERIOD" means, with respect to a Eurodollar Advance, a period of one, two, three, six or (in either case, subject to availability) nine or twelve months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two, three, six, nine or twelve months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third, sixth, ninth or twelve succeeding month, such Interest Period shall end on the last Business Day of such next, second, third, sixth, ninth or twelfth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

     "INVESTMENT" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, Financial Contracts, derivative financial instruments and other similar instruments or contracts owned by such Person.

     "JOINT VENTURE" means any Affiliate of the Borrower which is accounted for by the Borrower on the equity method of accounting.

     "LC DOCUMENTS" is defined in Section 3.4(i).
                                  --------------

     "LC DRAFT" means a draft, or other form of demand, drawn or made on an LC Issuer pursuant to a Facility LC.

     "LC INTEREST" is defined in Section 3.6.
                                 -----------

     "LC ISSUER" means (i) First Chicago in its capacity as LC Issuer hereunder with respect to each Facility LC issued by First Chicago and (ii) any Lender (other than First Chicago) reasonably acceptable to the Agent, in such Lender's capacity as LC Issuer hereunder with respect to any and all Facility LCs issued by such Lender in its sole discretion upon the Borrower's request. All references contained in this Agreement and the other Loan Documents to the "LC Issuer" shall be deemed to apply equally to each of the institutions referred to in clauses (i) and (ii) of this definition in their respective capacities as LC
   -----------     ----
Issuer of any and all Facility LCs issued by each such institution.

     "LC OBLIGATIONS" means, without duplication, an amount equal to the sum of
(i) the aggregate of the amount then available for drawing under each of the Facility LCs, (ii) the face amount of all outstanding LC Drafts corresponding to the Facility LCs, which drafts have been accepted by the applicable LC Issuer,
(iii) the aggregate outstanding amount of all Reimbursement Obligations at such time and (iv) the aggregate face amount of all Facility LCs requested by the Borrower but not yet issued (unless the request for an unissued Facility LC has been denied).

     "LENDERS" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

     "LENDING INSTALLATION" means, with respect to a Lender, LC Issuer or the Agent, the office, branch, subsidiary or affiliate of such Lender or LC Issuer or the Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or LC Issuer or the Agent pursuant to Section 2.18.
                                                              ------------

     "LETTER OF CREDIT" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

     "LEVERAGE RATIO" means, as of any date of calculation, the ratio of (i) Consolidated Total Debt outstanding on such date to (ii) Consolidated EBITDA for the Borrower's then most-recently ended four fiscal quarters.

     "LIEN" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

     "LOAN(S)" means, with respect to a Lender, such Lender's Syndicated Loan, and in the case of the Swing Line Lender, any Swing Line Loan made pursuant to

Section 2.2 hereof, and collectively all Syndicated Loans and Swing Line Loans,
-----------
whether made or continued as or converted to Floating Rate Loans or Eurodollar Loans.

     "LOAN DOCUMENTS" means this Agreement and Notes, if any, issued pursuant to
Section 2.14, the Pledge Agreements and the Subsidiary Guaranties.
------------

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower and its Subsidiaries taken as a whole to perform their respective obligations under the Loan Documents to which it is a party, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent, the LC Issuers or the Lenders thereunder.

     "MATERIAL FOREIGN SUBSIDIARY(IES)" means each Consolidated Subsidiary of the Borrower (a) incorporated under the laws of any foreign jurisdiction and (b) the total assets of which exceed, at any time, three percent (3.0%) of the consolidated total assets of the Borrower and its Consolidated Subsidiaries; provided, however, in the event that one or more of such Consolidated Subsidiaries are owned through another foreign Subsidiary, then the Agent shall notify the Borrower whether the "Material Foreign Subsidiary" shall be the holding company foreign Subsidiary or such holding company's Subsidiary or Subsidiaries, it being the intention of the parties that the Agent and the Lenders shall be provided with the maximum collateral protection without resulting in the net income of any foreign subsidiary being deemed to have been repatriated under the provisions of the Code.

     "MATERIAL INDEBTEDNESS" is defined in Section 8.5.
                                           -----------

     "MOODY'S" means Moody's Investors Service, Inc.

     "MULTIEMPLOYER PLAN" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

     "NEW SUBSIDIARY" is defined in Section 7.13.
                                    ------------

     "NON-U.S. LENDER" is defined in Section 4.5(iv).
                                     ---------------

     "NOTE" means any promissory note issued at the request of a Lender pursuant to Section 2.14 in the form of Exhibit A and the Swing Line Note.
   ------------                ---------

     "NOTICE OF ASSIGNMENT" is defined in Section 13.3.2.
                                          --------------

     "OBLIGATIONS" means all Loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Agent, any Lender, any affiliate of the Agent or any Lender, the Swing Line Lender, any LC Issuer, or any indemnitee under the provisions of Section 10.6 or any other provisions of
                                       ------------
the Loan Documents, in each case of any kind or nature, present or future, arising under this Agreement, any Facility LC application agreements, the Collateral Documents or any other Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements, paralegals' fees (in each case whether or not allowed), and any other sum chargeable to the Borrower under this Agreement or any other Loan Document.

     "OBLIGOR GROUP" shall mean (a) the Borrower, (b) the Subsidiary Guarantors, and (c) each Subsidiary the stock of which is subject to a Pledge Agreement and its respective Consolidated Subsidiaries.

     "OFF-BALANCE SHEET LIABILITY" of a Person means (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability under any Sale and Leaseback Transaction which does not create a liability on the balance sheet of such Person, (iii) any liability under any financing lease or so-called "synthetic lease" transaction entered into by such Person, or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person, but excluding Operating Leases.

     "OPERATING LEASE" of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

     "OTHER TAXES" is defined in Section 4.5(ii).
                                 ---------------

     "OUTSTANDING CREDIT EXPOSURE" means, as to any Lender at any time, the sum of (i) the aggregate principal amount of its Loans outstanding at such time plus
(ii) its Outstanding LC Exposure at such time.

     "OUTSTANDING LC EXPOSURE" means, as to any Lender at any time, an amount equal to its Percentage of the LC Obligations at such time.

     "PARTICIPANTS" is defined in Section 13.2.1.
                                  --------------

     "PAYMENT DATE" means the last day of each March, June, September and December.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "PERCENTAGE" means, with respect to each Lender, the percentage that such Lender's Commitment constitutes of the Aggregate Commitment.

     "PERMITTED ACQUIRED DEBT" shall mean Indebtedness of any Subsidiary of the Borrower acquired pursuant to a Permitted Acquisition, which Indebtedness existed at the time of the consummation of the Permitted Acquisition and was not created in contemplation thereof (and the provisions of which were not altered in contemplation thereof), so long as (i) the Borrower and its other Subsidiaries shall have no liability with respect to such Indebtedness and (ii) any Liens securing such Indebtedness apply only to assets of the Subsidiary so acquired (and so long as additional assets of such Subsidiary are not granted as security following, or in contemplation of, the respective Permitted Acquisition; provided, however if a floating Lien on any category of after-acquired property of such Subsidiary was in existence at the time of the Permitted Acquisition and was not created in contemplation thereof, then such Lien may apply to such after-acquired property).

     "PERMITTED ACQUISITION" is defined in Section 7.13.
                                           ------------

     "PERMITTED RECEIVABLES TRANSFER" means (i) a sale or other transfer by the Borrower or its Subsidiaries to Blade of "Receivables" and "Related Security" under and as such terms are defined in the Receivables Purchase Agreement, in accordance with the terms thereof and/or (ii) a sale by Blade to purchasers in accordance with the terms of the Receivables Purchase Documents.

     "PERSON" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

     "PLAN" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the
                                                           -----------
Code as to which the Borrower or any member of the Controlled Group may have any liability.

     "PLEDGE AGREEMENT" means a Pledge Agreement, containing substantially the terms set forth in Exhibit B hereto, duly executed and delivered by the Borrower
                   ---------
to and in favor of the Agent, the LC Issuers and the Lenders, as it may from time to time be amended, supplemented or otherwise modified with respect to sixty-five percent (65%) of the outstanding capital stock of each of the Borrower's Material Foreign Subsidiaries, modified as deemed reasonably acceptable by the Agent to reflect foreign law provisions, customs and practices, in each case as amended, modified, supplemented or restated from time to time.

     "PRICING SCHEDULE" means the Schedule attached hereto identified as such.

     "PROPERTY" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

     "PURCHASERS" is defined in Section 13.3.1.
                                --------------

     "RATE HEDGING AGREEMENT" means an agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants.

     "RATE HEDGING OBLIGATIONS" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Hedging Agreements, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Hedging Agreement.

     "RECEIVABLES FACILITY ATTRIBUTED INDEBTEDNESS" means the amount of obligations outstanding under a receivables purchase facility on any date of determination that would be characterized as principal if such facility were structured as a secured lending transaction rather than as a purchase.

     "RECEIVABLES FACILITY FINANCING COSTS" means all cash fees, service charges, and other costs, as well as all collections or other amounts retained by purchasers of receivables pursuant to a receivables purchase facility, which are in excess of amounts paid to the Borrower and its Consolidated Subsidiaries under any receivables purchase facility for the purchase of receivables pursuant to such facility.

     "RECEIVABLES PURCHASE AGREEMENT" means that certain Receivables Purchase Agreement dated as of December 13, 1995, among the Borrower, certain Subsidiaries of the Borrower and Blade, pursuant to which the Borrower and such Subsidiaries sell to Blade certain of their "Receivables" and "Related Security" (as such terms are defined therein), as such agreement has been or may hereafter be amended, restated or otherwise modified from time to time, or any replacement or substitution therefor.

     "RECEIVABLES PURCHASE DOCUMENTS" means the Receivables Purchase Agreement and the other documents, instruments and agreements executed in connection therewith.

     "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

     "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

     "REIMBURSEMENT OBLIGATIONS" means, at any time, the aggregate of all obligations of the Borrower then outstanding under Article III to reimburse the
                                                   -----------
LC Issuers for amounts paid by the LC Issuers in respect of any one or more drawings under Facility LCs.

     "REPLACEMENT LENDER" is defined in Section 2.20 hereof.
                                        ------------

     "REPORTABLE EVENT" means a reportable event as defined in Section 4043 of
                                                               ------------
ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days
                   ---------------
of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA
                            -----------                    -----------
shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.


     "REPORTS" is defined in Section 10.6.
                             ------------

     "REQUIRED LENDERS" means Lenders in the aggregate having at least 51% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 51% of the Aggregate Outstanding Credit Exposure.

     "RESERVE REQUIREMENT" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

     "RISK-BASED CAPITAL GUIDELINES" is defined in Section 4.2.
                                                   -----------

     "S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

     "SALE AND LEASEBACK TRANSACTION" means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

     "SCHEDULE" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

     "SECTION" means a numbered section of this Agreement, unless another document is specifically referenced.

     "SECURED OBLIGATIONS" means, collectively, (i) the Obligations and (ii) all Rate Hedging Obligations owing to one or more Lenders.

     "SENIOR SUBORDINATED NOTES" means those certain 10% Senior Subordinated Notes due 2003 issued by the Borrower in the aggregate principal of $125,000,000 pursuant to the Senior Subordinated Note Indenture.

     "SENIOR SUBORDINATED NOTE INDENTURE" means that certain Indenture dated as of December 7, 1995 between the Borrower and Marine Midland Bank, as Trustee.

     "SINGLE EMPLOYER PLAN" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

     "SUBORDINATED INDEBTEDNESS" of a Person means any Indebtedness of such Person the payment of which is subordinated to payment of the Obligations to the written satisfaction of the Required Lenders, and shall include the Indebtedness of the Borrower under the Senior Subordinated Notes.

     "SUBSIDIARY" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

     "SUBSIDIARY GUARANTORS" means all of the Borrower's domestic Consolidated Subsidiaries as of the Closing Date and any other New Subsidiaries (other than foreign corporations) which have satisfied the provisions of the final paragraph of Section 7.13(v) hereof, and their respective successors and
             ---------------
assigns.

     "SUBSIDIARY GUARANTY" means a Subsidiary Guaranty, substantially in the form of Exhibit C hereto, duly executed by the Subsidiary Guarantors in favor of
        ---------
the Agent, for the ratable benefit of the Agent, the Swing Line Lender, the LC Issuers and the Lenders, as it may be amended, modified, supplemented and/or restated (including to add new Subsidiary Guarantors), and as in effect from time to time.

     "SUBSIDIARY GUARANTY SUPPLEMENT" means a supplement to the Subsidiary Guaranty, substantially in the form of Annex I attached to the Subsidiary
                                       -------
Guaranty.

     "SUBSTANTIAL PORTION" means, with respect to the Property of the Borrower and its Subsidiaries, Property which represents more than 10% of the consolidated assets of the Borrower and its Consolidated Subsidiaries as would be shown in the consolidated financial statements of the Borrower and its Consolidated Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made.

     "SWING LINE COMMITMENT" means the obligation of the Swing Line Lender to make Swing Line Loans up to a maximum principal amount of $10,000,000 at any one time outstanding.

     "SWING LINE LENDER" means First Chicago or any other Lender as a successor Swing Line Lender.

     "SWING LINE LOAN" means a Loan made available to the Borrower by the Swing Line Lender pursuant to Section 2.2 hereof.
                        -----------

     "SWING LINE NOTE" means a promissory note, in substantially the form of Exhibit D hereto, duly executed by the Borrower and payable to the order of the
----------
Swing Line Lender in the amount of its Swing Line Commitment, including any amendment, restatement, modification, renewal or replacement of such Swing Line Note.

     "SYNDICATED LOAN(S)" means, with respect to a Lender, that portion of any Advance made by such Lender pursuant to Section 2.1 hereof, as applicable.
                                        -----------

     "TAXES" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes.

     "TRANSFEREE" is defined in Section 13.4.
                                ------------

     "TYPE" means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance.

     "UNFUNDED LIABILITIES" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

     "UNMATURED DEFAULT" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

     "WHOLLY-OWNED SUBSIDIARY" of a Person means (i) any Consolidated Subsidiary all of the outstanding voting securities of which (other than directors' qualifying shares) shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests of which shall at the time be so owned or controlled.

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.


                            ARTICLE II:  THE CREDITS

     2.1.  Commitment.  From and including the date of this Agreement and prior
           ----------
to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Syndicated Loans to the Borrower from time to time; provided, that upon giving effect to each such Syndicated
                   --------
Loan, the sum of (i) the aggregate outstanding principal amount of all Syndicated Loans made by such Lender plus (ii) such Lender's Outstanding LC Exposure, shall not exceed such Lender's Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Facility Termination Date. The Commitments to lend hereunder shall expire automatically on the Facility Termination Date.

     2.2  Swing Line Loans.  (a) Amount of Swing Line Loans.  Upon the
          ----------------       --------------------------
satisfaction of the conditions precedent set forth in Section 5.1 and 5.2, from
                                                      -----------     ---
and including the date of this Agreement and prior to the Facility Termination Date, the Swing Line Lender agrees, on the terms and conditions set forth in this Agreement, to make swing line loans to the Borrower from time to time, in Dollars, in an aggregate amount outstanding at any time not to exceed the Swing Line Commitment (each, individually, a "SWING LINE LOAN" and collectively, the "SWING LINE LOANS"); provided, however, at no time shall the Aggregate
                     --------  -------
Outstanding Credit Exposure exceed the Aggregate Commitments; and provided,
                                                                  --------
further, that at no time shall the sum of (a) the outstanding amount of the
-------
Swing Line Loans, plus (b) the outstanding amount of Syndicated Loans made by
                  ----
the Swing Line Lender pursuant to Section 2.1 (after giving effect to any
                                  -----------
concurrent repayment of Loans) plus (c) the Swing Line Lender's Outstanding LC
                               ----
Exposure, exceed the Swing Line Lender's Commitment at such time. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Swing Line Loans at any time prior to the Facility Termination Date.

     (b)  Borrowing Notice.  The Borrower shall deliver to the Agent and the
          ----------------
Swing Line Lender a notice of borrowing, signed by it, not later than 11:00 a.m. (Chicago time) on the Borrowing Date of each Swing Line Loan, specifying (i) the applicable Credit Extension Date (which shall be a Business Day), and (ii) the aggregate amount of the requested Swing Line Loan. The Swing Line Loans shall at all times be Floating Rate Loans, which shall be in an amount not less than $1,000,000 and multiples of $100,000 in excess thereof. The Agent shall promptly notify each Lender of such request.

     (c)  Making of Swing Line Loans.  Promptly after receipt of the Borrowing
          --------------------------
Notice under Section 2.2(b) in respect of Swing Line Loans, the Agent shall
             --------------
notify each Lender by telex or telecopy, or other similar form of transmission, of the requested Swing Line Loan. Not later than 2:00 p.m. (Chicago time) on the applicable Borrowing Date, the Swing Line Lender shall make available its Swing Line Loan, in funds immediately available in Chicago to the Agent at its address specified pursuant to Article XIV. The Agent will promptly make the
                              -----------
funds so received from the Swing Line Lender available to the Borrower at the Agent's aforesaid address.

     (d)  Repayment of Swing Line Loans.  The Swing Line Loans shall be
          -----------------------------
evidenced by the Swing Line Note, and each Swing Line Loan shall be paid in full by the Borrower on or before the fifth Business Day after the Borrowing Date for such Swing Line Loan. The Borrower may at any time repay or prepay, without penalty or premium, all outstanding Swing Line Loans or, in a minimum amount of $1,000,000 (with increments of $100,000 in excess thereof), any portion of the outstanding Swing Line Loans, upon notice to the Agent and the Swing Line Lender. In addition, the Agent (i) may at any time in its sole discretion with respect to any outstanding Swing Line Loan, or (ii) shall on the fifth Business Day after the Borrowing Date of any Swing Line Loan, require each Lender (including the Swing Line Lender in its capacity as a Lender) to make a Syndicated Loan under Section 2.1 in the amount of such Lender's Percentage of
                      -----------
such Swing Line Loan, for the purpose of repaying such Swing Line Loan. Not later than 3:00
p.m. (Chicago time) on the date of any notice received pursuant to this Section
                                                                        -------
2.2(d), each Lender shall make available its required Syndicated Loan or
------
Syndicated Loans, in funds immediately available in Chicago to the Agent at its address specified pursuant to Article XIV. Syndicated Loans made pursuant to
                              -----------
this Section 2.2(d) shall initially be Floating Rate Loans and thereafter may be
     --------------
continued as Floating Rate Loans or converted into Eurodollar Rate Loans in the manner provided in Section 2.10 and subject to the other conditions and
                   ------------
limitations therein set forth and set forth in this Article II. Unless a Lender shall have notified the Swing Line Lender, prior to its making any Swing Line Loan, that any applicable condition precedent set forth in Sections 5.1 and 5.2
                                                           ------------     ---
had not then been satisfied, such Lender's obligation to make Syndicated Loans pursuant to this Section 2.2(d) to repay Swing Line Loans shall be
                 --------------
unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Agent, the Swing Line Lender or any other Person, (B) the occurrence or continuance of a Default or Unmatured Default, (C) any adverse change in the condition (financial or otherwise) of the Borrower or any of its Subsidiaries, or (D) any other circumstances, happening or event whatsoever. In the event that any Lender fails to make payment to the Agent of any amount due under this Section 2.2(d),
                                                                --------------
the Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Agent receives such payment from such Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Lender fails to make payment to the Agent of any amount due under this Section 2.2(d),
                                                                --------------
such Lender shall be deemed, at the option of the Agent, to have unconditionally and irrevocably purchased from the Swing Line Lender, without recourse or warranty, an undivided interest and participation in the applicable Swing Line Loan in the amount of such Syndicated Loan, and such interest and participation may be recovered from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand and ending on the date such amount is received. On the Termination Date, the Borrower shall repay in full the outstanding principal balance of the Swing Line Loans.

     2.3.  Required Payments; Termination.  This Agreement shall be effective
           ------------------------------
until the Facility Termination Date. Any outstanding Loans and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date and the Borrower shall cause the beneficiaries to cancel all Facility LCs or shall otherwise provide cash collateral or other credit support therefor on terms and conditions acceptable to the LC Issuers and the Required Lenders. Notwithstanding the termination of this Agreement on the Facility Termination Date, until all of the Obligations (other than contingent indemnity obligations) shall have been fully paid and satisfied, all financing arrangements among the Borrower and the Lenders shall have been terminated and all of the Letters of Credit shall have expired, been canceled or terminated (or credit support provided therefor as set forth above), all of the rights and remedies under this Agreement and the other Loan Documents shall survive and the Agent shall be entitled to retain its security interest in and to all existing and future collateral.

     2.4.  Ratable Loans.  Each Advance hereunder shall consist of Syndicated
           -------------
Loans made from the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment.

     2.5.  Types of Advances.  The Advances may be Floating Rate Advances or
           -----------------
Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.9 and 2.10.
                ------------     ----

     2.6.  Facility Fee; Reductions in Aggregate Commitment.  The Borrower
           ------------------------------------------------
agrees to pay to the Agent for the ratable benefit of the Lenders a facility fee at a per annum rate equal to the Applicable Facility Fee Rate multiplied by the Aggregate Commitment from the date hereof to and including the Facility Termination Date, payable on each Payment Date hereafter and on the Facility Termination Date. The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in integral multiples of $5,000,000, upon at least three Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Commitment may not be reduced below the aggregate principal amount of the Aggregate Outstanding Credit Exposures. All accrued facility fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Syndicated Loans hereunder.

     2.7.  Minimum Amount of Each Advance.  Each Advance (other than an Advance
           ------------------------------
to repay Swing Line Loans pursuant to Section 2.2(d) or a Reimbursement
                                      --------------
Obligation pursuant to Section 3.7) shall be in the minimum amount of $5,000,000
                       -----------
(and in multiples of $1,000,000 if in excess thereof), provided, however, that any Floating Rate Advance may be in the amount of the Available Aggregate Commitment.

     2.8.  Optional Principal Payments.  The Borrower may from time to time pay,
           ---------------------------
without penalty or premium, all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Floating Rate Advances upon one Business Day's prior notice to the Agent. The Borrower may from time to time pay, subject to the payment of any funding indemnification and breakage cost amounts required by Section 4.4 but without penalty or premium, any or all
                    -----------
outstanding Eurodollar Advances upon three Business Days' prior notice to the Agent.

     2.9.  Method of Selecting Types and Interest Periods for New Advances.  The
           ---------------------------------------------------------------
Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time. The Borrower shall give the Agent irrevocable notice (a "BORROWING NOTICE") not later than 11:00 a.m. (Chicago time) at least one Business Day before the Borrowing Date of each Floating Rate Advance and three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

     (i)   the Borrowing Date, which shall be a Business Day, of such Advance,

     (ii)  the aggregate amount of such Advance,

     (iii) the Type of Advance selected, and

     (iv)  Schedule

Promptly after receipt of any Borrowing Notice, the Agent shall provide the Lenders with notice thereof. Not later than 1:00 p.m. (Chicago time) on each Borrowing Date, each Lender shall make available its Syndicated Loan or Syndicated Loans in funds immediately available in Chicago to the Agent at its address specified pursuant to Article XIV. The Agent will make the funds so
                              -----------
received from the Lenders available to the Borrower at the Agent's aforesaid address.

     2.10.  Conversion and Continuation of Outstanding Advances.  Floating Rate
            ---------------------------------------------------
Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this Section
                                                                      -------
2.10 or are repaid in accordance with Section 2.8.  Each Eurodollar Advance
----                                  -----------
shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section 2.8 or (y) the Borrower
                                            -----------
shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of Section 2.10, the Borrower may elect from time to time
                        ------------
to convert all or any part of a Floating Rate Advance into a Eurodollar Advance. The Borrower shall give the Agent irrevocable notice (a "CONVERSION/CONTINUATION NOTICE") of each conversion of a Floating Rate Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 11:00 a.m. (Chicago time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

     (i) the requested date, which shall be a Business Day, of such conversion or continuation,

     (ii) the aggregate amount and Type of the Advance which is to be converted or continued, and

     (iii) the amount of such Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

Promptly after receipt of any Conversion/Continuation Notice, the Agent shall provide the Lenders with notice thereof.

     2.11.  Changes in Interest Rate, Etc.  Each Floating Rate Advance and Swing
            ------------------------------
Line Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance or Swing Line Loan is made or is automatically converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.10, to but excluding the date it is paid or, for
                    ------------
Floating Rate Advances, is converted into a Eurodollar Advance pursuant to

Section 2.10 hereof, at a rate per annum equal to the Floating Rate for such
------------
day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance and each Swing Line Loan will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Agent as applicable to such Eurodollar Advance based upon the Borrower's selections under Section 2.9 and 2.10 and otherwise in accordance with the terms
                 -----------     ----
hereof.  No Interest Period may end after the Facility Termination Date.

     2.12.  Rates Applicable After Default.  Notwithstanding anything to the
            ------------------------------
contrary contained in Section 2.9 or 2.10, during the continuance of a Default
                      -----------    ----
the Agent or the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.2 requiring unanimous consent of the
                                 -----------
Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuance of a Default, the Agent or the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.2 requiring unanimous consent of the
                                 -----------
Lenders to changes in interest rates), declare that (i) each Advance shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 2% per annum and (ii) the fees payable with respect to Letters of Credit pursuant to Section 3.9 shall be increased by 2% per annum, provided
                   -----------
that, during the continuance of a Default under Sections 8.2, 8.6 or 8.7, the
                                                ------------  ---    ---
interest rate described in clause (i) above and the letter of credit fee
                           ----------
described in clause (ii) above shall be applicable without any election or
             -----------
action on the part of the Agent or any Lender.

     2.13.  Method of Payment.  All payments of the Obligations hereunder shall
            -----------------
be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to Article XIV, or
                                                                -----------
at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (local time) on the date when due and shall be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIV or at any Lending Installation specified in a
                      -----------
notice received by the Agent from such Lender.  The Agent is hereby authorized to charge the account of the Borrower maintained with First Chicago for each payment of principal, interest and fees as it becomes due hereunder. Each reference to the Agent in this Section 2.13 shall also be deemed to refer,
                                    ------------
and shall apply equally, to a LC Issuer, in the case of payments required to be made by the Borrower to such LC Issuer pursuant to Article III.
                                                   -----------

     2.14.  Noteless Agreement; Evidence of Indebtedness.  (i)  Each Lender
            --------------------------------------------
shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

     (ii) The Agent shall also maintain accounts in which it will record (a) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (c) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof.

     (iii) The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

     (iv) Any Lender may request that its Loans be evidenced by a promissory note (a "NOTE"). In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender in a form supplied by the Agent. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 13.3) be
                                                               ------------
represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 13.3, except to the extent that any such
                            ------------
Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

     2.15.  Telephonic Notices.  The Borrower hereby authorizes the Lenders, the
            ------------------
Swing Line Lender and the Agent to extend, convert or continue Advances and Swing Line Loans, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent, the Swing Line Lender or any Lender in good faith believes to be acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent, the Swing Line Lender or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent, the Swing Line Lender and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

     2.16.  Interest Payment Dates; Interest and Fee Basis.  Interest accrued on
            ----------------------------------------------
each Floating Rate Advance and Swing Line Loan shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof and at maturity. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest accrued on Eurodollar Advances, fees payable with respect to Facility LCs and facility fees shall be calculated for actual days elapsed on the basis of a year of 360 days, and interest accrued on Floating Rate Advances and Swing Line Loans shall be calculated for actual days elapsed on the basis of a year or 365, or when appropriate 366, days. Interest shall be payable for the day an Advance or Swing Line Loan is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance or Swing Line Loan or any fee shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

     2.17.  Notification of Advances, Interest Rates, Prepayments and Commitment
            --------------------------------------------------------------------
Reductions.  Promptly after receipt thereof, the Agent will notify each Lender
----------
of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

     2.18.  Lending Installations.  Each Lender may book its Loans at any
            ---------------------
Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans and any Notes issued hereunder shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written notice to the Agent and the Borrower in accordance with
Article XIV, designate replacement or additional Lending Installations through
-----------
which Loans will be made by it and for whose account Loan payments are to be made.

     2.19.  Non-Receipt of Funds by the Agent-.  Unless the Borrower or a
            ---------------------------------
Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Swing Line Lender or any of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

     2.20  Replacement of Certain Lenders.  In the event a Lender ("AFFECTED
           ------------------------------
LENDER") shall have: (i) failed to fund its pro rata share of any Advance requested by the Borrower, or to fund a Syndicated Loan in order to repay Swing Line Loans pursuant to Section 2.2(d) or Reimbursement Obligations or
                       --------------
participations with respect to Letters of Credit pursuant to Section 3.6 or
                                                             -----------
Section 3.7, which such Lender is obligated to fund under the terms of this
-----------
Agreement and which failure has not been cured, (ii) requested compensation from the Borrower under Sections 4.1, 4.2 or 4.5 to recover Taxes, Other Taxes or
                   ------------  ---    ---
other additional costs incurred by such Lender which are not being incurred generally by the other Lenders, (iii) delivered a notice pursuant to Section 4.3
                                                                     -----------
claiming that such Lender is unable to extend Eurodollar Rate Loans to the Borrower for reasons not generally applicable to the other Lenders or (iv) has invoked Section 10.2, then, in any such case, the Borrower or the Agent may make
        ------------
written demand on such Affected Lender (with a copy to the Agent in the case of a demand by the Borrower and a copy to the Borrower in the case of a demand by the Agent) for the Affected Lender to assign, and such Affected Lender shall assign pursuant to one or more duly executed assignments and acceptances in substantially the form of Exhibit E five (5) Business Days after the date of
                          ---------
such demand, to one or more financial institutions that comply with the provisions of Section 13.3.1 which the Borrower or the Agent, as the case may
              --------------
be, shall have engaged for such purpose ("REPLACEMENT LENDER"), all of such Affected Lender's rights and obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitment, all Loans owing to it, all of its participation interests in existing Letters of Credit, and its obligation to participate in additional Letters of Credit hereunder) in accordance with Section 13.3. With respect to such assignment, the Affected
                ------------
Lender shall not be obligated to effect such an assignment unless it has concurrently received, in cash, all amounts due and owing to the Affected Lender hereunder or under any other Loan Document, including, without limitation, the aggregate outstanding principal amount of the Loans owed to such Lender, together with accrued interest thereon through the date of such assignment, amounts payable under Sections 4.1, 4.2 and 4.5 with respect to such Affected
                      ------------  ---     ---
Lender and compensation payable under Section 2.6 in the event of any
                                      -----------
replacement of any Affected Lender under clause (ii) or clause (iii) of this
                                         -----------    ------------
Section 2.20; provided that upon such Affected Lender's replacement, such
------------  --------
Affected Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 4.1, 4.2, 4.4, 4.5 and 10.6, as well as to
                            ------------  ---  ---  ---     ----
any fees accrued for its account hereunder and not yet paid, and shall continue to be obligated under Section 11.8 with respect to amounts not reimbursed by the
                      ------------
Borrower, expenses or other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements imposed on, incurred by or asserted against the Agent in any way relating to matters which occurred prior to such assignment. The Agent agrees, upon the occurrence of such events with respect to an Affected Lender and upon the written request of the Borrower, to use its reasonable efforts to obtain commitments from one or more financial institutions to act as a Replacement Lender.


                  ARTICLE III:  THE LETTER OF CREDIT FACILITY

     3.1  Obligation to Issue.  Subject to the terms and conditions of this
          -------------------
Agreement and in reliance upon the representations, warranties and covenants of the Borrower herein set forth, each LC Issuer hereby agrees to issue for the account of the Borrower through such LC Issuer's branches as it and the Borrower may jointly agree, one or more Letters of Credit as Facility LCs in accordance with this Article III, from time to time during the period, commencing on the
          -----------
date hereof and ending on the Business Day prior to the Termination Date.

     3.2  Transitional Provision.  Schedule 1 contains a schedule of certain
          ----------------------   ----------
letters of credit issued for the account of the Borrower prior to the Closing Date. Subject to the satisfaction of the conditions contained in Sections 5.1
                                                                  ------------
and 5.2, from and after the Closing Date such letters of credit shall be deemed
    ---
to be Facility LCs issued pursuant to this Article III.
                                           -----------

     3.3  Types and Amounts.  No LC Issuer shall have any obligation to and no
          -----------------
LC Issuer shall:

             (i) issue any Facility LC if on the date of issuance, before or after giving effect to the Facility LC requested hereunder, (a) Aggregate Outstanding Credit Exposure at such time would exceed the Commitments at such time, or (b) the Aggregate Outstanding LC Exposure would exceed $50,000,000;

            (ii) issue any Facility LC which has an expiration date later than the date which is one (1) year after the date of issuance thereof; provided that any Facility LC with a one-year tenor may provide for the automatic extension of the expiration date for successive periods of up to one-year (which shall in no event extend beyond the date set forth in clause (iii) below);

            (iii) issue any Facility LC which has an expiration date later than five (5) Business Days immediately preceding the Termination Date; or

            (iv) issue any Facility LC denominated in any currency other than U.S. Dollars

     3.4  Conditions.  In addition to being subject to the satisfaction of the
          ----------
conditions contained in Sections 5.1 and 5.2, the obligation of a LC Issuer to
                        ------------     ---
issue any Facility LC is subject to the satisfaction in full of the following conditions:

          (i) the Borrower shall have delivered to the applicable LC Issuer at such times and in such manner as such LC Issuer may reasonably prescribe, a request for issuance of such Facility LC in such form as shall be reasonably required by such LC Issuer, duly executed applications for such Facility LC, and such other customary documents, instructions and agreements as may be required pursuant to the terms thereof (all such applications, documents, instructions, and agreements being referred to herein as the "LC DOCUMENTS"), and the proposed Facility LC shall be reasonably satisfactory to such LC Issuer as to form and content; and

          (ii) as of the date of issuance no order, judgment or decree of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain the applicable LC Issuer from issuing such Facility LC and no law, rule or regulation applicable to such LC Issuer and no request or directive (whether or not having the force of law) from a Governmental Authority with jurisdiction over such LC Issuer shall prohibit or request that such LC Issuer refrain from the issuance of Facility LCs generally or the issuance of that Facility LC.

To the extent that any provision of any LC Document cannot reasonably be construed to be consistent with this Agreement, requires greater collateral security or imposes additional obligations not reasonably related to customary letter of credit arrangements, such provision shall be invalid and this Agreement shall control.

     3.5  Procedure for Issuance of Facility LCs.  (a)  Subject to the terms and
          --------------------------------------
conditions of this Article III and provided that the applicable conditions set
                   -----------
forth in Sections 5.1 and 5.2 hereof have been satisfied, the applicable LC
         ------------     ---
Issuer shall, on the requested date, issue a Facility LC on behalf of the Borrower in accordance with such LC Issuer's usual and customary business practices and, in this connection, such LC Issuer may assume that the applicable conditions set forth in Section 5.2 hereof have been satisfied unless it shall
                        -----------
have received notice to the contrary from the Agent or a Lender or has knowledge that the applicable conditions have not been met.

     (b) The applicable LC Issuer shall give the Agent written or telex notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of a Facility LC, provided, however, that the failure to provide such notice
                  --------  -------
shall not result in any liability on the part of such LC Issuer. Promptly after receipt thereof, the Agent shall provide the Lenders with any such notice from any LC Issuer.

     (c) No LC Issuer shall extend or amend or otherwise modify any Facility LC unless the requirements of this Article III are met as though a new Facility LC
                                -----------
was being requested and issued.

     3.6  Facility LC Participation.  On the Closing Date with respect to each
          -------------------------
Existing LC and immediately upon the issuance of each Facility LC hereunder, each Lender shall be deemed to have automatically, irrevocably and unconditionally purchased and received from the applicable LC Issuer an undivided interest and participation in and to such Facility LC, the obligations of the Borrower in respect thereof, and the liability of such LC Issuer thereunder (collectively, an "LC INTEREST") in an amount equal to the amount available for drawing under such Facility LC multiplied by such Lender's Percentage. Each LC Issuer will notify each Lender promptly upon presentation to it of an LC Draft or upon any other draw under a Facility LC. On or before the Business Day on which a LC Issuer makes payment of each such LC Draft or, in the case of any other draw on a Facility LC, on demand by the Agent, each Lender shall make payment to the Agent, for the account of the applicable LC Issuer, in immediately available funds in an amount equal to such Lender's Percentage of the amount of such payment or draw. The obligation of each Lender to reimburse the LC Issuers under this Section 3.6 shall be unconditional, continuing,
                          -----------
irrevocable and absolute. In the event that any Lender fails to make payment to the Agent of any amount due under this Section 3.6, the Agent shall be entitled
                                       -----------
to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Agent receives such payment from such Lender or such obligation is otherwise fully satisfied; provided,
                                                                  --------
however, that nothing contained in this sentence shall relieve such Lender of
-------
its obligation to reimburse the applicable LC Issuer for such amount in accordance with this Section 3.6.
                     -----------

     3.7  Reimbursement Obligation.  The Borrower agrees unconditionally,
          ------------------------
irrevocably and absolutely to pay immediately to the Agent, for the account of the Lenders, the amount of each advance which may be drawn under or pursuant to a Facility LC or an LC Draft related thereto (such obligation of the Borrower to reimburse the Agent for an advance made under a Facility LC or LC Draft being hereinafter referred to as a "REIMBURSEMENT OBLIGATION" with respect to such Facility LC or LC Draft). If the Borrower at any time fails to repay a Reimbursement Obligation pursuant to this Section 3.7, the Borrower shall be
                                          -----------
deemed to have elected to borrow Syndicated Loans from the Lenders, as of the date of the advance giving rise to the Reimbursement Obligation, equal in amount to the amount of the unpaid Reimbursement Obligation. Such Syndicated Loans shall be made as of the date of the payment giving rise to such Reimbursement Obligation, automatically, without notice and without any requirement to satisfy the conditions precedent otherwise applicable to an Advance. Such Syndicated Loans shall constitute a Floating Rate Advance, the proceeds of which Advance shall be used to repay such Reimbursement Obligation. If, for any reason, the Borrower fails to repay a Reimbursement Obligation on the day such Reimbursement Obligation arises and, for any reason, the Lenders are unable to make or have no obligation to make Syndicated Loans, then such Reimbursement Obligation shall bear interest from and after such day, until paid in full, at the interest rate applicable to a Floating Rate Advance.

     3.8  Cash Collateral.  Notwithstanding anything to the contrary herein or
          ---------------
in any application for a Facility LC, after acceleration of the Obligations pursuant to Section 9.1, the Borrower shall, upon the Agent's demand, deliver to
            -----------
the Agent for the benefit of the Lenders and the LC Issuers, cash, or other collateral of a type satisfactory to the Required Lenders, having a value, as determined by such Lenders, equal to the aggregate outstanding LC Obligations. Any such collateral shall be held by the Agent in a separate interest bearing account appropriately designated as a cash collateral account in relation to this Agreement and the Facility LCs and retained by the Agent for the benefit of the Lenders and the LC Issuers as collateral security for the Borrower's obligations in respect of this Agreement and each of the Facility LCs and LC Drafts. Such amounts shall be applied to reimburse the LC Issuers for drawings or payments under or pursuant to Facility LCs or LC Drafts, or if no such reimbursement is required, to payment of such of the other Obligations as the Agent shall determine. If such acceleration of the Obligations shall be rescinded, amounts (including interest income) remaining in any cash collateral account established pursuant to this Section 3.8 which are not to be applied to
                                     -----------
reimburse a LC Issuer for amounts actually paid or to be paid by such LC Issuer in respect of a Facility LC or LC Draft, shall be returned to the Borrower (after deduction of the Agent's expenses incurred in connection with such cash collateral account).

     3.9  Facility LC Fees.  The Borrower agrees to pay (i) on each Payment Date
          ----------------
and on the Termination Date, in arrears, to the Agent for the ratable benefit of the Lenders, a letter of credit fee at a rate per annum equal to the Applicable LC Fee Percentage on the weighted average daily outstanding face amount available for drawing under all standby Facility LCs, (ii) on each Payment Date and on the Termination Date, in arrears, to the Agent for the sole account of each LC Issuer, a letter of credit fronting fee on the weighted average daily outstanding face amount available for drawing under all Facility LCs issued by such LC Issuer in an amount or at a rate as agreed to between the Borrower and such LC Issuer, (iii) at the time of invoice of such amounts by the applicable Issuing Bank, to the Agent for the ratable benefit of the Lenders, standard commissions (as established by the applicable Issuing Bank) with respect to commercial Facility LCs, and (iv) to the Agent for the benefit of each LC Issuer, all customary fees and other issuance, amendment, document examination, negotiation and presentment expenses and related charges in connection with the issuance, amendment, presentation of LC Drafts, and the like customarily charged by such LC Issuer with respect to standby and commercial Facility LCs, payable at the time of invoice of such amounts.

     3.10  LC Issuer Reporting Requirements.  In addition to the notices
           --------------------------------
required by Section 3.5(b), each LC Issuer shall, no later than the tenth
            --------------
Business Day following the last day of each month, provide to the Agent, upon the Agent's or any Lender's request, schedules, in form and substance reasonably satisfactory to the Agent, showing the date of issue, account party, amount, expiration date and the reference number of each Facility LC issued by it outstanding at any time during such month and the aggregate amount payable by the Borrower during such month. In addition, upon the request of the Agent, each LC Issuer shall furnish to the Agent copies of any Facility LC and any application for or reimbursement agreement with respect to a Facility LC to which the LC Issuer is party and such other documentation as may reasonably be requested by the Agent. Upon the request of any Lender, the Agent will provide to such Lender information concerning such Facility LCs.

     3.11  Indemnification; Exoneration.  (a)  In addition to amounts payable as
           ----------------------------
elsewhere provided in this Article III, the Borrower hereby agrees to protect,
                           -----------
indemnify, pay and save harmless the Agent, each LC Issuer and each Lender from and against any and all liabilities and costs which the Agent, such LC Issuer or such Lender may incur or be subject to as a consequence, direct or indirect, of
(i) the issuance of any Facility LC other than, in the case of the applicable LC Issuer, as a result of its gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, or (ii) the failure of the applicable LC Issuer to honor a drawing under a Facility LC as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto governmental authority (all such acts or omissions herein
-------    --------
called "GOVERNMENTAL ACTS").

     (b) As among the Borrower, the Lenders, the Agent and the LC Issuers, the Borrower assumes all risks of the acts and omissions of, or misuse of such Facility LC by, the beneficiary of any Facility LCs. In furtherance and not in limitation of the foregoing, subject to the provisions of the Facility LC applications and Facility LC reimbursement agreements executed by the Borrower at the time of request for any Facility LC, neither the Agent, any LC Issuer nor any Lender shall be responsible (in the absence of gross negligence or willful misconduct in connection therewith, as determined by the final judgment of a court of competent jurisdiction): (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Facility LCs, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Facility LC or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Facility LC to comply duly with conditions required in order to draw upon such Facility LC; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or other similar form of teletransmission or otherwise;
(v) for errors in interpretation of technical trade terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Facility LC or of the proceeds thereof; (vii) for the misapplication by the beneficiary of a Facility LC of the proceeds of any drawing under such Facility LC; and (viii) for any consequences arising from causes beyond the control of the Agent, the LC Issuers and the Lenders, including, without limitation, any Governmental Acts. None of the above shall affect, impair, or prevent the vesting of any LC Issuer's rights or powers under this Section 3.11.
     ------------

     (c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any LC Issuer under or in connection with the Facility LCs or any related certificates shall not, in the absence of gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, put the applicable LC Issuer, the Agent or any Lender under any resulting liability to the Borrower or relieve the Borrower of any of its obligations hereunder to any such Person.

     (d) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 3.11 shall survive the payment in full of principal and interest
     ------------
hereunder, the termination of the Facility LCs and the termination of this Agreement.


                      ARTICLE IV:  YIELD PROTECTION; TAXES

     4.1.  Yield Protection.  If, on or after the date of this Agreement, the
           ----------------
adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender, LC Issuer or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

          (i) subjects any Lender or LC Issuer or any applicable Lending Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its Loans, its LC Interests, the Facility LCs or other amounts due hereunder or

          (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender, Swing Line Lender, LC Issuer or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

          (iii) imposes any other condition the result of which is to increase the cost to any Lender, Swing Line Lender, LC Issuer or any applicable Lending Installation of making, funding or maintaining its Loans, LC Interests or the Facility LCs or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its Loans, LC Interests or the Facility LCs or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Loans, LC Interests or Facility LCs held or interest received by it, by an amount deemed material by such Lender, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation of making or maintaining its Loans, LC Interests, Facility LCs or Commitment or to reduce the return received by such Lender or applicable Lending Installation in connection with such Loans, LC Interests, Facility LCs or Commitment, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received.

     4.2.  Changes in Capital Adequacy Regulations.  If a Lender, LC Issuer or
           ---------------------------------------
the Swing Line Lender determines the amount of capital required or expected to be maintained by such Lender, LC Issuer or the Swing Line Lender, any Lending Installation of such Lender or any corporation controlling such Lender, LC Issuer or Swing Line Lender is increased as a result of a Change, then, within 15 days of demand by such Lender, LC Issuer or Swing Line Lender, the Borrower shall pay such Lender, LC Issuer or Swing Line Lenders the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender, LC Issuer or Swing Line Lenders determines is attributable to this Agreement, its Loans, LC Interests, Facility LCs or its Commitment to make Loans hereunder (after taking into account such Lender's, LC Issuer's or Swing Line Lender's policies as to capital adequacy). No Lender, LC Issuer or Swing Line Lender shall be entitled to demand payment under this
Section 4.2 to the extent that such payment relates to a period of time more
-----------
than 90 days prior to the date upon which such Lender, LC Issuer or Swing Line Lender first notified the Borrower of the occurrence of the event entitling such
Bank to such payment.   "CHANGE" means (i) any change after the date of this
Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender, the LC Issuers, the Swing Line Lenders or any Lending Installation or any corporation controlling any Lender, LC Issuer or Swing Line Lender. "RISK-BASED CAPITAL GUIDELINES" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

     4.3.  Availability of Types of Advances.  If any Lender determines that
           ---------------------------------
maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to a Type of Advance does not adequately or fairly reflect the cost of making or maintaining such Advance and the Borrower, the Agent and the Lenders shall not have entered into a written agreement providing to the Lenders compensation satisfactory to the Lenders for such inadequate or unfairly reflected cost, then the Agent shall suspend the availability of the affected Type of Advance and require any affected Eurodollar Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 4.4.
                                    -----------

     4.4.  Funding Indemnification.  If any payment of a Eurodollar Advance
           -----------------------
occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

     4.5.  Taxes.  (i)  All payments by the Borrower to or for the account of
           -----
any Lender, LC Issuer, the Swing Line Lender or the Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, any LC Issuer, the Swing Line Lenders or the Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.5) such Lender, LC Issuer, Swing
                                   -----------
Line Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

     (ii) In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise taxes, charges or similar levies, in each case other than Excluded Taxes, which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note ("OTHER TAXES").

     (iii) The Borrower hereby agrees to indemnify the Agent, the LC Issuers, the Swing Line Lenders and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 4.5) paid by the Agent or such Lender and any
                           -----------
liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Agent, the Swing Line Lenders, such LC Issuer or such Lender makes demand therefor pursuant to Section 4.6.
                                         -----------

     (iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "NON-U.S. LENDER") agrees that it will, not less than ten Business Days after the date of this Agreement or the date it becomes a Lender hereunder, (i) deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of the Borrower and the Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless a change in treaty, law or regulation has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

     (v) For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv), above (unless
                                                  -----------
such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 4.5 with respect to Taxes imposed by the United States; provided
     -----------
that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Borrower shall take
                                 -----------
such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

     (vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

     4.6.  Lender Statements; Survival of Indemnity. To the extent reasonably
           ----------------------------------------
possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 4.1, 4.2 and 4.5 or to avoid the unavailability of
             ------------  ---     ---
Eurodollar Advances under Section 4.3, so long as such designation is not, in
                          -----------
the judgment of such Lender, disadvantageous to such Lender. Each Lender, Swing Line Lender or LC Issuer, as applicable, shall deliver a written statement of such Lender, LC Issuer or Swing Line Lenders to the Borrower (with a copy to the Agent) as to the amount due, if any, under Section 4.1, 4.2, 4.4 or 4.5. Such
                                           -----------  ---  ---    ---
written statement shall set forth in reasonable detail the calculations upon which such Lender, LC Issuer or Swing Line Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender, Swing Line Lender or LC Issuer shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 4.1, 4.2, 4.4 and 4.5 shall survive payment of
                      ------------  ---  ---     ---
the Obligations, termination or expiration of the Facility LCs and termination of this Agreement.


                        ARTICLE V:  CONDITIONS PRECEDENT

     5.1.  Initial Credit Extensions.  The Lenders shall not be required to make
           -------------------------
the initial Advance hereunder, the Swing Line Lender shall not be required to make the initial Swing Line Loan and the LC Issuers shall not be required to issue the initial Facility LC hereunder, unless (a) the representation and warranty contained in Section 6.5 is true and correct as of such date and (b)
                      -----------
the Borrower has furnished to the Agent (with sufficient copies for the Lenders):

          (i) Copies of the articles or certificate of incorporation of each of the Borrower, each of its "Significant Subsidiaries" (as defined in Regulation S-X issued pursuant to the Securities Act and the Exchange
          Act) and each Subsidiary the stock of which is being pledged pursuant to a Pledge Agreement, together, in each case, with all amendments, and certificates of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation.

          (ii) Copies, certified by the Secretary or Assistant Secretary of the Borrower and its Consolidated Subsidiaries, of its by-laws, articles or certificate of incorporation and of its Board of Directors' resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which the Borrower or any Consolidated Subsidiary is a party.

          (iii) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower and its Consolidated Subsidiaries, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of the Borrower and its Consolidated Subsidiaries authorized to sign the Loan Documents to which the Borrower or any of its Consolidated Subsidiaries is a party, upon which certificate the Agent, the LC Issuers, the Swing Line Lender and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

        (iv) A certificate, signed by the chief financial officer of the Borrower, stating that on the initial Borrowing Date no Default or Unmatured Default has occurred and is continuing.

          (v) A written opinion of the Borrower's and its Consolidated Subsidiaries' general counsel, addressed to the Agent, the Swing Line Lender, the LC Issuers and the Lenders in form and substance reasonably acceptable to the Agent and the Lenders.

          (vi) Any Notes requested by any Lender pursuant to Section 2.14 payable to the order of each such requesting Lender and the Swing Line Note.

          (vii) Written money transfer instructions, in substantially the form of Exhibit F, addressed to the Agent and signed by an Authorized
             ---------
          Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

          (viii) The Subsidiary Guaranty executed by each of the Borrower's domestic Consolidated Subsidiaries.

          (ix) Documentation evidencing the arrangement for the termination of the Existing Credit Agreement among the Borrower, the lenders party thereto and the agents named therein and repayment of all obligations, indebtedness and liabilities outstanding thereunder from the proceeds of the initial Loans hereunder.

          (x) Such other documents as any Lender or its counsel may have reasonably requested.

     5.2.  Each Credit Extension.  The Lenders shall not be required to make any
           ---------------------
Advance, the Swing Line Lender shall not be required to make any Swing Line Loan and no LC Issuer shall be required to issue any Facility LC, unless on the applicable Credit

Extension Date, both immediately prior to, and immediately after giving effect to, such Credit Extension:

       (i) Either (a) in the case of an Advance, the Agent shall have received a Borrowing Notice in compliance with Section 2.9, (ii) in the case of a
                                              -----------
          Swing Line Loan, the Swing Line Lender shall have received a notice of borrowing in compliance with Section 2.2(b), and (iii) in the case of
                                       --------------
          a Facility LC, LC Issuer shall have received a request for the issuance of a Facility LC in compliance with Section 3.4(i) (together
                                                       ---------------
          with any Facility LC application agreement requested by the LC Issuer pursuant to Section 3.4(i)).
                      --------------

          (ii) The Aggregate Outstanding Credit Exposure does not and would not exceed the Aggregate Commitment.

          (iii)  There exists no Default or Unmatured Default.

          (iv) For any Credit Extensions made on or after February 1, 1998, the Borrower has furnished to the Agent (with sufficient copies for the Lenders), the Pledge Agreements executed by the Borrower for each of its Material Foreign Subsidiaries as of the Closing Date, together with appropriate corporate resolutions, opinions, stock certificates, stock powers and other documentation in form and substance satisfactory to the Agent.

          (v) The representations and warranties contained in Article VI (other
                                                              ----------
          than Section 6.5) are true and correct as of such Borrowing Date
               -----------
          except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

          (vi) All legal matters incident to the making of such Credit Extension shall be satisfactory to the Lenders, the LC Issuers, the Swing Line Lender and their counsel.

     Each Borrowing Notice with respect to each such Advance, each notice of borrowing with respect to any Swing Line Loan and each request for the issuance of a Facility LC pursuant to Article III, shall constitute a representation and
                             -----------
warranty by the Borrower that the conditions contained in Sections 5.2(i) and
                                                          ---------------
(ii) have been satisfied.  Any Lender, the Swing Line Lender or any LC Issuer
----
may require a duly completed compliance certificate in substantially the form of Exhibit G as a condition to making an Advance or Swing Line Loan or issuance of
---------
a Facility LC.


                  ARTICLE VI:  REPRESENTATIONS AND WARRANTIES

     In order to induce the Agent, the Swing Line Lender, the LC Issuers and the Lenders to enter into this Agreement and to make the Credit Extensions to the Borrower described herein, the Borrower represents and warrants as follows to each Lender, each LC Issuer, the Swing Line Lender and the Agent as of the Closing Date, and thereafter on each date as required by Section 5.2:
                                                         -----------

     6.1.  Existence and Standing.  Each of the Borrower and its Consolidated
           ----------------------
Subsidiaries is a corporation or (in the case of Consolidated Subsidiaries only) a partnership or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted unless the failure so to qualify would not be reasonably expected to have a Material Adverse Effect.

     6.2.  Authorization and Validity.  Each of the Borrower and its
           --------------------------
Consolidated Subsidiaries has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by each of the Borrower and its Consolidated Subsidiaries of the Loan Documents to which it is a party and the performance of each of its obligations thereunder have been duly authorized by proper corporate proceedings (or in the case of Consolidated Subsidiaries, partnership or company proceedings), and the Loan Documents to which each of the Borrower and its Consolidated Subsidiaries is a party constitute legal, valid and binding obligations of the Borrower and its Consolidated Subsidiaries enforceable against the Borrower and its Consolidated Subsidiaries in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

     6.3.  No Conflict; Government Consent.  Neither the execution and delivery
           -------------------------------
by the Borrower or any of its Consolidated Subsidiaries of the Loan Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or (ii) the Borrower's or any Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, loan agreement, credit agreement, mortgage or deed of trust, or any other material contract, agreement or instrument to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on any material Properties of the Borrower or a Subsidiary pursuant to the terms of any such indenture, loan agreement, credit agreement, mortgage, deed of trust or other material contract, agreement or instrument other than pursuant to the

Collateral Documents. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

     6.4.  Financial Statements.  The September 28, 1997 unaudited consolidated
           --------------------
financial statements of the Borrower and its Consolidated Subsidiaries heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Borrower and its Consolidated Subsidiaries at such date and the consolidated results of their operations for the period then ended, subject to normal year-end audit adjustments.

     6.5.  Material Adverse Change.  Since September 28, 1997 and up to the date
           -----------------------
of the initial Credit Extension hereunder, there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower or its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

     6.6.  Taxes.  The Borrower and its Subsidiaries have filed all United
           -----
States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP and as to which no Lien exists. The United States income tax returns of the Borrower and its Subsidiaries have been audited by the Internal Revenue Service through the fiscal year ended December 31, 1985. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

     6.7.  Litigation and Contingent Obligations.  There is no litigation,
           -------------------------------------
arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Loans. Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect and other than as set forth on Schedule 2, the Borrower has no material
                                      ----------
contingent obligations not provided for or disclosed in the financial statements referred to in Section 6.4.
               -----------

     6.8.  Subsidiaries.  Schedule 3 contains an accurate list of all
           ------------   ----------
Subsidiaries (identifying which of those Subsidiaries are Consolidated Subsidiaries) of the Borrower as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Borrower or other Subsidiaries together with a calculation, in the case of foreign Subsidiaries, as of the quarter ended immediately prior to the Closing Date of such Subsidiaries' total assets as a percentage of the consolidated total assets of the Borrower and its Consolidated Subsidiaries . All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable. After the formation or acquisition of any New Subsidiary permitted under Section 7.13, if requested by the Agent or any Lender, the Borrower shall
      ------------
provide a supplement to Schedule 3 to this Agreement.
                        ----------

     6.9.  ERISA; Foreign Pension Plan Matters.  The sum of (a) the Unfunded
           -----------------------------------
Liabilities of all Single Employer Plans and (b) the aggregate unfunded liabilities of all Foreign Pension Plans (after giving effect to any reserves for such liabilities) do not in the aggregate exceed $30,000,000. Neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $1,000,000 in the aggregate. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan, other than such non-compliance, Reportable Events, withdrawals, reorganizations and terminations which are not reasonable expected to result in liability to the Borrower and its Consolidated Subsidiaries, in the aggregate, in excess of $5,000,000. Each Foreign Pension Plan is in compliance in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such plan.

     6.10.  Accuracy of Information.  No factual information, exhibit or report
            -----------------------
furnished by the Borrower or any of its Subsidiaries to the Agent, the Swing Line Lender, any LC Issuer or to any Lender, including, without limitation the November 1997 Confidential Information Memorandum entitled "Howmet Corporation $300,000,000 Senior Unsecured Revolving Credit Facility", in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading. The projections furnished by the Borrower and its Subsidiaries to the Agent, the Swing Line Lender, the LC Issuers and the Lenders prior to and in connection with the execution of this Agreement were prepared in good faith and, at the time of the preparation thereof, based on good faith estimates and assumptions believed by management of the Borrower to be reasonable, subject to the uncertainties inherent in projections.

     6.11.  Regulation U.  Margin stock (as defined in Regulation U) constitutes
            ------------
less than 25% of the value of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

     6.12.  Material Agreements.  Neither the Borrower nor any Subsidiary is a
            -------------------
party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Material Indebtedness.

     6.13.  Compliance With Laws.  The Borrower and its Subsidiaries have
            --------------------
complied in all respects with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, except for non-compliance therewith which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     6.14.  Ownership of Properties. Except as set forth on Schedule 4, on the
            -----------------------                         ----------
date of this Agreement, the Borrower and its Consolidated Subsidiaries will have good title, free of all Liens other than those permitted by Section 7.14, to all
                                                            ------------
of the Property and assets reflected in the Borrower's most recent consolidated financial statements provided to the Agent as owned by the Borrower and its Consolidated Subsidiaries.

     6.15.  Plan Assets; Prohibited Transactions.  The Borrower is not an entity
            ------------------------------------
deemed to hold "plan assets" within the meaning of 29 C.F.R. (S) 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject
                                        ------------
to Title I of ERISA or any plan (within the meaning of Section 4975 of the
                                                       ------------
Code), and neither the execution of this Agreement nor the making of Loans hereunder gives rise to a prohibited transaction within the meaning of Section
                                                                       -------
406 of ERISA or Section 4975 of the Code.
---             ------------

     6.16.  Environmental Matters.  In the ordinary course of its business, the
            ----------------------
officers of the Borrower and its Subsidiaries consider the effect of Environmental Laws on the business of the Borrower and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Borrower and its Subsidiaries due to Environmental Laws. On the basis of this consideration, the Borrower has concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

     6.17.  Investment Company Act.  Neither the Borrower nor any Subsidiary is
            ----------------------
an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     6.18.  Public Utility Holding Company Act.  Neither the Borrower nor any
            ----------------------------------
Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.


                            ARTICLE VII:  COVENANTS

     During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

     7.1.  Financial Reporting.  The Borrower will maintain, for itself and each
           -------------------
Consolidated Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the
Lenders:

          (i) Within 90 days after the close of each of its fiscal years, an unqualified audit report certified by independent certified public accountants of nationally recognized standing or otherwise acceptable to the Lenders, prepared in accordance with GAAP on a consolidated basis for itself and its Consolidated Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by (a) any management letter prepared by said accountants and (b) a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default under the financial terms contained in Section 7.10, 7.12, 7.13, 7.14, 7.19
                                           ------------  ----  ----  ----  ----
          or 7.20, or if, in the opinion of such accountants, any such Default
             ----
          or Unmatured Default shall exist, stating the nature and status thereof.

          (ii) Within 45 days after the close of each of the first three quarters in each fiscal year, for itself and its Consolidated Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter (subject in each case to normal year-end audit adjustments), all certified by its chief financial officer or treasurer.

          (iii) As soon as available, but in any event within 90 days after the beginning of each fiscal year of the Borrower, beginning with the fiscal year commencing January 1, 1999, a copy of the plan and forecast (including a projected consolidated balance sheet, income statement and funds flow statement) of the Borrower and its Consolidated Subsidiaries for such fiscal year.

          (iv) Together with the financial statements required under Sections
                                                                     --------
          7.1(i) and (ii), a compliance certificate in substantially the form of
          ------     ----
          Exhibit G signed by its chief financial officer or treasurer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

          (v) Within 270 days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA.

          (vi) As soon as possible and in any event within 10 days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, or any material unfunded liability has arisen with respect to any Foreign Pension Plan, a statement, signed by the chief financial officer or treasurer of the Borrower, describing said Reportable Event or material unfunded liability and the action which the Borrower proposes to take with respect thereto.

          (vii) As soon as possible and in any event within 30 days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of any material release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any material violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries.

          (viii) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

          (ix) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Consolidated Subsidiaries files with the Securities and Exchange Commission.

          (x) Promptly after the execution thereof, copies of all material amendments to any of the Receivables Purchase Documents.

          (xi) Such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

     7.2.  Use of Proceeds.  The Borrower will, and will cause each Subsidiary
           ---------------
to, use the proceeds of the Loans for working capital, capital expenditures and other general corporate purposes (which may include refinancing certain existing indebtedness, including, without limitation, prepayment of the Senior Subordinated Notes and dividends by the Borrower to Howmet Holdings Corporation for its prepayment of a large portion of the current balance of the subordinated promissory notes issued by it as partial consideration in connection with the transactions evidenced by the Stock Purchase Agreement dated as of October 12, 1995 among Pechiney S.A., Pechiney International, Howmet Cercast S.A. and Howmet Holdings Corporation) or to repay outstanding Loans in accordance with the terms of Section 2 or Reimbursement Obligations in accordance with the terms of
   ---------
Article III.  The Company shall use the proceeds of Advances in compliance with
-----------
all applicable legal and regulatory requirements and any use shall not result in a violation of any such applicable regulatory requirements, including, without limitation, Regulation U, and the Securities Act of 1933 and the Securities Exchange Act of 1934 and the regulations thereunder. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation U) or to make any other Acquisition other than a Permitted Acquisition.

     7.3.  Notice of Default.  The Borrower will, and will cause each Subsidiary
           -----------------
to, give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

     7.4.  Conduct of Business.  The Borrower will carry on and conduct its
           -------------------
business in the manner of a diversified industrial company with a commitment to the aerospace and industrial gas turbine industries and will cause each Subsidiary to conduct its business in a manner consistent with the Company's objectives as such. The Borrower will, and will cause each Subsidiary to, do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, and maintain all requisite authority to conduct its business in each jurisdiction where, because of the nature of its activities or properties, such authority is required and the failure to maintain such authority would materially and adversely affect its business, assets, financial condition, operations or prospects.

     7.5.  Taxes.  The Borrower will, and will cause each Subsidiary to, timely
           -----
file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with GAAP.

     7.6.  Insurance. The Borrower will, and will cause each Consolidated
           ---------
Subsidiary to, maintain insurance in such amounts and covering such risks as is consistent with sound business practice.

     7.7.  Compliance with Laws.  The Borrower will, and will cause each
           --------------------
Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws, except for non-compliance therewith which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     7.8.  Maintenance of Properties. The Borrower will, and will cause each
           -------------------------
Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements, except for Property no longer used or useful in the respective businesses of the Borrower or such Subsidiary.


     7.9.  Inspection.  To the extent permitted by applicable law and not in
           ----------
violation of any agreements of the Borrower or its Subsidiaries with any third party regarding confidential, proprietary or secret information, the Borrower will, and will cause each Consolidated Subsidiary to, permit the Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, books and financial records of the Borrower and each Consolidated Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Consolidated Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Consolidated Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Agent or any Lender may designate.

     7.10.  Indebtedness.  The Borrower will not, nor will it permit any
            ------------
Consolidated Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

     (i)    The Loans and Reimbursement Obligations.

     (ii)   Indebtedness existing on the date hereof and described in
     Schedule 4.
     ----------

     (iii) Indebtedness arising under Rate Hedging Agreements which at the time of entering into such Rate Hedging Agreements were permitted under the terms of Section 7.18.
               ------------

     (iv) Indebtedness incurred in connection with the Receivables Purchase Documents; provided that Receivables Facility Attributed Indebtedness incurred in connection therewith does not exceed in $75,000,000 in the aggregate at any time.

          (v) Intercompany Indebtedness between any members of the Obligor
          Group.

          (vi) Other Indebtedness in addition to that referred to elsewhere in this Section 7.10 incurred by the Borrower's Consolidated
               ------------
          Subsidiaries; provided that no Default or Unmatured Default shall have occurred and be continuing at the date of such incurrence or would result therefrom; and provided further that the aggregate outstanding amount of all Indebtedness incurred by the Borrower's Consolidated Subsidiaries (other than Indebtedness incurred pursuant to any other clause of this Section 7.10) shall not at any time exceed $75,000,000.
                         -------------
          (vii) Indebtedness incurred in connection with Sale-Leaseback transactions permitted pursuant to Section 7.12.
                                             ------------

          (viii) Indebtedness secured by Liens permitted pursuant to Section
                                                                     -------
          7.14; provided, that no Default or Unmatured Default shall have
          ----
          occurred and be continuing at the date of such incurrence or would result therefrom and provided, further, that to the extent that such Indebtedness is subject to restrictions or limitations contained in other provisions of this Agreement, such Indebtedness is in compliance with such other restrictions or limitations.

          (ix) Other unsecured Indebtedness in addition to that referred to elsewhere in this Section 7.10 incurred by the Borrower; provided that
                            ------------
          no Default or Unmatured Default shall have occurred and be continuing at the date of such incurrence or would result therefrom.

     7.11.  Merger.  The Borrower will not, nor will it permit any Consolidated
            ------
Subsidiary to, merge or consolidate with or into any other Person, except that a Consolidated Subsidiary may merge into the Borrower or a Wholly-Owned Subsidiary or with any other Person in connection with a Permitted Acquisition.

     7.12.  Sale of Assets.  Other than in connection with transactions
            --------------
expressly permitted by Sections 7.11, 7.13 and 7.14, the Borrower will not, nor
                       -------------  ----     ----
will it permit any Consolidated Subsidiary to, lease, sell or otherwise dispose of its Property to any other Person, except:

     (i)  Sales of inventory in the ordinary course of business.

     (ii) Leases, sales or other dispositions of its Property (other than pursuant to clause (iii) below) that, together with all other Property
                 ------------
     of the

          Borrower and its Consolidated Subsidiaries previously leased, sold or disposed of (other than inventory in the ordinary course of business and other than pursuant to clause (iii) below) as permitted
                                              ------------
          by this Section from and after the Closing Date, do not constitute a Substantial Portion of the Property of the Borrower and its Consolidated Subsidiaries.

          (iii) Any transfer of an interest in accounts or notes receivable on a limited recourse basis under the Receivables Purchase Documents, provided that such transfer qualifies as a legal sale and as a sale under GAAP and that the amount Receivables Facility Attributed Indebtedness does not exceed $75,000,000 at any one time outstanding.

          (iv) Sale Leaseback Transactions; provided that the Property subject to all such Sale Leaseback Transactions shall not exceed an aggregate amount in excess of five percent (5.0%) of consolidated assets of the Borrower and its Consolidated Subsidiaries as would be shown in the consolidated financial statements of the Borrower and its Consolidated Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made.

     7.13.  Investments and Acquisitions; New Subsidiaries  .  The Borrower will
            ----------------------------------------------
not, nor will it permit any Consolidated Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

            (i)  Cash Equivalent Investments.

            (ii) Existing Investments in Consolidated Subsidiaries and other Investments in existence on the date hereof and described in
            Schedule 5.
            ----------

            (iii) Investments in Consolidated Subsidiaries (other than Joint Ventures).

            (iv) Investments in the Joint Ventures as set forth in this clause
            (iv); provided the aggregate amount of such Investments shall not exceed:

            (a)  $30,000,000 in Komatsu-Howmet Ltd;

            (b)  $10,000,000 in Sprayform Technologies International, LLC;

            (c) $45,000,000 in a Joint Venture identified to the Agent pursuant to a confidential disclosure letter; provided such Investment is made on or prior to September 30, 1998; and

          (d) $85,000,000 in the aggregate for all other Investments in Joint Ventures (including, without limitation, Investments made in any Consolidated Subsidiary which later becomes a Joint Venture at such time as it becomes a Joint Venture).

          For purposes of calculating the Investments in any particular Joint Venture or group of Joint Ventures pursuant to clauses (a) through (d) above, the Investment shall equal (1) the aggregate amount of the Investments minus (2) the aggregate amount of all distributions received by the Borrower and its Consolidated Subsidiaries from such Joint Venture or group of Joint Ventures.

     (v) Investments in Blade required in connection with the Receivables Purchase Documents.

     (vi) Acquisitions meeting the following requirements (each such Acquisition constituting a "PERMITTED ACQUISITION"):

          (a) No Default or Unmatured Default shall have occurred and be continuing or would result from such Acquisition or the incurrence of any Indebtedness in connection therewith;

          (b) The businesses being acquired shall be consistent with the Borrower's objective to carry on and conduct its business in the manner of a diversified industrial company with a commitment to the aerospace and industrial gas turbine industries;

          (c) Material Indebtedness, if any, incurred by the Borrower or any of its Subsidiaries to the seller as part of the consideration therefor shall be subordinated on terms and conditions acceptable to the Agent and the Required Lenders;

          (d) The purchase is consummated pursuant to a negotiated acquisition agreement on a non-hostile basis;

          (e) After giving effect to such Acquisition, the representations and warranties set forth in the Credit Agreement shall be true and correct in all material respects on and as of the date of such Acquisition with the same effect as though made on and as of such date;

          (f) If the aggregate purchase price for the Acquisition (including, without limitation, the cash portion of the purchase price, all Indebtedness incurred and/or assumed in connection with such Acquisition, and transaction related contractual payments, including amounts payable under non-compete, consulting or similar agreements) (valuing all non-
          cash consideration at fair value) is equal to or greater than $100,000,000, prior to each such Acquisition, the Borrower shall deliver to the Agent and the Lenders a certificate from one of the authorized financial officers certifying that after giving effect to such Acquisition and the incurrence of any Indebtedness under the Credit Agreement or otherwise in connection therewith, on a pro forma
                                                                      --- -----
          basis, as if the Acquisition and such incurrence of Indebtedness had occurred on the first day of the twelve-month period ending on the last day of the Borrower's most recently completed fiscal quarter, the Borrower would have been in compliance with all of the covenants contained in this Agreement; and

              (g) The written consent of the Required Lenders shall have been obtained in connection with any Acquisition if the aggregate purchase price (including, without limitation, the cash portion of the purchase price, all Indebtedness incurred and/or assumed in connection with such Acquisition, and transaction related contractual payments, including amounts payable under non-compete, consulting or similar agreements) (valuing all non-cash consideration at fair value) is equal to or greater than $100,000,000.

              (vii) Investments resulting from Financial Contracts entered into in the ordinary course of business and which do not violate the terms of Section 7.18.
             ------------

The Borrower will not, nor will it permit any Consolidated Subsidiary to, create or acquire a Subsidiary (a "NEW SUBSIDIARY") other than in connection with a Permitted Acquisition or pursuant to any transaction that is permitted by or not otherwise prohibited by this Agreement; provided that (1) upon the creation or
                                        --------
acquisition of each New Subsidiary which is a domestic Consolidated Subsidiary, the Borrower shall cause each such New Subsidiary to promptly (but in any event within 30 days ) deliver to the Agent an executed counterpart of a Guaranty Supplement to become a Subsidiary Guarantor under the Subsidiary Guaranty in the form of Annex I to the form of Subsidiary Guaranty attached as Exhibit C hereto;
        ------                                                 ---------
(2) upon the creation or acquisition of each New Subsidiary which is a Material Foreign Subsidiary the Borrower shall or shall cause its applicable domestic Subsidiary promptly (but in any event within 60 days following the creation or acquisition thereof) to execute a Pledge Agreement with respect to 65% of the stock of such Material Foreign Subsidiary; and (3) in either case, shall deliver appropriate corporate resolutions, opinions, stock certificates, stock powers and other documentation in form and substance satisfactory to the Agent in connection therewith.

     7.14.  Liens.  The Borrower will not, nor will it permit any Consolidated
            -----
Subsidiary to, create, incur, assume or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Consolidated Subsidiaries , or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, except:

          (i) Liens in favor of the Agent, for the benefit of itself, the Swing Line Lender, the LC Issuers and the Lenders, granted pursuant to any Collateral Document.

          (ii) Liens arising under the Receivables Purchase Documents.

          (iii) Inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP (or the equivalent thereof in any country in which a foreign Consolidated Subsidiary is doing business, as applicable);

          (iv) Liens in respect of property or assets of the Borrower or any of its Consolidated Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the property or assets of the Borrower or the Borrower and its Subsidiaries taken as a whole, or materially impair the use thereof in the operation of the business of the Borrower or the Borrower and its Subsidiaries taken as a whole or (y) which are being contested in good faith by appropriate proceedings, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

          (v) Liens in existence on the Closing Date which are listed, and the property subject thereto described, in Schedule 4, but only to the
                                                 ----------
          respective date, if any, set forth in such Schedule 4 for the removal
                                                     ----------
          and termination of any such Liens, plus renewals and extensions of such Liens to the extent set forth on Schedule 4, provided that (x)
                                                ----------  --------
          the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal or extension and (y) any such renewal or extension does not encumber any additional assets or properties of the Borrower or any of its Consolidated Subsidiaries;

          (vi) Licenses, leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of the Borrower or the Borrower and its Subsidiaries taken as a whole or materially diminishing the aggregate value of any collateral for the Obligations;

          (vii) Liens upon assets of the Borrower and its Consolidated Subsidiaries subject to Capitalized Lease Obligations provided that at no time shall the Indebtedness with respect to such Capitalized Lease Obligations exceed $10,000,000 in the aggregate at any one time outstanding; provided that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset (other than proceeds thereof) of the Borrower or any Consolidated Subsidiary of the Borrower;

          (viii) Liens placed upon assets used in the ordinary course of business of the Borrower or any of its Consolidated Subsidiaries at the time of acquisition thereof by the Borrower or any such Consolidated Subsidiary or within 120 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof; provided that (x) the aggregate outstanding principal amount of all Indebtedness secured by Liens permitted by this clause (viii) shall not at any time exceed $5,000,000 and (y) in all events, the Lien encumbering the assets so acquired does not encumber any other asset (other than proceeds thereof) of the Borrower or such Consolidated Subsidiary;

          (ix) Easements, rights-of-way, restrictions (including zoning restrictions), encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies, in each case whether now or hereafter in existence, not securing Indebtedness, not materially interfering with the conduct of the business of the Borrower or the Borrower and its Subsidiaries taken as a whole and not materially diminishing the aggregate value of any collateral for the Obligations;

          (x) Liens arising from precautionary UCC financing statement filings regarding Operating Leases entered into by the Borrower or any of its Consolidated Subsidiaries in the ordinary course of business;

          (xi) Liens arising out of the existence of judgments or awards not constituting an Event of Default under Section 8.9, provided that no
                                                 -----------
          cash or property is deposited or delivered to secure the respective judgment or award (or any appeal bond in respect thereof, except as permitted by following clause (xiii));

          (xii) Statutory and contractual landlords' liens under leases or subleases to which the Borrower or any of its Consolidated Subsidiaries is a party;

          (xiii) Liens (other than any Lien imposed by ERISA) (x) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, (y) to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (z) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers, provided that the aggregate amount of deposits at any time pursuant to sub-clause (y) and sub-clause (z) shall not exceed $5,000,000 in the aggregate;

          (xiv) Any interest or title of a lessor, sublessor, licensee or licensor under any lease or license agreement permitted by this Agreement;

          (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties in connection with the importation of goods;

          (xvi) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the manufacture or sale of goods entered into by the Borrower or any of its Consolidated Subsidiaries in the ordinary course of business in accordance with the past practices of the Borrower and its Consolidated Subsidiaries prior to the Closing Date;

          (xvii) Deposits made to secure statutory obligations in the form of excise taxes;

          (xviii) Liens upon specific items of inventory or other goods and proceeds thereof granted in favor of any Person (but not directly or indirectly securing any Indebtedness) to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

          (xix) Liens encumbering deposits securing permitted Rate Hedging Obligations, so long as the aggregate amount of deposits at any time subject to Liens pursuant to this clause (xix) does not exceed $3,000,000 in the aggregate;

          (xx) Liens encumbering deposits made in the ordinary course of business, not to exceed $5,000,000 in the aggregate at any time, to secure nondelinquent obligations arising from statutory, regulatory, contractual or warranty requirements of the Borrower or its Consolidated Subsidiaries for which a reserve or other appropriate provision, if any, as shall be required by GAAP, shall have been made;

          (xxi) Liens on assets of foreign Consolidated Subsidiaries, provided that (x) such Liens do not extend to, or encumber, assets which constitute collateral for the Obligations or the capital stock of the Borrower or any of its Consolidated Subsidiaries and (y) such Liens extending to the assets of any foreign Consolidated Subsidiary secure only Indebtedness incurred by such foreign Consolidated Subsidiary in compliance with Section 7.10(v);
                          ---------------

          (xxii) Liens on assets of any Consolidated Subsidiary of the Borrower acquired as a result of a Permitted Acquisition and securing only Permitted Acquired Debt of such Consolidated Subsidiary, so long as such Liens comply with the requirements set forth in the definition of Permitted Acquired Debt; and

          (xxiii) Liens not otherwise permitted by the foregoing clauses (i) through (xxii) to the extent attaching to properties and assets with an aggregate fair value not in excess of, and securing liabilities not in excess of, $10,000,000 in the aggregate at any time outstanding.

In addition, neither the Borrower nor any of its Consolidated Subsidiaries shall become a party to any agreement, note, indenture or other instrument, or take any other action, which would prohibit the creation of a Lien on any material portion of its Property in favor of the Agent for the benefit of itself, the Lenders, the Swing Line Lender and the LC Issuers, as collateral for the Obligations.

     7.15.  Affiliates.  Except as set forth on Schedule 6, the Borrower will
            ----------                          ----------
not, and will not permit any Consolidated Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Consolidated Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Consolidated Subsidiary than the Borrower or such Consolidated Subsidiary would obtain in a comparable arms-length transaction other than Permitted Receivables Transfers.

     7.16.  Incorporation of Senior Subordinated Note Indenture Restrictions.
            ----------------------------------------------------------------
Until the outstanding principal balance of the Indebtedness evidenced by the Senior Subordinated Notes has been reduced below $10,000,000, all covenants and defaults contained in the Senior Subordinated Note Indenture which are applicable at any time to such Indebtedness are incorporated herein by reference to the extent such covenants or defaults are more restrictive on the Borrower or its Subsidiaries than those set forth herein and the Borrower and its Subsidiaries shall be required to comply with such more restrictive terms as though fully set forth herein.

     7.17.  Subordinated Indebtedness.  Other than with respect to the Senior
            -------------------------
Subordinated Notes, the Borrower will not, and will not permit any Subsidiary to, make any amendment or modification to the indenture, note or other agreement evidencing or governing any Subordinated Indebtedness of the Borrower or such Subsidiary, or directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire.

     7.18.  Financial Contracts.  The Borrower shall not and shall not permit
            -------------------
any of its Consolidated Subsidiaries to enter into any Financial Contract, other than interest rate, foreign currency or commodity exchange, swap, collar, cap or similar Rate Hedging Agreements entered into by the Borrower or such Consolidated Subsidiaries pursuant to which the Borrower or such Consolidated Subsidiary hedged its actual interest rate, foreign currency or commodity exposure existing at the time thereof.

     7.19.  Pledge Agreements.  The Borrower will not at any time permit the
            -----------------
aggregate assets of all of the Borrower's foreign Consolidated Subsidiaries in connection with which the Agent has not received a Pledge Agreement to exceed ten percent (10%) of consolidated total assets of the Borrower and its Consolidated Subsidiaries.

            7.20.  Financial Covenants.
                   -------------------

            7.20.1.  Interest Coverage Ratio. The Borrower will not permit the
                     -----------------------
     ratio, determined as of the end of each of its fiscal quarters for the then most-recently ended four fiscal quarters, of (i) Consolidated EBIT to (ii) Consolidated Interest Expense to be less than 2.50 to 1.0.

            7.20.2.  Leverage Ratio. The Borrower will not permit its Leverage
                     --------------
     Ratio, determined as of the end of each of its fiscal quarters, to be greater than 3.25 to 1.0.

            7.20.3.  Minimum Net Worth.  The Borrower will at all times maintain
                     -----------------
     Consolidated Net Worth of not less than the sum of (i) $265,000,000 plus
     (ii) fifty percent (50%) of Consolidated Net Income earned in each fiscal quarter beginning with the quarter ending December 31, 1997 (without deduction for losses).

     7.21  Subsidiary Covenants.  Except for encumbrances or restrictions
           --------------------
existing under or by reason of (i) applicable law, (ii) this Agreement or the other Loan Documents, (iii) the Receivables Purchase Documents, (iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest, and (v) restrictions imposed by the holder of any Lien permitted under Section 7.14 on the transfer of the assets subject thereto, the
                ------------
Borrower will not, and will not permit any Consolidated Subsidiary to, create or otherwise cause to become effective or permit to exist any consensual encumbrance or restriction of any kind on the ability of any Consolidated Subsidiary to pay dividends or make any other distribution on its stock, redeem or repurchase its stock, make any other similar payment or distribution, pay any Indebtedness or other Obligation owed by the Borrower or any other Consolidated Subsidiary, make loans or advances or other Investments in the Borrower or any other

Consolidated Subsidiary, or sell, transfer or otherwise convey any of its property to the Borrower or any other Consolidated Subsidiary.


                            ARTICLE VIII:  DEFAULTS

     The occurrence of any one or more of the following events shall constitute a Default:

     8.1. Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders, the Swing Line Lender, the LC Issuer or the Agent under or in connection with this Agreement, any Credit Extension, or any certificate or information delivered in connection with this Agreement, any Credit Extension or any other Loan Document shall be materially false on the date as of which made.

     8.2. Nonpayment of principal of any Loan or Reimbursement Obligation when due, or nonpayment of interest upon any Loan or of any facility fee, letter of credit fee or other obligations under any of the Loan Documents within five days after the same becomes due.

     8.3.  The breach by the Borrower of any of the terms or provisions of

Section 7.2 (only as to the last sentence thereof), 7.3, 7.10, 7.11, 7.12, 7.13,
-----------                                         ---  ----  ----  ----  ----
7.14, 7.16, 7.17, or 7.20.
----  ----  ----     ----

     8.4. The breach by the Borrower (other than a breach which constitutes a Default under another Section of this Article VIII) of any of the terms or
                                      ------------
provisions of this Agreement which is not remedied within fifteen days after written notice from the Agent or any Lender.

     8.5. Failure of the Borrower or any of its Consolidated Subsidiaries to pay when due any Indebtedness aggregating in excess of $10,000,000 ("MATERIAL INDEBTEDNESS"); or the default by the Borrower or any of its Consolidated Subsidiaries in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of the Borrower or any of its Consolidated Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Consolidated Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

     8.6. The Borrower or any of its Consolidated Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws or other applicable bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws or other applicable bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 8.6 or (vi) fail to contest in good faith any
                          -----------
appointment or proceeding described in Section 8.7.
                                       ------------

     8.7. Without the application, approval or consent of the Borrower or any of its Consolidated Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Consolidated Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 8.6(iv) shall be instituted against the Borrower or any of
             ---------------
its Consolidated Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

     8.8. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Borrower and its Consolidated Subsidiaries which, when taken together with all other Property of the Borrower and its Consolidated Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

     8.9. The Borrower or any of its Consolidated Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $5,000,000, which is not stayed on appeal.

     8.10. The sum of (a) the Unfunded Liabilities of all Single Employer Plans and (b) the unfunded liabilities with respect to all Foreign Pension Plans shall exceed $30,000,000 in the aggregate or any Reportable Event shall occur in connection with any Plan.

     8.11. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $1,000,000 or requires payments exceeding $1,000,000 per annum.

     8.12. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $1,000,000.

     8.13. The Borrower or any of its Consolidated Subsidiaries shall (i) be the subject of any proceeding or investigation pertaining to the release by the Borrower, any of its Consolidated Subsidiaries or any other Person of any toxic or hazardous waste or substance into the environment, or (ii) violate any Environmental Law, which, in the case of an event described in clause (i) or
                                                               ----------
clause (ii), could reasonably be expected to have a Material Adverse Effect.
-----------

     8.14.  Any Change in Control shall occur.

     8.15. The occurrence of any "default", as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided.

     8.16. The Subsidiary Guaranty shall fail to remain in full force or effect with respect to each Subsidiary Guarantor or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Subsidiary Guaranty, or any Subsidiary Guarantor shall fail to comply with any of the terms or provisions of the Subsidiary Guaranty, or any Subsidiary Guarantor shall deny that it has any further liability under the Subsidiary Guaranty, or shall give notice to such effect.

     8.17. Any of the following shall occur: (i) any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any collateral purported to be covered thereby, except as permitted by the terms of any Collateral Document, (ii) any Collateral Document shall fail to remain in full force or effect, (iii) any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document, or (iv) the Borrower or any of its Subsidiaries shall fail to comply with any of the terms or provisions of any Collateral Document, and, in the case of clauses (i), (ii) and (iv), such occurrence shall continue for a period of 60 days after the earlier of the Borrower's knowledge thereof or the Borrower received notice thereof from the Agent or any Lender.

     8.18 An "Early Amortization Event," "Servicer Default" or event shall occur resulting in the termination of purchases and/or funding under the Receivables Purchase

Agreement, or the Borrower shall cease to act as "Servicer" under the Amended and Restated Pooling and Servicing Agreement dated as of April 18, 1996 executed in connection with the Receivables Purchase Agreement, as the same may have been or may hereafter be amended, modified , supplemented or restated.


              ARTICLE IX:  ACCELERATION, WAIVERS, AMENDMENTS AND
                                   REMEDIES

     9.1.  Acceleration.   (a)  If any Default described in Section 8.6 or 8.7
           ------------                                     -----------    ---
occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder, the obligation of the Swing Line Lender to make Swing Line Loans and the obligation of the LC Issuers to issue Facility LCs shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent, the LC Issuers, the Swing Lender or any Lender. If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may terminate or suspend the obligations of the Lenders to make Loans hereunder, the Swing Line Lender to make Swing Line Loans and the obligation of the LC Issuers to issue Facility LCs, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

     (b) In addition, the Borrower agrees that upon the occurrence and during the continuance of any Default, it shall, if requested at any time by the Agent upon instruction from the Required Lenders, pay (and, in the case of any of the Defaults specified in Section 8.6 or 8.7 with respect to the Borrower,
                      -----------    ---
forthwith, without any demand or the taking of any other action by the Agent or any Lender, it shall pay) to the Agent an amount in immediately available funds equal to the then aggregate amount of the LC Obligations to be held as security therefor for the benefit of the Lenders and the LC Issuer.

     (c) If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder, the obligation of the Swing Line Lender to make Swing Line Loans and the obligation of the LC Issuers to issue Facility LCs as a result of any Default (other than any Default as described in Section 8.6 or 8.7 with respect
                                                -----------    ---
to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

     9.2.  Amendments.  Subject to the provisions of this Article IX, the
           ----------                                     ----------
Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of all of the Lenders:

     (a) Reduce the principal of or rate of interest on any Loan, any Reimbursement Obligation or any fees hereunder; or

     (b) Postpone the date fixed for any payment of principal of or interest on any Loan, any Reimbursement Obligation or any fees hereunder; or

     (c) Extend the Facility Termination Date, or otherwise extend the term of the Commitment of any Lender; or

     (d) Change the definition of Required Lenders or the percentage of the Commitments, the Outstanding Credit Exposures or the Outstanding LC Exposures or of the aggregate unpaid principal amount of the Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Section or any other provision of the Loan Documents; or

     (e) Permit the Borrower to assign any of its rights or obligations under this Agreement;

     (f) Other than in connection with any transactions which shall be permitted by the terms hereof or of any other Loan Document or which shall otherwise have been approved in writing by the Required Lenders (or, if required by the other terms of Section 9.2, all of the
                                                -----------
         Lenders), release any Subsidiary from all or any portion of its guaranty liability under the Subsidiary Guaranty; or

     (g) Other than in connection with any transactions which shall be permitted by the terms hereof or of any other Loan Document or which shall otherwise have been approved in writing by the Required Lenders (or, if required by the other terms of Section 9.2, all of the
                                                -----------
         Lenders), release any of the collateral pledged pursuant to the Pledge Agreements; or

     (h) Amend or waive any of the provisions of this Section 9.2.
                                                      -----------

No amendment of any provision of this Agreement relating to the Agent, the Swing Line Lender or the LC Issuers shall be effective without the written consent of the Agent, the Swing Line Lenders or the LC Issuers, as applicable. The Agent may waive payment of the fee required under Section 13.3.2 without obtaining the
                                            --------------
consent of any other party to this Agreement.

     9.3.  Preservation of Rights.  No delay or omission of the Lenders, Swing
           ----------------------
Line Lenders, LC Issuers or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 9.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.


                         ARTICLE X:  GENERAL PROVISIONS

     10.1.  Survival of Representations.  All representations and warranties of
            ---------------------------
the Borrower contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.

     10.2.  Governmental Regulation.  Anything contained in this Agreement to
            -----------------------
the contrary notwithstanding, no Lender, Swing Line Lender or LC Issuer shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

     10.3.  Headings.  Section headings in the Loan Documents are for
            --------
convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     10.4.  Entire Agreement.  The Loan Documents embody the entire agreement
            ----------------
and understanding among the Borrower, the Agent, the Swing Line Lender, the LC Issuers and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent, the Swing Line Lender, the LC Issuers and the Lenders relating to the subject matter thereof other than the fee letter described in Section 11.13.
             -------------

     10.5.  Several Obligations; Benefits of this Agreement.  The respective
            -----------------------------------------------
obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 10.6, 10.10 and 11.11 to the extent specifically set
              -------------  -----     -----
forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

     10.6.  Expenses; Indemnification.  (i)  The Borrower shall reimburse the
            -------------------------
Agent and the Arranger for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent, the Arranger, the Swing Line Lender, the LC Issuers and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, the Arranger, the Swing Line Lender, the LC Issuers and the Lenders, which attorneys may be employees of the Agent, the Arranger, the Swing Line Lender, the LC Issuers or the Lenders) paid or incurred by the Agent, the Arranger, the Swing Line Lender, the LC Issuer or any Lender in connection with the collection and enforcement of the Loan Documents. Expenses being reimbursed by the Borrower under this Section include, without limitation, costs and expenses incurred in connection with the Reports described in the following sentence. The Borrower acknowledges that from time to time First Chicago may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the "REPORTS") pertaining to the Borrower's assets or business for internal use by First Chicago from information furnished to it by or on behalf of the Borrower, after First Chicago has exercised its rights of inspection pursuant to this Agreement.

     (ii) The Borrower hereby further agrees to indemnify the Agent, the Arranger, the Swing Line Lender, each of the LC Issuers and each Lender, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Arranger, the Swing Line Lender, any LC Issuer or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan or Facility LC hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of the party seeking
indemnification.   The obligations of the Borrower under this Section 10.6 shall
                                                              ------------
survive the termination of this Agreement.

     10.7.  Numbers of Documents.  All statements, notices, closing documents,
            --------------------
and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

     10.8.  Accounting.  Except as provided to the contrary herein, all
            ----------
accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

     10.9.  Severability of Provisions.  Any provision in any Loan Document that
            --------------------------
is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     10.10. Nonliability of Lenders.  The relationship between the Borrower on
            -----------------------
the one hand and the Lenders, the LC Issuers, the Swing Line Lender and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent, the Arranger, the LC Issuers, the Swing Line Lender nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent, the Arranger, the LC Issuers, the Swing Line Lender nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower agrees that neither the Agent, the Arranger, the Swing Line Lender, the LC Issuers nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent, the Arranger, the Swing Line Lender, the LC Issuers nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

     10.11.  Confidentiality.  Each Lender, Swing Line Lender, LC Issuer and the
             ---------------
Agent agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders, LC Issuers, the Swing Line Lender or the Agent and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to that Lender, Swing Line Lender, LC Issuer, the Agent or to a Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which that Lender, Swing Line Lender, LC Issuer or the Agent is a party, and (vi) permitted by
Section 13.4.
------------

     10.12.  Nonreliance.  Each Lender, LC Issuer and Swing Line Lender hereby
             -----------
represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Loans provided for herein.

                             ARTICLE XI:  THE AGENT

     11.1.  Appointment; Nature of Relationship.  The First National Bank of
            -----------------------------------
Chicago is hereby appointed by each of the Lenders, LC Issuers and the Swing Line Lender as its contractual representative (herein referred to as the "AGENT") hereunder and under each other Loan Document, and each of the Lenders, the Swing Line Lender and each of the LC Issuers irrevocably authorizes the Agent to act as the contractual representative of such Lender, Swing Line Lender and LC Issuer with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article XI.
                                                             ----------
Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender, LC Issuer or Swing Line Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders, the Swing Line Lender, and the LC Issuers with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders', LC Issuers' and Swing Line Lender's contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, Swing Line Lenders or LC Issuers (ii) is a "representative" of the Lenders, Swing Line Lender and LC Issuers within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) is acting as
           -------------
an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders, the Swing Line Lender and the LC Issuers hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender, each LC Issuer and the Swing Line Lender hereby waives.

     11.2.  Powers.  The Agent shall have and may exercise such powers under the
            ------
Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, the LC Issuers or the Swing Line Lender or any obligation to the Lenders, LC Issuers or Swing Line Lender to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

     11.3.  General Immunity.  Neither the Agent nor any of its directors,
            ----------------
officers, agents or employees shall be liable to the Borrower, any Lender, any LC Issuer or the Swing Line Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen solely from the gross negligence or willful misconduct of such Person.

     11.4.  No Responsibility for Loans, Recitals, etc.  Neither the Agent nor
            -------------------------------------------
any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender, LC Issuer or Swing Line Lender; (c) the satisfaction of any condition specified in Article V, except receipt of items
                                           ---------
required to be delivered solely -to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower's or any such guarantor's respective Subsidiaries. The Agent shall have no duty to disclose to the Lenders, LC Issuers or the Swing Line Lender information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

     11.5.  Action on Instructions of Lenders.  The Agent shall in all cases be
            ---------------------------------
fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders, the LC Issuers and the Swing Line Lender. The Lenders, the Swing Line Lender and the LC Issuers hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

     11.6.  Employment of Agents and Counsel.  The Agent may execute any of its
            --------------------------------
duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, the Swing Line Lender or the LC Issuers, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders, the LC Issuers and the Swing Line Lender and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

     11.7.  Reliance on Documents; Counsel.  The Agent shall be entitled to rely
            ------------------------------
upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

     11.8.  Agent's Reimbursement and Indemnification.  The Lenders agree to
            -----------------------------------------
reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, the Swing Line Lender or the LC Issuers in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender, LC Issuer or the Swing Line Lender or between two or more of the Lenders, LC Issuers and the Swing Line Lender) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender, LC Issuer or the Swing Line Lender or between two or more of the Lenders, the LC Issuers and the Swing Line Lender), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of the Agent. The obligations of the Lenders under this Section 11.8 shall survive payment of the Obligations
                          ------------
and termination of this Agreement.

     11.9.  Notice of Default.  The Agent shall not be deemed to have knowledge
            -----------------
or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

     11.10.  Rights as a Lender.  In the event the Agent is a Lender, Swing Line
             ------------------
Lender or LC Issuer, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender, LC Issuer or the Swing Line Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" , "LC Issuer" or "LC Issuers" and "Swing Line Lender" shall, at any time when the Agent is a Lender, LC Issuer or Swing Line Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

     11.11.  Lender Credit Decision.  Each Lender, LC Issuer and Swing Line
             ----------------------
Lender acknowledges that it has, independently and without reliance upon the Agent, the Arranger or any other Lender, LC Issuer or Swing Line Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each of the Lenders, LC Issuers and the Swing Line Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arranger or any other Lender, the Swing Line Lender or LC Issuer, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

     11.12.  Successor Agent.  The Agent may resign at any time by giving
             ---------------
written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the resigning Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, the Swing Line Lender and the LC Issuers, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of the Borrower or any Lender, Swing Line Lender or LC Issuer, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender, Swing Line Lender and LC Issuer and for all other purposes shall deal directly with the Lenders, the Swing Line Lender and the LC Issuers. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article XI shall continue in effect for the
                                    ----------
benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this
Section 11.12, then the term "Corporate Base Rate" as used in
-------------
this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

     11.13.  Agent's Fee.  The Borrower agrees to pay to the Agent and the
             -----------
Arranger the fees agreed to by the Borrower and the Agent pursuant to that certain letter agreement dated November 14, 1997, or as otherwise agreed from time to time.

     11.14.  Delegation to Affiliates.  The Borrower, the Lenders, the Swing
             ------------------------
Line Lender and the LC Issuers agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles X and XI.
                        ----------     --

     11.15.  Execution of Collateral Documents.  The Lenders, the Swing Line
             ---------------------------------
Lender and the LC Issuers hereby empower and authorize the Agent to execute and deliver to the Borrower on their behalf the Pledge Agreement(s) and all related agreements, documents or instruments as shall be necessary or appropriate to effect the purposes of the Pledge Agreement(s).

     11.16.  Collateral and Guaranty Releases.  The Lenders, the Swing Line
             --------------------------------
Lender and the LC Issuers hereby empower and authorize the Agent to execute and deliver to the Borrower on their behalf any agreements, documents or instruments as shall be necessary or appropriate to effect any releases of any entities' liability with respect to the Subsidiary Guaranty or release of any collateral pledged pursuant to any Pledge Agreement in connection with any transactions which shall be permitted by the terms hereof or of any other Loan Document or which shall otherwise have been approved in writing by the Required Lenders (or, if required by the terms of Section 9.2, all of the Lenders), and the Agent
                            -----------
shall be obligated to execute and deliver to the Borrower such releases in connection with any such permitted transactions.


                     ARTICLE XII:  SETOFF; RATABLE PAYMENTS

     12.1.  Setoff.  In addition to, and without limitation of, any rights of
            ------
the Lenders, the Swing Line Lender or the LC Issuers under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender, Swing Line Lender, LC Issuer or any Affiliate of any Lender, Swing Line Lender or LC Issuer to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, LC Issuer or Swing Line Lender whether or not the Obligations, or any part hereof, shall then be due.

     12.2.  Ratable Payments  .  If any Lender, whether by setoff or otherwise,
            ----------------
has payment made to it upon its Obligations (other than payments received pursuant to Section 4.1, 4.2, 4.4 or 4.5) in a greater proportion than that
            -----------  ---  ---    ---
received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, LC Issuer or the Swing Line Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender, LC Issuer or Swing Line Lender agrees, promptly upon demand, to take such action necessary such that all Lenders, LC Issuers and the Swing Line Lender share in the benefits of such collateral ratably. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.


        ARTICLE XIII:  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

     13.1.  Successors and Assigns.  The terms and provisions of the Loan
            ----------------------
Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders, the Swing Line Lender, the LC Issuers, the Agent, the Arranger and the Swing Line Lender and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 13.3. Notwithstanding clause (ii) of this Section, any
                ------------                   -----------
Lender, Swing Line Lender or LC Issuer may at any time, without the consent of the Borrower or the Agent, assign all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; provided, however, that no such assignment to a Federal Reserve Bank shall release the transferor Lender, LC Issuer or the Swing Line Lender from its obligations hereunder. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with
Section 13.3 in the case of an assignment thereof or, in the case of any other
------------
transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of the rights to any Loan or any Note agrees by acceptance of such transfer or assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder, transferee or assignee of the rights to such Loan.

     13.2.  Participations.
            --------------

        13.2.1  Permitted Participants; Effect.  Any Lender may, in the ordinary
                ------------------------------
     course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender, any LC Interest or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

        13.2.2.  Voting Rights.  Each Lender shall retain the sole right to
                 -------------
     approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, extends the Facility Termination Date, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment, releases any guarantor of any such Loan or releases all or substantially all of the collateral, if any, securing any such Loan.

        13.2.3.  Benefit of Setoff.  The Borrower agrees that each Participant
                 -----------------
     shall be deemed to have the right of setoff provided in Section 12.1 in
                                                             ------------
     respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 12.1
                                                                   ------------
     with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 12.1,
                                                                ------------
     agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 12.2 as if each Participant were a Lender.
          ------------

     13.3.  Assignments.
            -----------

         13.3.1.  Permitted Assignments. Any Lender may, in the ordinary course
                  ---------------------
     of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("PURCHASERS") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit E or in such other form as may be
                                     ---------
     agreed to by the parties thereto. The consent of the Borrower and the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consent shall not be unreasonably withheld or delayed. Unless the Borrower and the Agent otherwise consents ( provided, however that if a Default has occurred and is continuing, the consent of the Borrower shall not be required), each such assignment shall be in an amount not less than the lesser of (i) $10,000,000 or (ii) the remaining amount of the assigning Lender's Commitment (calculated as at the date of such assignment).

     13.3.2.  Effect; Effective Date.  Upon (i) delivery to the Agent of a
              ----------------------
     notice of assignment, substantially in the form attached as Exhibit 1 to
                                                                 ---------
     Exhibit E (a "NOTICE OF ASSIGNMENT"), together with any consents required
     ---------
     by Section 13.3.1, and (ii) payment of a $3,500 fee to the Agent for
        --------------
     processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment, LC Interests and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders, the Swing Line Lender or the LC Issuers or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 13.3.2, the transferor Lender, the Agent
                                --------------
     and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

     13.4.  Dissemination of Information.  The Borrower authorizes each Lender
            ----------------------------
to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "TRANSFEREE") and any prospective

Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries, including without limitation any information contained in any Reports; provided that each Transferee and prospective Transferee agrees to be bound by Section 10.11 of
                                                            -------------
this Agreement.

     13.5.  Tax Treatment.  If any interest in any Loan Document is transferred
            -------------
to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 4.5(iv).
                       ---------------


                             ARTICLE XIV:  NOTICES

     14.1.  Notices.  Except as otherwise permitted by Section 2.15 with respect
            -------                                    ------------
to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower and the Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, Swing Line Lender or LC Issuer at its address or facsimile number set forth below its signature hereto or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower in accordance with the provisions of this Section
                                                                        -------
14.1.  Each such notice, request or other communication shall be effective (i)
----
if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Agent under
Article II shall not be effective until received.
----------

     14.2.  Change of Address.  The Borrower, the Agent, the Swing Line Lender,
            -----------------
any LC Issuer and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.


                           ARTICLE XV:  COUNTERPARTS

     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.

        ARTICLE XVI:  CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER
                                      OF
                       JURY TRIAL

     16.1.  CHOICE OF LAW.  THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A
            -------------
CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO APPLICABLE FEDERAL LAWS.

     16.2.  CONSENT TO JURISDICTION.
            -----------------------

     (A)  EXCLUSIVE JURISDICTION.  EXCEPT AS PROVIDED IN SUBSECTION (B), EACH OF
          ----------------------                         --------------
THE PARTIES HERETO AGREES THAT ALL DISPUTES AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED EXCLUSIVELY BY STATE OR FEDERAL COURTS LOCATED IN CHICAGO, ILLINOIS, BUT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF CHICAGO, ILLINOIS. EACH OF THE PARTIES HERETO WAIVES IN ALL DISPUTES BROUGHT PURSUANT TO THIS SUBSECTION (A) ANY OBJECTION THAT IT MAY HAVE
                                  --------------
TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

     (B)  OTHER JURISDICTIONS.  THE BORROWER AGREES THAT THE AGENT, ANY LENDER,
          -------------------
ANY LC ISSUER OR THE SWING LINE LENDER SHALL HAVE THE RIGHT TO PROCEED AGAINST THE BORROWER OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE SUCH PERSON TO
(1) OBTAIN PERSONAL JURISDICTION OVER THE BORROWER OR (2) REALIZE ON ANY COLLATERAL FOR THE OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PERSON. THE BORROWER AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY SUCH PERSON TO REALIZE ON ANY COLLATERAL FOR THE OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH PERSON. THE BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH SUCH PERSON HAS COMMENCED A PROCEEDING DESCRIBED IN THIS SUBSECTION (B).
                             --------------

     16.3.  WAIVER OF JURY TRIAL.  THE BORROWER, THE AGENT, THE LC ISSUERS, THE
            --------------------
SWING LINE LENDER AND EACH LENDER HEREBY

WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

       IN WITNESS WHEREOF, the Borrower, the Lenders, the Swing Line Lender, the LC Issuers and the Agent have executed this Agreement as of the date first above written.



                              HOWMET CORPORATION



                              By:
                                 ---------------------------------

                              Title:


                              Notice Address:    475 Steamboat Road
                                                 Greenwich, CT  06836-1960
                                                 Attention: Treasurer
                                                 Telephone:  (203) 625-8744
                                                 FAX:        (203) 861-4746

                              With a copy to:    Thiokol Corporation
                                                 2475 Washington Blvd.
                                                 Ogden, UT  84401-2398
                                                 Attention:  Nicholas J. Iuanow
                                                 Telephone:  (801) 629-2211
                                                 FAX:        (801) 629-2222

                         THE FIRST NATIONAL BANK OF CHICAGO.

                         Individually as a Lender, as Agent and as the LC Issuer

                         By:
                             ------------------------
                                   David  G. Dixon
                         Title:    Authorized Agent
                                ---------------------


                         Notice Address:  One First National Plaza
                                          Chicago, Illinois  60670
                                          Attention: Timothy J. King
                                          Telephone:  (312)  732-6456
                                          FAX:        (312)  732-3885

                                        MELLON BANK, N.A.

                                        By:
                                           -------------------------------
                                                Lawrence C. Ivey
                                        Title:  Vice President

                                        Notice Address:  400 South Hope St.
                                        5th Floor
                                        Los Angeles, CA  90071
                                        Attention:    Lawrence C. Ivey
                                        Telephone:    (213) 553-9543
                                        FAX:          (213) 629-0492

                                   WACHOVIA BANK, N.A.

                                   By:
                                       -------------------------------------
                                           James McCreary
                                   Title:  Senior Vice President

                                   Notice Address:  191 Peachtree Street NE
                                                    Atlanta, GA  30303
                                                    Attention:    U.S. Corporate
                                                    Telephone:  (404) 332-6210
                                                    FAX:        (404) 332-6048

                               BANK OF MONTREAL

                               By:
                                   --------------------------------------
                                       Joanna Bellocq
                               Title:  Director
                               Notice Address:  115 South LaSalle Street
                                                11th Floor
                                                Chicago, IL  60603
                                                Attention:   Joanna Bellocq
                                                Telephone:   (212) 605-1647
                                                FAX:         (212) 605-1451

                                      ABN AMRO BANK, N.V.

                                      By:___________________________________

                                      Title:  _______________________________


                                      By:__________________________________

                                      Title:_________________________________

                                      Notice Address:  135 South LaSalle Street
                                                       Suite 2805
                                                       Chicago, IL  60603
                                                       Attention:  Robert Decker
                                                       Telephone: (312) 904-2949
                                                       FAX:       (312) 606-8428

                                     BANK OF AMERICA NATIONAL TRUST
                                     & SAVINGS ASSOCIATION

                                     By:
                                        ------------------------------------
                                     Dianne P. Allen
                                     Title:  Vice President

                                     Notice Address:  555 South Flower Street
                                                      11th Floor
                                                      Los Angeles, CA  90071
                                                      Attention:  Dawn Esser
                                                      Telephone: (213) 228-2820
                                                      FAX:       (213) 623-1959

                                      BANQUE NATIONALE DE PARIS

                                      By:
                                         ----------------------------------
                                            D. Guy Gibb
                                      Title:  Vice President

                                      Notice Address:  180 Montgomery Street
                                                       3rd Floor
                                                       San Francisco, CA  94104
                                                       Attention:  D. Guy Gibb
                                                       Telephone: (415) 956-0707
                                                       FAX:       (415) 296-8954

                                   THE NORTHERN TRUST COMPANY

                                   By:
                                      -------------------------------------
                                           John E. Burda
                                   Title:  Vice President

                                   Notice Address:  50 South LaSalle Street
                                                    Chicago, IL  60675
                                                    Attention:  John E. Burda
                                                    Telephone: (312) 444-4575
                                                    FAX:       (312) 444-5055

                                   BANKERS TRUST COMPANY
                                   By:
                                       --------------------------------
                                           Anthony LoGrippo
                                   Title:  Vice President
                                   Notice Address:  130 Liberty Street
                                                    New York, NY  10006
                                                    Attention:  Anthony LoGrippo
                                                    Telephone: (212) 250-4886
                                                    FAX:       (212) 250-7218

                        CREDIT SUISSE FIRST BOSTON

                        By:
                            ------------------------------------
                             Mark A. Sampson
                        Title:  Vice President
                        Notice Address:  11 Madison Avenue
                                         20th Floor
                                         New York, NY  10010-3629
                                         Attention:   Mark A. Sampson
                                         Telephone:  (212) 325-3641
                                         FAX:        (212) 325-8319

                                FLEET NATIONAL BANK

                                By:
                                    --------------------------------
                                        Robert C. Rubino
                                Title:  Senior Vice President
                                Notice Address:  One Federal Street
                                                 MSN-MA-OF0308
                                                 Boston, MA  02211
                                                 Attention:  Robert C. Rubino
                                                 Telephone:  (617) 346-0574
                                                 FAX:        (617) 346-0585

                               PRICING SCHEDULE


==========================================================================================================
Applicable            Level I        Level II       Level III       Level IV        Level V      Level VI
 Margin                Status         Status         Status          Status          Status       Status
  Debt/                  .5          >.5 and        >1.0 and        >1.5 and       >2.0 and       >2.5
EBITDA                                  1.0            1.5             2.0            2.5
----------------------------------------------------------------------------------------------------------
Facility Fee            10.0           11.0           12.5            15.0           17.5         20.0
----------------------------------------------------------------------------------------------------------
Eurodollar Rate         20.0           24.0           25.0            30.0           32.5         42.5
&  Applicable
  LC Fee
 Percentage
----------------------------------------------------------------------------------------------------------
All-In Funded           30.0           35.0           37.5            45.0           50.0         62.5
==========================================================================================================


     For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

                "FINANCIALS" means the annual or quarterly financial statements of the Borrower delivered pursuant to Section 7.1(i) and (ii) of the
                                            --------------     ----
      Agreement.

               "LEVEL I STATUS" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Leverage Ratio is less than or equal to .5 to 1.00.

               "LEVEL II STATUS" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status and (ii) the Leverage Ratio is less than or equal to 1.0 to 1.00.

               "LEVEL III STATUS" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status or Level II Status and (ii) the Leverage Ratio is less than or equal to 1.5 to 1.00.

               "LEVEL IV STATUS" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status, Level II Status or Level III Status and (ii) the Leverage Ratio is less than or equal to 2.0 to 1.00.

               "LEVEL V STATUS" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials,
     (i) the Borrower has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status and (ii) the Leverage Ratio is less than or equal to 2.5 to 1.00.

               "LEVEL VI STATUS" exists at any date if the Borrower has not qualified for Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

     For the period from the Closing Date until receipt of the Borrower's audited financial statements for the period ending December 31, 1997, the Applicable Margin and Applicable LC Fee Percentage and applicable Facility Fee will be at Level III Status. Thereafter, the Applicable Margin and Applicable LC Fee Percentage and applicable Facility Fee shall be determined in accordance with the foregoing table based on the Borrower's Status as reflected in the then most recent Financials. Adjustments, if any, to the Applicable Margin or Applicable LC Fee Percentage and applicable Facility Fee shall be effective five Business Days after the Agent has received the applicable Financials. If the Borrower fails to deliver the Financials to the Agent at the time required pursuant to the Credit Agreement, then the Applicable Margin and Applicable LC Fee Percentage and applicable Facility Fee shall be the highest Applicable Margin and Applicable LC Fee Percentage and applicable Facility Fee set forth in the foregoing table until five days after such Financials are so delivered.

    COMMITMENT SCHEDULE


----------------------------------------------------------------------------------------------
Lender                                                                           Commitment
----------------------------------------------------------------------------------------------
THE FIRST NATIONAL BANK OF CHICAGO                                                $ 34,000,000
----------------------------------------------------------------------------------------------
ABN AMRO BANK, N.V.                                                               $ 33,000,000
----------------------------------------------------------------------------------------------
BANKERS TRUST COMPANY                                                             $ 33,000,000
----------------------------------------------------------------------------------------------
BANK OF AMERICA NATIONAL TRUST                                                    $ 27,000,000
& SAVINGS ASSOCIATION
----------------------------------------------------------------------------------------------
BANK OF MONTREAL                                                                  $ 27,000,000
----------------------------------------------------------------------------------------------
CREDIT SUISSE FIRST BOSTON                                                        $ 27,000,000
----------------------------------------------------------------------------------------------
FLEET NATIONAL BANK                                                               $ 27,000,000
----------------------------------------------------------------------------------------------
BANQUE NATIONALE DE PARIS                                                         $ 23,000,000
----------------------------------------------------------------------------------------------
MELLON BANK, N.A.                                                                 $ 23,000,000
----------------------------------------------------------------------------------------------
THE NORTHERN TRUST COMPANY                                                        $ 23,000,000
----------------------------------------------------------------------------------------------
WACHOVIA BANK, N.A.                                                               $ 23,000,000
----------------------------------------------------------------------------------------------
TOTAL                                                                             $300,000,000
----------------------------------------------------------------------------------------------

                                   EXHIBIT A
                                  FORM OF NOTE


                                      NOTE
                         [_____________________________], 1997


          HOWMET CORPORATION, a Delaware corporation (the "Borrower"), promises to pay to the order of [____________________________________] (the "Lender") the
aggregate unpaid principal amount of all Syndicated Loans made by the Lender to the Borrower pursuant to Article II of the Credit Agreement hereinafter referred
                         ----------
to (as the same may be amended or modified, the "Agreement"; capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement), in immediately available funds on the dates and at the offices of The First National Bank of Chicago, as Agent, specified in the Agreement, together with interest on the unpaid principal amount hereof at the rates and on the dates determined in accordance with the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Syndicated Loans in full on the Facility Termination Date and as otherwise set forth in the Agreement.

          The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or otherwise record in accordance with its usual practice, the date and amount of each Syndicated Loan and the date and amount of each principal payment hereunder.

          This Note is one of the Syndicated Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of December 16, 1997, among the Borrower, The First National Bank of Chicago, as Agent, and the lenders parties thereto, including the Lender, to which Agreement, as it may be amended, modified, restated or supplemented from time to time, reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. The Agreement, among other things, provides for the making of "Syndicated Loans" by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the Lender's Commitment.

          The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

          This Note shall be governed by, and construed in accordance with, the internal laws of the State of Illinois but giving effect to applicable federal laws.


                              HOWMET CORPORATION


                              By:
                              Title:

             Schedule of Syndicated Loans and Payments of Principal
                                       to
                     Syndicated Note of Howmet Corporation



          Principal        Maturity
          Amount of      of Interest      Principal    Unpaid
Date         Loan           Period       Amount Paid  Balance
-------------------------------------------------------------

                                   EXHIBIT B
                           FORM OF PLEDGE AGREEMENT

                                   (Attached)

                                                                  EXECUTION COPY





                             EQUITABLE SHARE CHARGE


                                    BETWEEN


                               HOWMET CORPORATION


                                      AND


                       THE FIRST NATIONAL BANK OF CHICAGO






                                SIDLEY & AUSTIN
                                 Royal Exchange
                                London EC3V 3LE
                               Ref: JM/HW/57072.7
                               Tel: 0171 360 3600
                               Fax: 0171 626 7937

THIS DEED OF CHARGE is made the 30th day of January 1998 made by HOWMET CORPORATION (the "Chargor"), to THE FIRST NATIONAL BANK OF CHICAGO, as agent (the "Chargee"), for the benefit of the Secured Creditors (as defined below). Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.


                              W I T N E S S E T H
                              - - - - - - - - - -


     WHEREAS, the Chargor, various lenders from time to time party thereto (the "Lenders") and The First National Bank of Chicago, as agent for the Lenders (together with any successor agent, the "Agent"), have entered into a Credit Agreement, dated as of December 16, 1997, providing for the making of Loans and the issuance of, and participation in, Facility LCs as contemplated therein (as used herein, the term "Credit Agreement" means the Credit Agreement described above in this paragraph, as the same may be amended, modified, extended, renewed, replaced, restated or supplemented from time to time, and including any agreement extending the maturity of, or restructuring the Indebtedness under such agreement or any successor agreements) (the Lenders, the Agent and the Chargee are herein called the "Bank Creditors");

     WHEREAS, the Chargor may at any time and from time to time enter into one or more Financial Contracts with one or more Lenders or any affiliate thereof (each such Lender or affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender's or affiliate's successors and assigns, if any, collectively, the "Other Creditors," and together with the Bank Creditors, the "Secured Creditors");

     WHEREAS, it is a condition to the making of Loans and the issuance of Facility LCs under the Credit Agreement that the Chargor shall have executed and delivered this Deed; and

     WHEREAS, the Chargor will derive direct or indirect benefits from the incurrence of Loans and the issuance of Facility LCs under the Credit Agreement and the entering into of Financial Contracts and, accordingly, the Chargor desires to enter into this Deed in order to satisfy the conditions described in the preceding paragraph,

     NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to the Chargor, the receipt and sufficiency of which are hereby acknowledged, the Chargor hereby makes the following representations and warranties to the Chargee for the benefit of the Secured Creditors and hereby covenants and agrees with the Chargee for the benefit of the Secured Creditors as follows:

1.   SECURITY FOR OBLIGATIONS.  This Deed is made by the
Chargor for the benefit of the Secured Creditors to secure:

          (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations and liabilities (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) of the Chargor to the Bank Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with the Credit Agreement and the other Loan Documents to which the Chargor is a party (including, without limitation, all such obligations and indebtedness of the Chargor under the Credit Agreement) and the due performance and compliance by the Chargor with all of the terms, conditions and agreements contained in the Credit Agreement and such other Loan Documents (all such obligations and liabilities under this clause (i), except to the extent consisting of obligations or indebtedness with respect to Financial Contracts, being herein collectively called the "Loan Document Obligations");

          (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations and liabilities (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) owing by the Chargor to the Other Creditors under, or with respect to, any Financial Contracts, whether such Financial Contract is now in existence or hereafter arising, and the due performance and compliance by the Chargor with all of the terms, conditions and agreements contained therein (all such obligations and liabilities described in this clause (ii) being herein collectively called the "Other Obligations");

          (iii) any and all sums advanced by the Chargee in order to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral (to the extent provided for in the Loan Documents);

          (iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of the Chargor referred to in clauses (i), (ii) and (iii) above, after any Default (as such term is defined in the Credit Agreement) shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale, selling or otherwise disposing of or realising on the Collateral, or of any exercise by the Chargee of its rights hereunder, together with reasonable legal fees and court costs; and

          (v) all amounts paid by any Secured Creditor as to which such Secured Creditor has the right to reimbursement under Section 11 of this Deed.

All such obligations, liabilities, sums and expenses set forth in clauses (i) through (v) of this Section 1 being herein collectively called the "Obligations," it being acknowledged and agreed that the "Obligations" shall include extensions of credit of the types described above, whether outstanding on the date of this Deed or extended from time to time after the date of this Deed.

2. DEFINITION OF SECURITIES, ETC. As used herein the term "Securities" shall mean, all of the issued and outstanding share capital at any time owned by the Chargor of any Material Foreign Subsidiary, provided that, the Chargor shall not be required to charge hereunder, and nothing herein shall be deemed to constitute a charge hereunder of, more than 65% of the total combined voting power of all classes of issued share capital of any Material Foreign Subsidiary. The Chargor represents and warrants that on the date hereof (i) each Material Foreign Subsidiary of the Chargor, and the direct ownership thereof, is listed in Schedule 1 hereto; (ii) the Securities held by the Chargor consists of the number and type of shares of the capital of the corporations as described in Schedule 1 hereto; (iii) such Securities constitutes that percentage of the issued and outstanding share capital of the corporation as is set forth in Schedule 1 hereto; and
     (iv) the share certificates represent 65% of the issued and outstanding share capital of each Material Foreign Subsidiary listed in Schedule 1.

3.        CHARGE

     (a) Charge.  To secure the Obligations, the Chargor with full title
         ------
     guarantee hereby charges in favour of the Chargee all of the Chargor's interest in and to the Collateral (as defined below) with the intent that such charge will take effect as a first equitable charge and shall rank ahead of any other present or future security on the Collateral (as defined below).

     (b) Transfer of Shares.  Forthwith upon execution of this Deed the Chargor
         ------------------
     shall deliver to the Chargee all stock and share certificates and other documents of title (including a certified true and correct copy of the register of members of each Material Foreign Subsidiary listed in Schedule
     1) relating to the Securities together with stock transfer forms executed in blank and left undated (along with a Special Resolution of each Material Foreign Subsidiary listed in Schedule 1, containing, inter alia, amendments to its Articles of Association in the form specified in Schedule 2 hereto) on the basis that the Chargee (or its nominee) shall be entitled to hold such documents of title and stock transfer forms until the Obligations, other than contingent indemnity obligations with respect to which no claim has been made, has been irrevocably and unconditionally discharged in full and shall be entitled, at any time if a Default shall have occurred and be continuing, to complete (pursuant to its powers in Section 12(b) below) the stock transfer forms on behalf of the Chargee in favour of itself or such other person as it shall select.

     (c) Subsequently Acquired Securities.  If the Chargor shall acquire (by
         --------------------------------
     purchase, stock dividend or otherwise) any additional Securities at any time or from time to time after the date hereof, the Chargor will promptly thereafter charge and deliver to the Chargee all stock and share certificates and other documents of title relating to the Securities together with stock transfer forms executed in blank and left undated and will promptly thereafter deliver to the Chargee a certificate executed by a principal executive officer of the Chargor describing such Securities and certifying that the same has been duly charged to the Chargee hereunder in the same manner and on the same basis as it has done so in relation to Securities under Section 3(b) hereof; provided, however, the Chargor shall not be required at any time to charge hereunder Securities which constitute more than 65% of the total combined voting power of all issued share capital of any Material Foreign Subsidiary entitled to vote.

     (d) Uncertificated Securities.  Notwithstanding anything to the contrary
         -------------------------
     contained in Sections 3(a), 3(b) and 3(c) hereof, if any Securities (whether now owned or hereafter acquired) are uncertificated securities, the Chargor shall promptly notify the Chargee thereof, and shall promptly take all actions required to perfect the security interest of the Chargee under applicable law. The Chargor further agrees to take such actions as the Chargee deems reasonably necessary or desirable to effect the foregoing and to permit the Chargee to exercise any of its rights and remedies hereunder.

     (e) Definitions of Charged Securities and Collateral.  65% of all
         ------------------------------------------------
     Securities at any time charged or required to be charged hereunder and represented by the share certificate number/s set out in Schedule 1 are hereinafter called the "Charged Securities;" and the Charged Securities, together with:

     (i) all dividends, distributions and other income paid or payable on or derived from the Charged Securities;

     (ii) all shares or other property derived from the Charged Securities (whether by way of bonus, option or otherwise); and

     (iii) all accretions, rights, benefits and advantages of all kinds accruing, offered or otherwise derived from the Charged Securities (whether by way of conversion, redemption, bonus, preference, option, offer or otherwise), are hereinafter called the "Collateral."

4. APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS. ETC. The Chargee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Charged Securities, which may be held (in the discretion of the Chargee) in the name of the Chargor, endorsed or assigned in blank or in favour of the Chargee or any nominee or nominees of the Chargee or a sub-agent appointed by the Chargee.

5. VOTING, ETC., WHILE NO DEFAULT. (a) Unless and until there shall have occurred and be continuing a Default and the Chargee shall have given the Chargor written notice that the Chargee has elected to exercise such rights, the Chargor shall be entitled to exercise any and all voting and other rights and powers attaching to the Charged Securities owned by it, and to give consents, waivers or ratifications in respect thereof, provided, that no vote shall be cast or any consent, waiver or ratification
     --------
     given or any action taken which would violate or be inconsistent with any of the terms of this Deed, the Credit Agreement, any other Loan Document or any Financial Contract (collectively, the "Secured Debt Agreements") and in particular, without limiting the foregoing, the Chargor shall not exercise any voting rights or powers if such exercise would result in the Charged Securities representing less than 65 per cent in nominal value of the entire issued share capital of each Material Foreign Subsidiary. All such rights of the Chargor to vote and to give consents, waivers and ratifications shall cease in case a Default has occurred and is continuing and the Chargee shall have given the Chargor written notice that the Chargee has elected to exercise such rights, and Section 7 hereof shall become applicable.

     (b) The rights and powers attaching to the Charged Securities shall, for the purposes of Section 5(a) above, include, without limitation, all powers given to trustees by Section 10(3) and 10(4) of the Trustee Act 1925 (in respect of securities subject to a trust) and shall be exercisable without any need for any further consent or authority of the Chargee.

6. DIVIDENDS AND OTHER DISTRIBUTIONS. Unless and until there shall have occurred and be continuing a Default, all cash dividends and distributions payable in respect of the Charged Securities shall be paid to the Chargor. The Chargee shall be entitled to receive directly, and to retain as part of the
Collateral:

          (i) all other or additional shares or other securities (other than cash) paid or distributed by way of dividend or otherwise, as the case may be, in respect of the Charged Securities;

          (ii) all other or additional shares or other securities paid or distributed in respect of the Charged Securities by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

          (iii) all other or additional shares or other securities or property which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of shares, conveyance of assets, liquidation or similar corporate reorganisation.

Nothing contained in this Section 6 shall limit or restrict in any way the Chargee's right to receive proceeds of the Collateral in any form in accordance with Section 3 of this Deed. All dividends, distributions or other payments which are received by the Chargor contrary to the provisions of this Section 6 and Section 7 hereof shall be received in trust for the benefit of the Chargee, shall be segregated from other property or funds of the Chargor and shall be promptly paid over to the Chargee as Collateral in the same form as so received (with any necessary endorsement).

7.        ENFORCEMENT OF SECURITY.

(a) The restriction on the consolidation of mortgages imposed by Section 93 of the Law of Property Act 1925 shall not apply to this Deed.

(b) Section 103 of the Law of Property Act 1925 shall not apply to the charges created by this Deed which shall immediately become enforceable and the power of sale and other powers conferred by Section 101 of such Act (as varied or extended by this Deed) shall be immediately exercisable at any time after notice demanding payment of any sum in respect of the Obligations shall have been given by the Chargee to the Chargor following the occurrence and during the continuance of Default.

(c) The powers conferred on mortgagees or receivers by sections 85 to 109 of the Law of Property Act 1925 and sections 28 to 49 of the Insolvency Act 1986 shall apply to the security constructed by this Deed except insofar as they are expressly or impliedly excluded and where there is ambiguity or conflict between the powers contained in such Acts and those contained in this Deed, those contained in this Deed shall prevail.

8. REMEDIES, ETC., CUMULATIVE. Each and every right, power and remedy of the Chargee provided for in this Deed or any other Secured Debt Agreement, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy.

The exercise or beginning of the exercise by the Chargee or any other Secured Creditor of any one or more of the rights, powers or remedies provided for in this Deed or any other Secured Debt Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Chargee of all such other rights, powers or remedies, and no failure or delay on the part of the Chargee or any other Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof. No notice to or demand on the Chargor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Chargee to any other or further action in any circumstances without notice or demand.

9. APPLICATION OF PROCEEDS. (a) All moneys collected by the Chargee upon any sale or other disposition of the Collateral, together with all other moneys received by the Chargor hereunder, shall be applied to the payment
                            -------
     of the Obligations as follows:

          (A) first, to pay amounts referred to in Section 1(iii) and (iv) hereof;

          (B) second, to pay interest on and then principal of any portion of the Loans which the Agent may have advanced on behalf of any Lender for which the Agent has not then been reimbursed by such Lender or the Chargor;

          (C) third, to pay interest on and then principal of any protective advance made by the Agent for which the Agent has not then been paid by the Chargor or reimbursed by the Lenders;

          (D) fourth, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due to the Agent;

          (E) fifth, to pay Obligations in respect of any fees, expenses, reimbursements or indemnities then due to the Lenders and the Issuing Banks;

          (F) sixth, to pay interest due in respect of Swing Line Loans;

          (G) seventh, to pay interest due in respect of Loans (other than Swing Line Loans) and LC Obligations;

          (H) eighth, to the ratable payment or prepayment of principal outstanding on Swing Line Loans;

          (I) ninth, to the ratable payment or prepayment of principal outstanding on Loans (other than Swing Line Loans) and Reimbursement Obligations in such order as the Agent may determine in its sole discretion;

          (J) tenth, to provide required cash collateral, if required pursuant to;

          (K) eleventh, to the ratable payment of all other Obligations with respect to the Credit Agreement and the Loan Documents; and

          (L) twelfth, to the ratable payment of all Obligations with respect to Financial Contracts.

     (b) It is understood and agreed that the Chargor shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral hereunder and the aggregate amount of the Obligations.

10. PURCHASERS OF COLLATERAL. (a) No purchaser from, or other person dealing with, the Chargee shall be concerned to enquire whether any of the powers which it has exercised or purported to exercise has arisen or become exercisable, or whether any of the Obligations remains outstanding, or whether any event has happened to authorise the Chargee to act or as to the propriety or validity of the exercise or purported exercise of any such power; and the title of such a purchaser and the position of such a person shall not be impeachable by reference to any of those matters.

(b) Upon any sale of the Collateral by the Chargee hereunder the receipt of the Chargee or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Chargee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

(c) In Sections 10(a) and 10(b), "purchaser" includes any person acquiring, for money or money's worth, any Encumbrance (as defined below) over, or any other interest or right whatsoever in relation to, any of the Charged Property.

11. INDEMNITY. The Chargor agrees (i) to indemnify and hold harmless the Chargee in such capacity and each other Secured Creditor and their respective successors, assigns, employees, agents and servants (individually an "Indemnitee," and collectively the "Indemnitees") from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature and (ii) to reimburse each Indemnitee for all costs and expenses, including reasonable legal fees, in each case growing out of or resulting from this Deed or the exercise by any Indemnitee of any right or remedy granted to it hereunder or under any other Secured Debt Agreement (but excluding any claims, demands, losses, judgments and liabilities or expenses to the extent incurred by reason of negligence or wilful misconduct of such Indemnitee). In no event shall the Chargee be liable, in the absence of negligence or wilful misconduct on its part, for any matter or thing in connection with this Deed other than to account for monies actually received by it in accordance with the terms hereof. If and to the extent that the obligations of the Chargor under this Section 11 are unenforceable for any reason, the Chargor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

12. FURTHER ASSURANCES; POWER-OF-ATTORNEY. (a) The Chargor undertakes, from time to time and at all times, whether before or after the security constituted hereunder shall have become enforceable, to execute and do at its own expense all such deeds, assurances, agreements, instruments, acts and things as the Chargee may reasonably require for perfecting and protecting the security hereby constituted or facilitating the realisation thereof or for enforcing the same or exercising any of the Chargee's rights hereunder and in particular, but without limitation, the Chargor shall execute all transfers, conveyances, assignments and assurances whatsoever and give all notices, orders, instructions and directions whatsoever which the Chargee may deem reasonably necessary or advisable in the exercise of its rights hereunder.

     (b) The Chargor hereby irrevocably and by way of security appoints the Chargee and any person nominated for the purpose by the Chargee in writing under hand by an officer of the Chargee severally as its Attorney and in its name and on its behalf and as its act and deed to execute as a deed and deliver (using the company seal where appropriate) and otherwise perfect and do any deed, assurance, agreement, instrument, act or thing which may reasonably be required or deemed proper in the exercise of any rights or powers hereunder or otherwise for any of the purposes of this Deed and the Chargor hereby covenants with the Chargee to ratify and confirm all reasonable acts or things made, done or executed by such attorney as aforesaid.

13. THE CHARGEE AS AGENT. The Chargee will hold in accordance with this Deed all items of the Collateral at any time received under this Deed on the terms set forth herein and in Article XI of the Credit Agreement.

14. TRANSFER BY THE CHARGOR. The Chargor shall not (except as may be permitted in accordance with the terms of the Credit Agreement):

     (i) sell, create or permit to subsist any mortgage, charge, assignment, pledge, lien, right of set-off, encumbrance or other security interest (whether fixed or floating) whatsoever ("Encumbrance") on or over all or any part of the Collateral or the right to receive or be paid the same or agree to do so;

     (ii) sell, transfer or otherwise dispose of the whole or any part of the Collateral or the right to receive or be paid the same or agree to do so; or

     (iii) dispose of the equity of redemption in respect of any of the Collateral.

15. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE CHARGOR. The Chargor represents, warrants and covenants that (i) it is the legal, record and beneficial owner of, and has good and marketable title to, all Charged Securities charged by it hereunder, subject to no Encumbrance (except the Encumbrance created by this Deed and other Encumbrances permitted by the Credit Agreement); (ii) it has full corporate power, authority and legal right to charge all the Collateral charged by it pursuant to this Deed;
     (iii) this Deed has been duly authorised, executed and delivered by the Chargor and constitutes a legal, valid and binding obligation of the Chargor enforceable in accordance with its terms; (iv) no consent of any other party (including, without limitation, any shareholder or creditor of the Chargor or any of its Subsidiaries) and no consent, licence, permit, approval or authorisation of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by the Chargor in connection with the execution, delivery or performance of this Deed, the validity or enforceability of this Deed, the perfection or enforceability of the Chargee's security interest in the Collateral or the exercise by the Chargee of any of its rights or remedies provided herein; (v) the execution, delivery and performance of this Deed by the Chargor will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, applicable to the Chargor, or of the certificate of incorporation or by-laws (or the equivalent organisational documents) of the Chargor or of any securities issued by the Chargor or any of its Subsidiaries, or of any mortgage, indenture, lease, deed of trust, loan agreement, credit agreement or other material agreement, contract, or instrument to which the Chargor or any of its Subsidiaries is a party or which purports to be binding upon the Chargor or any of its Subsidiaries or upon any of their respective assets and will not result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance on any of the assets of the Chargor or any of its Subsidiaries except as contemplated by this Deed; (vi) all the shares which are part of the Charged Securities have been duly and validly issued, are fully paid and non-assessable and are subject to no options to purchase or similar rights; and (vii) the charge, assignment and delivery to the Chargee of the Securities (other than uncertificated securities) pursuant to this Deed creates a valid and perfected first priority equitable charge over the Collateral, subject to no other Encumbrance or to any Deed purporting to grant to any third party an Encumbrance on the property or assets of the Chargor which would include the Charged Securities. The Chargor covenants and agrees that it will defend the Chargee's right, title and security interest in and to the Collateral against the claims and demands of all persons whomsoever in accordance with the Loan Documents; and the Chargor covenants and agrees that it will have like title to and right to charge any other property and any time hereafter charged to the Chargee as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Chargee and Secured Creditors.

16. CHARGOR'S OBLIGATIONS ABSOLUTE, ETC. The obligations of the Chargor under this Deed shall be in addition to and independent of every other security which the Agent and the Lenders may at any time hold in respect of any of the Chargor's obligations under the Loan Documents and shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (i) any renewal, extension, amendment or modification of or addition or supplement to or deletion from any Secured Debt Agreement or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof; (ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument including, without limitation, this Deed;
     (iii) any furnishing of any additional security to the Chargee or its assignee or any acceptance thereof or any release of any security by the Chargee or its assignee; (iv) any limitation on any party's liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or (v) any winding-up, bankruptcy, insolvency, administration, reorganisation, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Chargor or any Subsidiary of the Chargor, (vi) any failure to realise or fully to realise the value of, or any release, discharge, exchange or substitution of, any such security or taken in respect of the Chargor's obligations under the Loan Documents; or (vii) any other act, event or omission which, but for this section, might operate to discharge, impair or otherwise affect any of the obligations of the Chargor herein contained or any of the rights, powers or remedies conferred upon the Agent by the Loan Documents or by law or any action taken with respect to this Deed by any trustee or receiver or by any court, in any such proceeding, whether or not the Chargor shall have notice or knowledge of any of the foregoing.

17. RELEASE. (a) After the Termination Date (as defined below), the Chargee, at the request and expense of the Chargor, will execute and deliver to the Chargor such documents (or procure that its nominees execute such documents) as the Chargor may reasonably request and which may be required to release to the Chargor without recourse and without any representation or warranty all the right, title and interest of the Chargee in such of the Collateral as has not theretofore been sold or otherwise applied or released pursuant to this Deed, together with any moneys at the time held by the Chargee or any of its sub-agents hereunder. As used in this Deed, "Termination Date" shall mean the date upon which the Commitments and all Financial Contracts and the Loan Documents have been terminated, no Note under the Credit Agreement is outstanding (and all Loans and other Obligations have been unconditionally and irrevocably discharged in full), all Facility LCs have been terminated, all Obligations have been unconditionally and irrevocably discharged in full, other than contingent indemnity obligations with respect to which no claim has been made, and neither the Lenders nor the Chargee has any further contingent obligations to lend or grant or create any commitment or liabilities under or in connection with the Loan Documents or any instruments or documents or issued pursuant thereto.


     (b) In the event that any part of the Collateral is sold in connection with a sale permitted by the Credit Agreement or otherwise released pursuant to the Credit Agreement and the proceeds of such sale or sales or from such release are applied in accordance with the provisions of the Credit Agreement, to the extent required to be so applied, the Chargee, at the request and expense of the Chargor, will duly assign, transfer and deliver to the Chargor (without recourse and without any representation or warranty) such of the Collateral (and releases therefor) as is then being (or has been) so sold or released and has not theretofore been released pursuant to this Deed

     (b) In the event that any part of the Collateral is sold in connection with a sale permitted by the Credit Agreement or otherwise released pursuant to the Credit Agreement and the proceeds of such sale or sales or from such release are applied in accordance with the provisions of the Credit Agreement, to the extent required to be so applied, the Chargee, at the request and expense of the Chargor, will duly assign, transfer and deliver to the Chargor (without recourse and without any representation or warranty) such of the Collateral (and releases therefor) as is then being (or has been) so sold or released and has not theretofore been released pursuant to this Deed.

     (c)  At any time that the Chargor desires that the Chargee assign, transfer
     and deliver   Collateral (and releases therefor) as provided in Section
     17(a) or (b) hereof, it shall deliver to the Chargee a certificate signed by a principal executive officer of the Chargor stating that the release of the respective Collateral is permitted pursuant to such Section 17(a) or
     (b).

     (d) The Chargee shall have no liability whatsoever to any other Secured Creditor as the result of any release of Collateral by it in accordance with this Section 17.

18. NOTICES, ETC. All notices, requests and other communications to either party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party at the notice address for it as specified in the Credit Agreement. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Chargee shall not be effective until received.

19. WAIVER; AMENDMENT. (a) None of the terms and conditions of this Deed may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Chargor and the Chargee.

     (b)  No delay or omission of the Chargee in exercising any right, power or
     privilege   hereunder shall impair such right, power or privilege or be construed as a waiver of such right, power or privilege nor shall any single or partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Chargee herein provided are cumulative and not exclusive of any rights or remedies provided by law. A waiver given or consent granted by the Chargee under this Deed will be effective only if given in writing and then only in the instance and for the purpose for which it is given.

20. CURRENCY (a) All moneys received or held by the Chargee under this Deed shall be converted into such other currency in which the obligations and liabilities comprised in the Obligations were denominated at the rate of exchange then prevailing for purchasing that other currency with the existing currency in accordance with the Chargee's customary practice for the exchange of currencies.

     (b) No payment to the Chargee (whether under any judgment or court order or otherwise) shall discharge the obligation or liability of the Chargor in respect of which it was made unless and until the Chargee shall have received payment in full in the currency in which the obligation or liability was incurred (the "Original Currency"). In the event of any payment made in a currency other than the Original Currency ("Other Currency"), such obligation or liability shall be discharged only to the extent that on the Business Day following receipt by the Chargee of such payment in such Other Currency the Chargee may in accordance with normal banking procedures purchase the Original Currency with such Other Currency: if the amount of the Original Currency so purchased is less than the sum originally due to the Chargee in the Original Currency, the Chargee shall have a further separate course of action against the Chargor and shall be entitled to enforce the security constituted by this Deed to recover the amount of the shortfall.

21. CERTIFICATES. For all purposes, including any legal proceedings, a certificate signed by one of the Chargee's officers as to the amount of the Secured Obligations (or any part thereof) shall, in the absence of manifest error, be prima facie evidence thereof against the Chargor.

22. DEED. The parties hereto intend this agreement to take effect as a deed.

23. MISCELLANEOUS. This Deed shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and assigns. The headings in this Deed are for purposes of reference only and shall not limit or define the meaning hereof. This Deed may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Deed shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Deed which shall remain binding on all parties hereto.

24. RECOURSE. This Deed is made with full recourse to the Chargor and pursuant to and upon all the representations, warranties, covenants and agreements on the part of the Chargor contained herein and in the other Secured Debt Agreements and otherwise in writing in connection herewith or therewith.

25. GOVERNING LAW. The Deed shall be governed by and construed in accordance with English law.

26. JURISDICTION. (a) Exclusive Jurisdiction. Except as otherwise provided in subsection (b) each of the parties hereto agrees that all disputes among them arising out of, connected with, related to or incidental to the relationship established between them in connection with this Deed or any other Loan Documents shall be resolved exclusively by the Courts of England. Each of the parties hereto waives in all disputes brought pursuant to this subsection (a) any objection that it may have to the location of the court considering the dispute.

          (b) Other Jurisdictions.  The Chargor agrees that the Chargee shall
              --------------------
     have the right to proceed against the Chargor or its property in a court in any location to enable the Chargee to (i) obtain personal jurisdiction over the Chargor or (ii) realise on any Collateral for the Obligations or to enforce a judgment or other court order entered in favour of the Chargee. The Chargor waives any objection that it may have to the location of the court in which the Chargee has commenced a proceeding brought in compliance with this subsection (b).

27. PROCESS AGENT. Each of the Chargor and the Chargee irrevocably agrees that any writ, notice, or other document issued in connection with or for the purpose of any proceeding, suit or action arising out of or in connection with this Deed in the English Courts shall be duly served upon it if delivered or sent by registered post to the following person, namely:

     In respect of the Chargor:

          Name:    Mr Clive E. Cotton

     Position:  Secretary, Howmet Limited

     Address:    Kestrel Way, Exeter, Devon EX2 7LL England

     In respect of the Chargee:

     Name:

     Position:

     Address:

       IN WITNESS WHEREOF, the Chargor and the Chargee have caused this Deed to be executed as of the date first above written.


EXECUTED as a DEED by HOWMET CORPORATION      )
acting by its duly authorised officer         )



 ...........................
Vice President

EXECUTED as a DEED by THE FIRST NATIONAL BANK OF             )
CHICAGO as Chargee acting by its duly authorised officer(s)  )



 .......................                ............................
Officer                  Officer

                                   SCHEDULE 1

                  MATERIAL FOREIGN SUBSIDIARIES OF THE CHARGOR


Material Foreign Subsidiary               Chargor's Direct Ownership and Share
---------------------------               ------------------------------------
                                          Certificate Numbers
                                          -------------------
Howmet Limited                            1,000,001 fully paid ordinary shares
                                          representing 99.9% of the issued
                                          share capital of Howmet Limited
                                          Share certificate number 4 represents
                                          65% of the issued share capital of
                                          Howmet Limited

                                   SCHEDULE 2


                      WRITTEN RESOLUTION OF HOWMET LIMITED
                      ------------------------------------
                                ("THE COMPANY")
                                ---------------


We, the undersigned, being the sole members for the time being of the above named Company entitled to receive notice of and to attend and vote at General Meetings of the Company HEREBY PASS the following written resolution and agree that the said resolution shall, pursuant to Article 53 of Table A, for all purposes be as valid and effective as if the same had been passed by a Special Resolution at a General Meeting of the Company duly convened and held.

It is hereby resolved that:-

28. The Articles of Association be amended by inserting the words "Subject to this Article" at the beginning of Article 3 and then adding the following sentence to the end of Article 3: The lien referred to in clause 8 of Table A shall not apply to any share registered in the name of Howmet Corporation.

29. The Articles of Association of the Company be amended by inserting the words "Subject to this Article" at the beginning of Article 14 and then adding the following sentence to the end of Article 14:

          "Notwithstanding anything contained in clause 24 and 26 and these Articles, the directors shall not decline to register any transfer of shares, nor may they suspend registration thereof where such a transfer is executed by any bank or institution to whom such shares have been charged by way of security, or by any nominee of such a bank or institution, pursuant to the power of sale under such security, and a certificate by any official of such bank or institution that the shares were so charged and the transfer was so executed shall be conclusive evidence of such facts."


Dated this                    day of January, 1998

For and on behalf of                                  For and on behalf of
Howmet Corporation                                    Roger Hambleton


 .............................                         ..........................

                            MADE ON 30 JANUARY, 1998

_______________________________________________________________________________

                        SHARES ACCOUNTS PLEDGE AGREEMENT
               (NANTISSEMENT DE COMPTES D'INSTRUMENTS FINANCIERS)

________________________________________________________________________________


                                    BETWEEN


                               HOWMET CORPORATION

                                   AS PLEDGOR


                                      AND

                       THE FIRST NATIONAL BANK OF CHICAGO

                              AS COLLATERAL AGENT


                                      AND

                                  THE LENDERS


                                      AND


                                  HOWMET S.A.


                               AS ACCOUNT HOLDER


_______________________________________________________________________________
                                  [LOGO]
                           GIDE LOYRETTE NOUEL

                           26, COURS ALBERT 1ER
                                75008 PARIS

                                   CONTENTS

                                                                 Page

       THE UNDERSIGNED........................................       3
       WHEREAS................................................       3
       1.        DEFINITIONS..................................       4
       2.        PLEDGE (NANTISSEMENT)........................       5
       3.        REPRESENTATIONS AND WARRANTIES...............       6
       4.        COVENANTS....................................       7
       5.        FURTHER ASSURANCES...........................       8
       6.        TERM - COVENANT TO RELEASE...................       8
       7.        ENFORCEMENT..................................       8
       8.        NOTICES......................................       8
       9.        MISCELLANEOUS................................       9
       10.       SUCCESSORS AND ASSIGNS.......................       9
       11.       GOVERNING LAW AND JURISDICTION...............      10

       Annex 1             List of the Lenders
       Annex 2             Addresses for notices
       Annex 3             Form of Statement of Pledge
       Annex 4             Form of Confirmation of Pledge

BETWEEN THE UNDERSIGNED :
-----------------------

1. The First National Bank of Chicago a company governed by the laws of the State of Illinois, whose registered office is at One First National Plaza, Chicago, Illinois 60670, U.S.A., represented by Mr. David G. Dixon, duly authorized for the purposes hereof, acting in its own name and as Collateral Agent in the name and on behalf of a bank syndicate (hereafter referred to as the "Lenders") parties to the Credit Agreement mentioned below, hereafter referred as to the "Collateral Agent",

2. The Lenders (individually a "Lender" and collectively the "Lenders"), listed on Annex 1 hereto, represented by the First National Bank of Chicago as Collateral Agent for the purposes hereof, hereafter referred to as the "Lenders".

AND
---

3. Howmet Corporation, a Delaware corporation, whose registered office is at P.O. Box 1960, 475 Steamboat Road, Greenwich, Connecticut 06836-1960, represented by Mr Mark .F Lasker, duly authorized for the purposes hereof, hereafter referred to as the "Pledgor",

AND
---

4. Howmet S.A., a French company, with a share capital of FRF 290,328,100.00 whose registered office is at 68-78, rue du Moulin de Gage, 92230 Gennevilliers, France, duly incorporated in the Nanterre Trade and Companies Register under n(degree) B 562 109 801, represented by Mr. Michel Desvernois duly authorized for the purposes hereof, hereafter referred to as the "Account Holder".

WHEREAS :
-------

(A) The Pledgor, the Collateral Agent and the Lenders have entered into a credit agreement dated as of December 16, 1997 providing for the making of Loans and the issuance of, and participation in, Facility Lcs as contemplated therein (such credit agreement as it may be amended, restated or otherwise modified, extended, renewed, replaced, restated or supplemented from time to time, and including any agreement extending the maturity of, or restructuring the Indebtedness under such agreement or any successors agreement, being hereafter referred to as the "Credit Agreement").

(B) The Pledgor is the owner of 1,887,132 shares in the share capital of the Company (as defined below).

(C) Pursuant to the Credit Agreement, the Pledgor is required to grant to the Pledgee certain security interest to secure its liabilities under the Credit Agreement including in particular the pledge of 65% of the sharecapital of the Company upon the following terms and conditions of this Agreement (as defined below).

IT HAS BEEN AGREED AS FOLLOWS :
-----------------------------

1.      DEFINITIONS
        -----------

1.1 In this Agreement, terms defined in the Credit Agreement have the same meaning when used in this Agreement and the following terms and expressions used in this Agreement shall, unless the context requires otherwise, have the following meaning :

        "Agreement" means this agreement for the pledge of the Shares Account together with the annexes hereto, as it or they may be amended, restated or supplemented in the future.

        "Business Day" means a day (other than a Saturday or a Sunday) on which banks are open for business in Paris and Chicago.

        "Company" means Howmet S.A., a "societe anonyme" organised under the laws of France, with a registered capital of FRF 290,328,100.00, whose registered office is at 68-78, rue du Moulin de Gage, 92230 Gennevilliers, France, duly incorporated in the Nanterre Trade and Companies Register under n(degree) B 562 109 801.

        "Event of Default" means any event described in Article VIII of the Credit Agreement.

        "Pledge" means the pledge (nantissement) created over the Shares Account ("compte d'instruments financiers").

        "Shares Account" means the shares account ("compte d'instruments financiers") within the meaning of Article 29 of law n(degree) 83-1 of 3rd January, 1983, as amended by law n(degree) 96-597 of 2nd July, 1996 and as opened in the books of the Account Holder in the name of the Pledgor and numbered 1424, to which the Shareholder Interest have been credited in accordance with the terms of the Agreement, such shares account being pledged thereunder.

        "Shareholder Interest" means, in respect of the Pledgor and at any time until this Agreement shall be terminated in accordance with its terms, the 1,887,132 shares held in full ownership by the Pledgor in the issued share capital of the Company, representing 65% of the share capital of the Company, together with all shares or other securities ("valeurs mobilieres"), whether present or future, actual or contingent, from time to time credited to the Shares Account in accordance with the terms hereof.

        "Secured Liabilities" means all obligations and liabilities by the Pledgor to the Collateral Agent and the Lenders (i) under, or with respect to, the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement) (including, without limitation, all such obligations and indebtedness of the Pledgor under the Credit Agreement) to which the Pledgor is a party and the due performance by the Pledgor with all of terms, conditions and agreements contained in the Credit Agreement and such other Loan Documents, (ii) under or with respect to any Financial Contracts (as defined in the Credit Agreement), and the due performance by the Pledgor with all of the terms, conditions and agreements contained therein, together with (iii) all costs, charges and expenses incurred by the Collateral Agent in connection with the preservation or enforcement of their rights under this Agreement and the Credit Agreement including the Loans Documents, the Financial Contracts or any other documents evidencing or securing any such liabilities.

1.2     On and after the date hereof, each reference in this Agreement to :

        (a) "Agreement", "hereunder", "hereof", "herein", or words of like import referring to this Agreement shall mean and be a reference to this Agreement ;

        (b) articles and annexes shall mean and be a reference to the articles and annexes of this Agreement.

2.      PLEDGE (NANTISSEMENT)
        ---------------------

2.1     Pledged Shares Account

        (a) Pursuant to Article 29 of law n(degree) 83-1 of 3rd January, 1983, as amended by law n(degree) 96-597 of 2nd July, 1996, the Pledgor hereby irrevocably pledges to the Collateral Agent its Shares Account, including its Shareholder Interest, as security for the Secured Liabilities.

        (b) The Pledgor hereby undertakes to execute immediately upon signature of this Agreement a statement of pledge relating to its Shares Account (a "Statement of Pledge") in the form of Annex 3 and to cause the Account Holder to issue on the same day a certificate of confirmation of pledge relating to its Shares Account (a "Confirmation of Pledge") in the form of Annex 4.

        (c) Immediately following the execution of this Agreement, an executed copy of this Agreement and of the Statement of Pledge relating to its Shares Account shall for this purpose be transmitted by the Pledgor to the Account Holder.

2.2     Pledged Shareholder Interest

         (a) The Pledgor undertakes to credit to its Shares Account, any and all dividends, interest and distributions received or to be received by it and any all of its rights to receive distributions in respect of its Shareholders Interest. As long as no Event of Default has occurred, the Pledgor shall be entitled to receive payment of any dividends paid in cash ("dividendes en numeraires") or other interest, distributions or rights to distributions in cash only, in respect of the Shareholder Interest. Upon the occurrence of an Event of Default, the Pledgor shall not be entitled to receive dividends or other sums in cash referred to hereabove.

         (b)       In addition to the provisions of paragraph 2.2 (a) above :

                 (i) Any proceeds as well as any other shares or shareholder rights or interest resulting from the Shareholder Interest and any securities or rights which may be substituted for, or added to, the Shareholder Interest, by way of exchange, consolidation, division, free distribution or otherwise, and any new shares or other securities issued by the Company relating to the Shareholder Interest and attributed to the Pledgor as a result of a reduction of the Company's capital due to losses; and

                 (ii) more generally, any shares or other shareholder interest attributed to, and any additional shares or other shareholder interest acquired by the Pledgor and constituting ownership interests in the Company or any legal entity resulting from the transformation or merger of the Company or any similar operation, shall automatically be deemed the Shareholder Interest of the Pledgor for the purposes of this Agreement and shall be promptly credited to the Shares Account, without any such operation constituting in any manner a novation of the rights and security granted to the Collateral Agent hereunder and the Pledgor shall sign all documents and take all action necessary to confirm the same in favor of the Collateral Agent as further provided in article 5 provided, however, the Pledgor shall not be required at any time to pledge hereunder Shares or other Shareholder Interests constituting ownership interest in the Company which constitute more than 65% of the Share capital of the Company.

(c) The Pledgor shall not be entitled to replace or substitute the whole or part of its Shareholder Interest without the prior written consent of the Collateral Agent in each instance.

3.      REPRESENTATIONS AND WARRANTIES
        ------------------------------

        On the date hereof, the Pledgor represents and warrants to the Collateral Agent (and such representations and warranties shall be deemed true and accurate for the term of this Agreement) that :

        (a) the execution and performance of this Agreement and all its obligations hereunder have been duly authorized and any necessary corporate actions have been taken in connection therewith ;

        (b) its obligations under this Agreement constitute and will constitute legal, valid and binding obligations, enforceable against it in accordance with its terms ;

        (c) no consent, licence, approval and authorizations of and registrations with or declarations to any governmental authority are required in connection with the execution of this Agreement ;

        (d) it has valid title to its Shares Account and to the Shareholder Interest credited to its Shares Account ;

        (e) its Shareholder Interest are not subject to any security interest, purchase option or similar restrictions which may affect the rights of the Collateral Agent under this Agreement or the value of the Pledge created over the Shares Account by virtue of this Agreement ;

        (f) the Pledge herein created over its Shares Account, once perfected in accordance with the terms hereof, will constitute a valid first ranking security interest in its Shares Account in favor of the Collateral Agent.

4.      COVENANTS
        ---------

4.1 Except as permitted or required under the Credit Agreement, the Pledgor covenants not to allow any security interest to be created or remain on its Shares Account or Shareholder Interest other than that created pursuant to this Agreement.

4.2 Subject to the limitations specified in article 2.2(b) the Pledgor undertakes to cause the Account Holder to credit to the Shares Account any Shareholder Interest attributed to, and acquired by it, and constituting ownership interest in the Company or any legal entity resulting from the transformation or merger of the Company or any similar operation as specified in article 2.2 (b), and the Pledgor shall sign all documents and take all action necessary to this effect as further provided in article 5.

4.3 The Pledgor undertakes not to exercise the voting rights attached to its Shareholder Interest in a way that could reasonably be expected to void the Plegde created hereunder.

4.4 Except as permitted hereunder, the Pledgor undertakes that it will not locate or permit to locate any Shareholder Interest received by it from any person for whatever reason in an account other than in its Shares Account.

4.5 Subject to the provisions of Article 2.2 (c) above, the Pledgor (i) shall refrain from debiting the Shares Account from any Shareholder Interest credited on the Shares Account from time to time and (ii) undertakes to cause the Account Holder to credit his Share Account any additional shares in the Company required pursuant to and within the limits of, article 2.2 (b).

5.      FURTHER ASSURANCES
        ------------------

5.1 The Pledgor shall at any time and from time to time, at its expense, and within the limits and in compliance with the terms of the Credit Agreement promptly execute any such further instruments and documents, and take such further action, as may be necessary or appropriate or as the Collateral Agent may reasonably request, in order to perfect, protect or replace any security interest granted or purported to be granted with respect to its Shares Account and to enable the Collateral Agent to exercise and enforce their rights and remedies under this Agreement.

5.2 The Pledgor hereby undertakes to cause each successor Account Holder to agree to be bound as Account Holder by all the terms and conditions of this Agreement as if it were the Account Holder from the date hereof, as a condition precedent to any transfer of any of its rights and obligations by the Account Holder hereunder.

6.      TERM - COVENANT TO RELEASE
        --------------------------

6.1 This Agreement shall remain in full force until all of the Secured Liabilities have been fully performed.

6.2 The Collateral Agent shall release the Pledge herein created, at the Pledgor's expense, provided that and as soon as all amounts due in respect of the Secured Liabilities shall have been repaid in full.

7.      ENFORCEMENT
        -----------

        Following the occurrence of an Event, the Collateral Agent shall be entitled to (i) exercise all rights, actions and privileges on the Shares Account and/or the Shareholder Interest of the Pledgor as granted by law to a secured creditor in order to recover the Secured Liabilities, and in particular, (ii) request direct payment of moneys or cash proceeds credited to the Shares Account, subject to the Collateral Agent making request of the same by at least eight (8) days notice sent to the Account Holder and to the Pledgor by registered letter in acordance with any legal requirements including the Decree of May 21, 1997.

8.      NOTICES
        -------

8.1     Giving of notices

        All notices or other communications under or in connection with this Agreement shall be given in writing and, unless otherwise stated, may be made by letter, telex or facsimile. Any such notice will be deemed to be given as follows :

        (a)     if by letter, when delivered personally or on actual receipt ;

        (b) if by telex, when dispatched, but only if, at the time of transmission, the correct answerback appears at the start and at the end of the sender's copy of the notice; and

        (c) if by facsimile, when received in legible form.

        However, a notice given in accordance with the above but received on a non-Business Day or after business hours in the place of receipt will only be deemed to be given on the next Business Day in that place.

8.2     Addresses for notices

        The addresses, telex and facsimile number of the Pledgor and the Colateral Agent are as set out in Annex 2 or any other notified by the Pledgor and the Collateral Agent for this purpose by not less than five
        (5) Business Days' notice.

9.      MISCELLANEOUS
        -------------

9.1 The rights and remedies of the Collateral Agent in this Agreement may be exercised as often as necessary and are cumulative and not exclusive of any rights or remedies provided by law or any other document.

9.2 No failure to exercise and no delay in exercising any right, power or privilege under this Agreement by the Collateral Agent shall operate as a waiver of the same, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise of the same, or the exercise of any other right, power or privilege. No waiver by the Collateral Agent shall be effective unless it is in writing.

9.3 If any provision of this Agreement is prohibited or unenforceable in any jurisdiction, such prohibition or unenforceability shall not invalidate the remaining provisions of this Agreement or affect the validity or enforceability of such provision in any other jurisdiction.

9.4 Neither the Collateral Agent nor any of its officers or employees shall be liable for any action taken or omitted under or in connection with this Agreement unless caused by its or their gross negligence or willfull misconduct.

        For purposes of clause 9.4 "Gross Negligence" means recklessness, the absence of the slightest care or the complete disregard of consequences.For avoidance of doubts "Gross Negligence" does not include the mere absence of ordinary care or diligence, or an inadvertent act or inadvertent failure to act.

10.     SUCCESSORS AND ASSIGNS
        ----------------------

10.1 All the rights, privileges and options of the Collateral Agent hereunder will benefit its respective successors and assigns and all terms, conditions, representations and warranties and covenants of the Pledgor hereunder shall oblige its respective successors and assigns in the same manner, it being agreed and understood that :

        (a) the Pledgor shall not assign, transfer, novate or dispose of any of, or any interest in its rights and/or obligations hereunder, except with the prior written consent of the Collateral Agent ; and

        (b) the Collateral Agent shall be entitled to assign, transfer, novate or dispose of any of, or any interest in their rights and/or obligations hereunder to any third party in accordance with the relevant provisions of the Credit Agreement.

10.2 In the event of any assignment, transfer, novation or disposal of a part or the whole of their rights and obligations by the Collateral Agent, the above transferor expressly maintains, which the Pledgor accepts, all its rights and privileges hereunder for the benefit of its assignees or transferees, as the case may be, in accordance with the provisions of
        Article 1278 of the French Civil Code.

11.     GOVERNING LAW AND JURISDICTION
        ------------------------------

11.1 This Agreement shall be governed by, and interpreted in accordance with, the laws of France.

11.2 The parties hereby irrevocably consent to the exclusive jurisdiction of the Commercial Court of Nanterre (Tribunal de Commerce de Nanterre) in connection with any action or proceeding arising out of or relating to this Agreement or any documents or instruments delivered pursuant to this Agreement.

Made in Asnieres
On January 30, 1998
In three (3) original copies


THE FIRST NATIONAL BANK OF CHICAGO             HOWMET CORPORATION
as Collateral Agent for the Lenders            as Pledgor
listed in  Annex 1


By :  /s/ Gregory J. Sjulle                    By :  /s/ Marklin Lasker
---------------------------                    -----------------------------
Name : Gregory J. Sjulle                       Name : Marklin Lasker


HOWMET S.A
as Account Holder

By :  /s/ Michel Devernois
---------------------------
Name : Michel Devernois

                                                     ANNEXE 1

                                      Liste des Preteurs au Contrat de Pret

------------------------------------------------------------------------------------------------------------------------------------
                   Banks                                      Address                                  Participation
------------------------------------------------------------------------------------------------------------------------------------

    THE FIRST NATIONAL BANK OF CHICAGO      One   First   National   Plaza,    Chicago,                 $34,000,000
                                            Illinois 60670, U.S.A., Attn :
                                            Timothy J. King
                                            Ph. : (312) 732-6456
                                            Fax : (312) 732-3885
------------------------------------------------------------------------------------------------------------------------------------

MELLON BANK, N.A.                           400 South Hope St.                                          $23,000,000
                                            5th Floor
                                            Los Angeles, CA 90071
                                            Attention : Lawrence C. Ivey
                                            Ph. : (213) 553-9543
                                            Fax : (213) 629-0492

------------------------------------------------------------------------------------------------------------------------------------

WACHOVIA BANK, N.A.                         191 Peachtree Street NE                                     $23,000,000
                                            Atlanta, GA 30303
                                            Attention : U.S Corporate
                                            Ph : (404) 332-6210
                                            Fax : (404) 332-6048

------------------------------------------------------------------------------------------------------------------------------------

BANK OF MONTREAL                            115 South LaSalle Street                                    $27,000,000
                                            11th Floor
                                            Chicago, IL 60603
                                            Attention : Joanna Bellocq
                                            Ph : (212) 605-1647
                                            Fax : (212) 605-1451

------------------------------------------------------------------------------------------------------------------------------------

ABN AMRO BANK, N.V.                         135 South LaSalle Street                                    $33,000,000
                                            Suite 2805
                                            Chicago, IL 60603
                                            Attention : Robert Decker
                                            Ph : (312) 904-2949
                                            Fax : (312) 606-8428

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                   Banks                                      Address                                  Participation
------------------------------------------------------------------------------------------------------------------------------------

BANK OF  AMERICA  NATIONAL                  555 South Flower Street                                     $27,000,000
TRUST & SAVINGS                             11th Floor
ASSOCIATION                                 Los Angeles, CA 90071
                                            Attention : Dawn Esser
                                            Ph. : (213) 228-2820
                                            Fax : (213) 623-1959

------------------------------------------------------------------------------------------------------------------------------------

BANQUE NATIONALE DE PARIS                   180 Montgomery Street                                       $23,000,000
                                            3rd Floor
                                            San Francisco, CA 94104
                                            Attention : D. Guy Gibb
                                            Ph : (415) 956-0707
                                            Fax : (415) 296-8954

------------------------------------------------------------------------------------------------------------------------------------

THE NOTHERN TRUST COMPANY

                                            50 South LaSalle Street                                     $23,000,000
                                            Chicago, IL 60675
                                            Attention : John E. Burda
                                            Ph : (312) 444-4575
                                            Fax : (312) 444-5055

------------------------------------------------------------------------------------------------------------------------------------

BANKERS                                     130 Liberty Street                                          $33,000,000
TRUST COMPANY                               New York, NY 10006
                                            Attention : Anthony LoGrippo
                                            Ph : (212) 250-4886
                                            Fax : (212) 250-7218

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                        $27,000,000

CREDIT SUISSE FIRST BOSTON                  11 Madison Avenue
                                            20th Floor
                                            New York, NY 10010-3629
                                            Attention : Mark A. Sampson
                                            Ph : (212) 325-3641
                                            Fax : (212) 325-8319

------------------------------------------------------------------------------------------------------------------------------------

FLEET NATIONAL BANK                         One Federal Street                                          $27,000,000
                                            MSN-MA-OF0308
                                            Boston, MA 02211
                                            Attention : Robert C. Rubino
                                            Ph : (617) 346-0574
                                            Fax : (617) 346-0585

------------------------------------------------------------------------------------------------------------------------------------

                                    ANNEX 2
                                    -------

                             Addresses for notices

                                    Agent:
                                    -----

                      The First National Bank of Chicago,
                           One First National Plaza,

                        Chicago, Illinois 60670, U.S.A.

                        Attention:  Mr. Timothy J. King

                     Telephone n(degree):  (312) 732-6456
                     Facsimile n(degree):  (312) 732-3885

                               Account Holder:
                               --------------

                                 Howmet S.A.,
                         68-78, rue du Moulin de Cage,

                         92230 Gennevilliers, France,

                       Attention : Mr. Michel Desvernois

                     Telephone n(degree) : 01 40 80 25 03
                     Facsimile n(degree) : 01 40 80 25 99

                                   Pledgor :
                                   -------

                              Howmet Corporation

                                P.O. Box 1960,
                              475 Steamboat Road,

                      Greenwich, Connecticut 06836-1960,

                             Attention : Treasurer

                     Telephone n(degree) : (203) 625-8744
                     Facsimile n(degree) : (203) 861-4746

                                    ANNEX 3
                                    -------

                          Form of Statement of Pledge

              (Article   29 of law n(degree) 83-1 of 3rd January,
                    1983 as amended by law n(degree) 96-597
                              of 2nd July, 1996)


                         DECLARATION DE GAGE DE COMPTE
                           D'INSTRUMENTS FINANCIERS

                  (soumises aux dispositions de l'article 29
        de la loi n(degree) 83-1 du 3 janvier 1983, modifiee par la loi
                      n(degree) 96-597 du 2 juillet 1996)


LE SOUSSIGNE:
------------

Howmet Corporation, une societe de l'Etat du Delaware (U.S.A.), dont le siege social se trouve a P.O. Box 1960, 475 Steamboat Road, Greenwich, Connecticut 06836-1960, U.S.A. representee par MonsieurMark.F Lasker, dument habilite aux fins des presentes, ci-apres designe "le Constituant"

conformement a un acte de nantissement de compte d'instruments financiers en date de ce jour et intitule "Shares Accounts Pledge Agreement" (Nantissement de Comptes d'Instruments Financiers) (le "Contrat de Nantissement"),

DONNE INSTRUCTION A:

Howmet S.A., societe anonyme au capital de FRF 290.328.100.00, situee au 68-78, rue du Moulin de Cage, 92230 Gennevilliers, France, immatriculee au Registre du Commerce et des Societes de Nanterre, sous le numero B 562 109 801, ci-apres designe le "Teneur de Compte"

D'OUVRIR A SON NOM DANS SES LIVRES UN COMPTE SPECIAL D'ACTIONNAIRE N(degree) 1424 (CI-APRES LE "COMPTE GAGE")

ET D'Y TRANSFERER LES INSTRUMENTS FINANCIERS CI-APRES:

1.887.132 actions (soit 65 % a la date des presentes) de la societe Howmet S.A., societe anonyme au capital de FRF 290.328.100,00 ayant son siege social au 68-78, rue du Moulin de Cage, 92230 Gennevilliers, France, immatriculee au Registre du Commerce et des Societes de Nanterre, sous le numero B 562 109 801, d'une valeur nominale de 100 Francs chacune, ci-apres designes les "Instruments Financiers"

ET CONSTITUE EN GAGE LE COMPTE GAGE

AU BENEFICE DE:

Les Preteurs dont la liste figure a l'Annexe 1 aux presentes, parties a un contrat de pret (ci-apres le "Contrat de Pret ") en date du 16 decembre 1997 et intitule "Credit Agreement" ainsi que leurs cessionnaires et successeurs successifs qui deviendront parties au Contrat de Pret conformement a l'article XIII du Contrat de Pret, representes par The First National Bank of Chicago, une societe de droit de l'Etat de l'Illinois, dont le siege social se trouve a One First National Plaza, Chicago, Illinois 60670, U.S.A., (sous reserve de la designation d'un nouvel Agent conformement a l'article 11.12 du Contrat de
Pret), representee par Monsieur David G. Dixon, dument habilite a l'effet des presentes,

                                              ci-apres designe "le Beneficiaire"


EN GARANTIE DU PAIEMENT DES SOMMES DUES AU TITRE DE L'OBLIGATION CI-APRES DEFINIE :

Nature :
------

Toutes les obligations du Constitutant a l'egard de l'Agent des Suretes et des Preteurs (i) au titre du Contrat de Pret ("Credit Agreement") et des autres documents de pret ("Loan Documents") (tels que definis dans le Contrat de Pret, incluant, sans limitation, tous autres obligations et endettement du Constituant en vertu du Contrat de Pret) auxquels le Constituant est partie, et l'execution par le Constituant de tous les termes, conditions et accords contenus dans le Contrat de Pret et autres documents de pret ("Loan Documents"), (ii) en vertu ou au titre de tout contrat financier ("Financial Contract" tel que defini dans le Contrat de Pret), et l'execution par le Constituant de tous les termes, conditions et accords qui y sont contenus, ainsi que (iii) tous les couts, charges et depenses encourus par l'Agent des Suretes en relation avec la preservation ou la mise en oeuvre de ses droits en vertu du Contrat de Nantissement et du Contrat de Pret incluant les documents de pret ("Loan Documents"), les contrats financiers ("Financial Contracts") ou tout autre document etablissant ou garantissant de telles obligations.

Montant Maximum :
---------------

Le Montant maximum des sommes dues au titre du Contrat de Pret soit trois cent millions ($300,000,000) de Dollars en principal, augmente des interets, interets de retard, penalites, indemnites, commissions, frais et accessoires et autres paiements y afferents stipules au Contrat de Pret incluant les montants qui pourraient etre dues par le Constituant en vertu des documents de pret ("Loan Documents") et les contrats financiers ("Financial Contracts").

                                         ci-apres designee la "Creance Garantie"

DANS LES CONDITIONS SUIVANTES :

Conformement aux dispositions de l'article 29 de la loi n(degree) 83-1 du 3 janvier 1983, modifiee par la loi n(degree) 96-597 du 2 juillet 1996, le Constituant affecte en nantissement au benefice du Beneficiaire, le Compte Gage en garantie du paiement de l'integralite des sommes dues, en principal, interets, frais et accessoires, au titre de la Creance Garantie jusqu'a son complet remboursement.

Le Constituant declare que les Instruments Financiers ne font l'objet d'aucune indisponibilite a quelque titre que ce soit, autre qu'au titre de la presente declaration. Les Instruments Financiers, ceux qui leur sont substitues ou les completent, de quelque maniere que ce soit, sont compris dans l'assiette du gage.

Le Constituant ne pourra pas disposer des Instruments Financiers conformement aux termes du Contrat de Nantissement, dont le Teneur de Compte declare avoir eu connaissance.

Si la Creance Garantie est declaree exigible conformement au contrat constatant la Creance Garantie, pour quelque cause que ce soit, le Beneficiaire pourra proceder a la realisation du gage conformement aux textes en vigueur. Les frais resultant de la realisation du gage demeureront a la charge du Constituant et seront imputes sur le produit de cette realisation.

Le Teneur de Compte procedera a cette realisation sur demande ecrite du Beneficiaire.

Les frais relatifs aux presentes seront a la charge du Constituant.

La presente declaration de gage est soumise au droit francais. Toute contestation relative a la validite, l'interpretation ou l'execution des presentes sera de la competence du tribunal de commerce de Nanterre.

Fait a Asnieres
le 30 Janvier 1998

en trois (3) exemplaires

Pour constitution du nantissement :
-------------------------------------

Par :   Howmet Corporation
-------------------------------------
Titre : Mr.Mark .F Lasker

                                       Translation for information purposes only

                    STATEMENT OF PLEDGE OVER SHARES ACCOUNT

  (subject to provisions of Article 29 of law n(degree) 83-1 of 3rd January, 1983 as amended by law n(degree) 96-597 of 2nd July, 1996)


THE UNDERSIGNED:
---------------

Howmet Corporation., a Delaware corporation, whose registered office is P.O. Box 1960, 475 Steamboat Road, Greenwich, Connecticut 06836-1960, U.S.A., represented by MrMark.F Lasker, duly authorized for the purposes hereof, hereafter referred to as the "Pledgor"

pursuant to a Shares Account Pledge Agreement executed on the date hereof (the "Pledge Agreement")

HEREBY INSTRUCTS

Howmet S.A., a "societe anonyme" organised under the laws of France, with a registered capital of FRF 290,328,100.00, whose registered office is at 68-78, rue du Moulin de Cage, 92230 Gennevilliers, France, duly incorporated in the Nanterre Trade and Companies Register under n(degree) B 562 109 801, hereafter the "Account Holder"

TO OPEN IN ITS NAME IN ITS BOOKS A SPECIAL ACCOUNT N(degree)1424 (THE "PLEDGED ACCOUNT")

AND

TO TRANSFER ON SUCH ACCOUNT THE FOLLOWING SHAREHOLDER INTEREST:

1,887,132 shares representing 65% of the sharecapital of Howmet S.A., a "societe anonyme" organised under the laws of France, with a registered capital of FRF 290,328,100.00, whose registered office is at 68-78, rue du Moulin de Cage, 92230 Gennevilliers, France, duly incorporated in the Nanterre Trade and Companies Register under n(degree) B 562 109 801, hereinafter referred to as the
                                                          "Shareholder Interest"

AND HEREBY PLEDGES THE PLEDGED ACCOUNT

TO THE BENEFIT OF:

The Lenders listed in the Annex 1 hereto, parties to a credit agreement (hereafter the "Credit Agreement") dated 16 December, 1997 and entitled the "Credit Agreement" and their respective successors and assigns which will become parties to the Credit Agreement according to Article XIII thereof, represented by The First National Bank of Chicago, a company governed by the laws of the State of Illinois, whose registered office is at One First National Plaza, Chicago, Illinois 60670, U.S.A., (subject to the designation of a new Collateral Agent as provided for under Article 11.12 of the Credit Agreement) itself represented by Mr. David G. Dixon, duly authorized for the purpose hereof, hereafter the "Beneficiary"

AS SECURITY FOR PAYMENT OF THE FOLLOWING LIABILITIES:

Nature :
------

All obligations and liabilities by the Pledgor to the Collateral Agent and the Lenders (i) under, the Credit Agreement and the other Loans Documents (as defined in the Credit Agreement) (including, without limitation, all such obligations and indebtedness of the Pledgor under the Credit Agreement) to which the Pledgor is a party and the due performance by the Pledgor with all of terms, conditions and agreements contained in the Credit Agreement and such other Loan Documents, (ii) under or with respect to any Financial Contracts (as defined in the Credit Agreement) and the due performance by the Pledgor with all of the terms, conditions and agreements contained therein, together with (iii) all costs, charges and expenses incurred by the Collateral Agent in connection with the protection, preservation or enforcement of their rights under the Pledge Agreement and the Credit Agreement including the Loans Documents, the Financial Contracts or any other documents evidencing or securing any such liabilities.

Maximum Amount :
--------------

The maximum amount due under the Credit Agreement being three hundred million US Dollars($300,000,000) plus interest, late interest, penalties, indemnities, commissions, fees, accessories and related payments provided by the Credit Agreement including the amounts which could be due by the Pledgor under the Loan Documents and the Financial Contracts.

                                             hereafter the "Secured Liabilities"

UNDER THE FOLLOWING TERMS AND CONDITIONS:

Pursuant to Article 29 of law n(degree) 83-1 of 3rd January 1983 as amended by law n(degree) 96-597 of 2nd July 1996, the Pledgor pledges to the Beneficiary the Pledged Account as security of payment of any and all sums due, including principal, interests, costs and accessories, as Secured Liabilities until such sums have been paid in full.

The Pledgor represents that the transfer of the Shareholder Interest is not subject to any restriction other than this statement.

The Shareholder Interest, any other rights which may be substituted for or added to the Shareholder Interest in any way, shall be subject to the Pledge.

The Pledgor shall not assign the Shareholder Interest, in accordance with terms of the Pledge Agreement. The Account Holder acknowledges that it has full knowledge of the terms of the same.

Should the Secured Liabilities declared due in accordance with the agreement creating the Secured Liabilities, the Beneficiary shall be entitled to enforce the Pledge in compliance with applicable regulations. The Beneficiary shall not be responsible for the value retained for the enforcement of the Pledge. Expenses incurred by the enforcement of the Pledge shall be borne by the Pledgor and charged on the proceeds remaining from the enforcement.

The Account Holder shall proceed to the enforcement of the pledge upon written request from the Beneficiary.

The costs hereof shall be borne by the Pledgor.

This statement of pledge is governed by the laws of France. Any dispute relating to the validity, interpretation and realization of this statement shall be in the jurisdiction of the Nanterre Commercial Court ("Tribunal de Commerce de Nanterre").

Signed in Asnieres on 30 january, 1998
in three (3) original copies

For the purpose of constituting the pledge:
------------------------------------------


 By :    Howmet Corporation
-----------------------------
Name : Mr. Mark .F Lasker

                                    ANNEX 4

                        Form of Confirmation of Pledge
                             Over Shares Accounts

    (Article 29 of Law n(degree) 83-1 of January 3, 1983, as amended by Law
                       n(degree) 96-597 of July 2, 1996)


                          ATTESTATION DE NANTISSEMENT
                      DE COMPTE D'INSTRUMENTS FINANCIERS

(article 29 de la loi n(degree) 83-1 du 3 janvier 1983, modifiee par la loi du
                      n(degree) 96-597 du 2 juillet 1996)

Connaissance prise de la Declaration de Gage de Compte d'Instruments Financiers

 .          en date du :

 .          signee par : Howmet Corporation., une societe de l'Etat du Delaware
           (U.S.A.), dont le siege social se trouve P.O.Box 1960, 475 Steamboat Road, Greenwich, Connecticut 06836-1960, U.S.A., representee par MonsieurMark F. Lasker, dument habilite aux fins des presentes,

                                                             (le "Constituant"),

 .          au benefice des Preteurs dont la liste figure en Annexe 1 des presentes, parties a un contrat de pret (ci-apres le "Contrat de Pret") en date du 16 decembre 1997 et intitule "Credit Agreement" ainsi que leurs cessionnaires et successeurs successifs qui deviendront parties au Contrat de Pret conformement a l'article XIII du Contrat de Pret, representes par The First National Bank of Chicago, une societe de droit de l'Etat de l'Illinois, dont le siege social se trouve a One First National Plaza, Chicago, Illinois 60670, U.S.A., (sous reserve de la designation d'un nouvel Agent conformement aux dispositions de l'article 11.12 du Contrat de Pret), elle-meme representee par Monsieur David G. Dixon, dument habilite a l'effet des presentes,

                                                            (le "Beneficiaire"),

                                              Ci-apres la "Declaration de Gage",

Nous soussignee, Howmet S.A., societe anonyme au capital de FRF 290.328.100,00, situee au 68-78, rue du Moulin de Cage, 92230 Gennevilliers, France, immatriculee au Registre du Commerce et des Societes de Nanterre, sous le numero B 562 109 801, agissant en qualite de Teneur du Compte Gage,

1/ attestons par la presente l'ouverture et le nantissement du compte d'instruments financiers:

           dont les references sont les suivantes :

            Compte d'Instruments Financiers N(degree)1424 ouvert au nom de la Societe Howmet Corporation ainsi qu'il est indique dans la Declaration de Gage,

2/         donnons inventaire des instruments financiers ci-apres :

           1.887.132 actions representant 65% de la participation detenue par le Constituant dans le capital de la societe Howmet S.A. ;

3/         prenons acte de :

           l'interdiction faite au Constituant de disposer des instruments financiers inscrits dans le Compte Gage, conformement aux termes du Contrat de Nantissement en date de ce jour vise dans la Declaration de Gage,

4/         acceptons d'exercer la mission de controle en resultant.


Fait a Gennevilliers
le             1998
Howmet S.A en qualite de
Teneur de Compte
Par:
Titre:

                                       Translation for information purposes only

                            Confirmation of Pledge
                             Over Shares Accounts

      (Article 29 of Law n(degree) 83-1 of January 3, 1983, as amended by
                     Law n(degree) 96-597 of July 2, 1996)

Having knowledge of the Statement of Pledge over Shares Account,

 .          dated:

 .          signed by : Howmet Corporation, a Delaware corporation, whose registered office is P.O. Box 1960, 475 Steamboat Road, Greenwich, Connecticut 06836-1960, U.S.A., represented by MrMark.F Lasker, duly authorized for the purposes hereof,

                                                                (the "Pledgor"),

 .          to the benefit of : the Lenders listed in Annex 1, parties to a credit agreement (hereafter the "Credit Agreement") dated 16 December, 1997 and entitled the "Credit Agreement" and their respective successors and assigns which will become parties to the Credit Agreement according to Article XIII thereof, represented by The First National Bank of Chicago, a company governed by the laws of the State of Illinois (subject to the susbstitution of the Agent as provided for by Article 11.12 of the Credit Agreement), whose registered office is at One First National Plaza, Chicago, Illinois 60670, U.S.A., itself represented by Mr. David G. Dixon, duly authorized for the purpose hereof,

                                                            (the "Beneficiary"),

                                            hereafter the "Statement of Pledge",

We the undersigned, Howmet S.A., a "societe anonyme" organised under the laws of France, with a registered capital of FRF 290,328,100.00, whose registered office is 68-78, rue du Moulin de Cage, 92230 Gennevilliers France, duly incorporated in the Nanterre Trade and Companies Register under n(degree) B 562 109 801, acting in our capacity as Account Holder,

1/ hereby confirm the opening and constitution of a pledge over shares accounts:

           the references of which are the following :

           Shares Account N(degree)1424 open in the name of Howmet Corporation as provided in the Statement of Pledge

2/         present the inventory of shareholder interest as follows:

           1,887,132 shares representing 65% of the interest held by the Pledgor in the share capital of Howmet S.A. ;

3/         acknowledge that:

           the Pledgor is not allowed to assign part or all of the shareholder interest in accordance with the terms of the Pledge Agreement of the dated hereof referred to in the Statement of Pledge,

4/         agree to exercise a control over the pledged account.

In Gennevilliers
on               1998
Howmet S.A. as
Account Holder
By:
Title:

                         DECLARATION DE GAGE DE COMPTE
                           D'INSTRUMENTS FINANCIERS

   (soumises aux dispositions de l'article 29 de la loi n(degree) 83-1 du 3 janvier 1983, modifiee par la loi n(degree) 96-597 du 2 juillet 1996)


LE SOUSSIGNE :
------------

Howmet Corporation, une societe de l'Etat du Delaware (U.S.A.), dont le siege social se trouve a P.O. Box 1960, 475 Steamboat Road, Greenwich, Connecticut 06836-1960, U.S.A. representee par MonsieurMark.F Lasker, dument habilite aux fins des presentes, ci-apres designe "le Constituant"

conformement a un acte de nantissement de compte d'instruments financiers en date de ce jour et intitule "Shares Accounts Pledge Agreement" (Nantissement de Comptes d'Instruments Financiers) (le "Contrat de Nantissement"),

DONNE INSTRUCTION A:

Howmet S.A., societe anonyme au capital de FRF 290.328.100.00, situee au 68-78, rue du Moulin de Cage, 92230 Gennevilliers, France, immatriculee au Registre du Commerce et des Societes de Nanterre, sous le numero B 562 109 801, ci-apres designe le "Teneur de Compte"

D'OUVRIR A SON NOM DANS SES LIVRES UN COMPTE SPECIAL D'ACTIONNAIRE N(degree) 1424 (CI-APRES LE "COMPTE GAGE")

ET D'Y TRANSFERER LES INSTRUMENTS FINANCIERS CI-APRES :

1.887.132 actions (soit 65 % a la date des presentes) de la societe Howmet S.A., societe anonyme au capital de FRF 290.328.100,00 ayant son siege social au 68-78, rue du Moulin de

Cage, 92230 Gennevilliers, France, immatriculee au Registre du Commerce et des Societes de Nanterre, sous le numero B 562 109 801, d'une valeur nominale de 100 Francs chacune,

                                  ci-apres designes les "Instruments Financiers"

ET CONSTITUE EN GAGE LE COMPTE GAGE

AU BENEFICE DE :

Les Preteurs dont la liste figure en Annexe 1 des presentes, parties a un contrat de pret (ci-apres le "Contrat de Pret ") en date du 16 decembre 1997 et intitule "Credit Agreement" ainsi que leurs cessionnaires et successeurs successifs qui deviendront parties au Contrat de Pret conformement a l'article XIII du Contrat de Pret, representes par The First National Bank of Chicago, une societe de droit de l'Etat de l'Illinois, dont le siege social se trouve a One First National Plaza, Chicago, Illinois 60670, U.S.A., (sous reserve de la designation d'un nouvel Agent conformement a l'article 11.12 du Contrat de
Pret), representee par Monsieur David G. Dixon, dument habilite a l'effet des presentes,

                                              ci-apres designe "le Beneficiaire"

EN GARANTIE DU PAIEMENT DES SOMMES DUES AU TITRE DE L'OBLIGATION CI-APRES DEFINIE :

Nature :
------

Toutes les obligations du Constitutant a l'egard de l'Agent des Suretes et des Preteurs (i) au titre du Contrat de Pret ("Credit Agreement") et des autres documents de pret ("Loan Documents") (tels que definis dans le Contrat de Pret, incluant, sans limitation, tous autres obligations et endettement du Constituant en vertu du Contrat de Pret) auxquels le Constituant est partie, et l'execution par le Constituant de tous les termes, conditions et accords contenus dans le Contrat de Pret et autres documents de pret ("Loan Documents"), (ii) en vertu ou au titre de tout contrat financier ("Financial Contract" tel que defini dans le Contrat de Pret), et l'execution par le Constituant de tous les termes, conditions et accords qui y sont contenus, ainsi que (iii) tous les couts, charges et depenses encourus par l'Agent des Suretes en relation avec la preservation ou la mise en oeuvre de ses droits en vertu du Contrat de Nantissement et du Contrat de Pret incluant les documents de pret ("Loan Documents"), les contrats financiers ("Financial Contracts") ou tout autre document etablissant ou garantissant de telles obligations.

Montant Maximum :
---------------

Le montant maximum des sommes dues au titre du Contrat de Pret soit trois cent millions de Dollars ($300,000,000) en principal, augmente des interets, interets de retard, penalites, indemnites, commissions, frais et accessoires et autres paiements y afferents stipules au Contrat de Pret incluant les montants qui pourraient etre dues par le Constituant en vertu des documents de pret ("Loan Documents") et les contrats financiers ("Financial Contracts").

                                         ci-apres designee la "Creance Garantie"

DANS LES CONDITIONS SUIVANTES :

Conformement aux dispositions de l'article 29 de la loi n(degree) 83-1 du 3 janvier 1983, modifiee par la loi n(degree) 96-597 du 2 juillet 1996, le Constituant affecte en nantissement au benefice du Beneficiaire, le Compte Gage en garantie du paiement de l'integralite des sommes dues, en principal, interets, frais et accessoires, au titre de la Creance Garantie jusqu'a son complet remboursement.

Le Constituant declare que les Instruments Financiers ne font l'objet d'aucune indisponibilite a quelque titre que ce soit, autre qu'au titre de la presente declaration. Les Instruments Financiers, ceux qui leur sont substitues ou les completent, de quelque maniere que ce soit, sont compris dans l'assiette du gage.

Le Constituant ne pourra pas disposer des Instruments Financiers conformement aux termes du Contrat de Nantissement, dont le Teneur de Compte declare avoir eu connaissance.

Si la Creance Garantie est declaree exigible conformement au contrat constatant la Creance Garantie, pour quelque cause que ce soit, le Beneficiaire pourra proceder a la realisation du gage conformement aux textes en vigueur. Les frais resultant de la realisation du gage demeureront a la charge du Constituant et seront imputes sur le produit de cette realisation.

Le Teneur de Compte procedera a cette realisation sur demande ecrite du Beneficiaire.

Les frais relatifs aux presentes seront a la charge du Constituant.

La presente declaration de gage est soumise au droit francais. Toute contestation relative a la validite, l'interpretation ou l'execution des presentes sera de la competence du tribunal de commerce de Nanterre.

Fait a Asnieres
le 30 janvier 1998
en trois (3) exemplaires

Pour constitution du nantissement :
---------------------------------

Par :   Howmet Corporation
-------------------------------------
Titre : Mr. Mark.F Lasker


                                                     ANNEXE 1
                                                     --------

                                      Liste des Preteurs au Contrat de Pret

------------------------------------------------------------------------------------------------------------------------------------
                   Banks                           Address                                                Participation
------------------------------------------------------------------------------------------------------------------------------------

    THE FIRST NATIONAL BANK OF CHICAGO      One   First   National   Plaza,    Chicago,                 $34,000,000
                                            Illinois 60670, U.S.A., Attn : Timothy J. King
                                            Ph. : (312) 732-6456
                                            Fax : (312) 732-3885

------------------------------------------------------------------------------------------------------------------------------------

MELLON BANK, N.A.                           400 South Hope St.                                          $23,000,000
                                            5th Floor
                                            Los Angeles, CA 90071
                                            Attention : Lawrence C. Ivey
                                            Ph. : (213) 553-9543
                                            Fax : (213) 629-0492

------------------------------------------------------------------------------------------------------------------------------------

WACHOVIA BANK, N.A.                         191 Peachtree Street NE                                     $23,000,000
                                            Atlanta, GA 30303
                                            Attention : U.S Corporate
                                            Ph : (404) 332-6210
                                            Fax : (404) 332-6048

------------------------------------------------------------------------------------------------------------------------------------

BANK OF MONTREAL                            115 South LaSalle Street                                    $27,000,000
                                            11th Floor
                                            Chicago, IL 60603
                                            Attention : Joanna Bellocq
                                            Ph : (212) 605-1647
                                            Fax : (212) 605-1451

------------------------------------------------------------------------------------------------------------------------------------

ABN AMRO BANK, N.V.                         135 South LaSalle Street                                    $33,000,000
                                            Suite 2805
                                            Chicago, IL 60603
                                            Attention : Robert Decker
                                            Ph : (312) 904-2949
                                            Fax : (312) 606-8428

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
         Banks                                      Address                                             Participation
------------------------------------------------------------------------------------------------------------------------------------

BANK OF  AMERICA  NATIONAL                  555 South Flower Street                                     $27,000,000
TRUST & SAVINGS ASSOCIATION                 11th Floor
                                            Los Angeles, CA 90071
                                            Attention : Dawn Esser
                                            Ph. : (213) 228-2820
                                            Fax : (213) 623-1959

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

BANQUE NATIONALE DE PARIS                   180 Montgomery Street                                       $23,000,000
                                            3rd Floor
                                            San Francisco, CA 94104
                                            Attention : D. Guy Gibb
                                            Ph : (415) 956-0707
                                            Fax : (415) 296-8954

------------------------------------------------------------------------------------------------------------------------------------
THE NOTHERN TRUST COMPANY

                                            50 South LaSalle Street                                     $23,000,000
                                            Chicago, IL 60675
                                            Attention : John E. Burda
                                            Ph : (312) 444-4575
                                            Fax : (312) 444-5055

------------------------------------------------------------------------------------------------------------------------------------

BANKERS                                     130 Liberty Street                                          $33,000,000
TRUST COMPANY                               New York, NY 10006
                                            Attention : Anthony LoGrippo
                                            Ph : (212) 250-4886
                                            Fax : (212) 250-7218

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                        $27,000,000

CREDIT SUISSE FIRST BOSTON                  11 Madison Avenue
                                            20th Floor
                                            New York, NY 10010-3629
                                            Attention : Mark A. Sampson
                                            Ph : (212) 325-3641
                                            Fax : (212) 325-8319

------------------------------------------------------------------------------------------------------------------------------------

FLEET NATIONAL BANK                         One Federal Street                                          $27,000,000
                                            MSN-MA-OF0308
                                            Boston, MA 02211
                                            Attention : Robert C. Rubino
                                            Ph : (617) 346-0574
                                            Fax : (617) 346-0585

------------------------------------------------------------------------------------------------------------------------------------

                          ATTESTATION DE NANTISSEMENT
                      DE COMPTE D'INSTRUMENTS FINANCIERS

            (article 29 de la loi n(degree) 83-1 du 3 janvier 1983, modifiee par la loi du n(degree) 96-597 du 2 juillet 1996)

Connaissance prise de la Declaration de Gage de Compte d'Instruments Financiers

 .          en date du 30 janvier 1998

 .          signee par : Howmet Corporation., une societe de l'Etat du Delaware
           (U.S.A.), dont le siege social se trouve P.O.Box 1960, 475 Steamboat Road, Greenwich, Connecticut 06836-1960, U.S.A., representee par Monsieur Mark.F Lasker, dument habilite aux fins des presentes,

                                                             (le "Constituant"),

 .        au benefice des Preteurs parties a un contrat de pret (ci-apres le
         "Contrat de Pret") en date du 16 decembre 1997 et intitule "Credit Agreement" ainsi que leurs cessionnaires et successeurs successifs qui deviendront parties au Contrat de Pret conformement a l'article XIII du Contrat de Pret, representes par The First National Bank of Chicago, une societe de droit de l'Etat de l'Illinois, dont le siege social se trouve a One First National Plaza, Chicago, Illinois 60670, U.S.A., (sous reserve de la designation d'un nouvel Agent conformement aux dispositions de l'article 11.12 du Contrat de Pret), elle-meme representee par Monsieur David G. Dixon, dument habilite a l'effet des presentes,

                                                            (le "Beneficiaire"),

                                              Ci-apres la "Declaration de Gage",


Nous soussignee, Howmet S.A., societe anonyme au capital de FRF 290.328.100,00, situee au 68-78, rue du Moulin de Cage, 92230 Gennevilliers, France, immatriculee au Registre du Commerce et des Societes de Nanterre, sous le numero B 562 109 801, agissant en qualite de Teneur du Compte Gage,

1/ attestons par la presente l'ouverture et le nantissement du compte d'instruments financiers:

           dont les references sont les suivantes :

           Compte d'Instruments Financiers N(degree)1424 ouvert au nom de la Societe Howmet Corporation ainsi qu'il est indique dans la Declaration de Gage,

2/         donnons inventaire des instruments financiers ci-apres :

           1.887.132 actions representant 65% de la participation detenue par le Constituant dans le capital de la societe Howmet S.A. ;

3/         prenons acte de :

           l'interdiction faite au Constituant de disposer des instruments financiers inscrits dans le Compte Gage, conformement aux termes du Contrat de Nantissement en date de ce jour vise dans la Declaration de Gage,

4/         acceptons d'exercer la mission de controle en resultant.

Fait aGennevilliers
le           1998
Howmet S.A en qualite de
Teneur de Compte
Par:
Titre:

                                   EXHIBIT C
                          FORM OF SUBSIDIARY GUARANTY

                                   (Attached)

                                    GUARANTY


     THIS GUARANTY (this "Guaranty") is made as of the 16th day of December, 1997, by Blade Receivables Corporation, a Nevada corporation, Howmet Cercast (U.S.A.), Inc., a Delaware corporation, Howmet Management Services, Inc., a Delaware corporation, Howmet Refurbishment, Inc., a Delaware corporation, Turbine Components Corporation, a Connecticut corporation, Howmet Research Corporation, a Delaware corporation, Warner Commerce Corporation, a Delaware corporation, Howmet Sales and Services, Inc., a Delaware corporation, Howmet-Tempcraft, Inc., an Ohio corporation, Howmet Thermatech Canada, Inc., a Delaware corporation, Howmet Transport Services, Inc., a Delaware corporation, Sprayform Technologies International, L.L.C., a Delaware limited liability company (collectively, the "Initial Guarantors" and along with any New Subsidiaries which become parties to this Agreement by executing an Addendum hereto in the form attached as Annex I, the "Guarantors") in favor of the Agent, for the ratable benefit of the Lenders, under (and as defined in) the Credit Agreement referred to below;

                                  WITNESSETH:

     WHEREAS, Howmet Corporation, a Delaware corporation (the "Borrower"), The First National Bank of Chicago, as contractual representative (the "Agent"), and certain Lenders have entered into a certain Credit Agreement dated as of December 26, 1997 (as same may be amended, modified, supplemented and/or restated, and as in effect from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Lenders to the Borrower;

     WHEREAS, it is a condition precedent to the initial extensions of credit by the Lenders under the Credit Agreement that each of the Guarantors (constituting all the domestic Subsidiaries of the Borrower) execute and deliver this Guaranty, whereby each of the Guarantors shall guarantee the payment when due, subject to Section 8 hereof, of all principal, interest, letter of credit
           ---------
reimbursement obligations and other amounts that shall be at any time payable by the Borrower under the Credit Agreement, the Notes and the other Loan Documents; and

     WHEREAS, in consideration of the financial and other support that the Borrower has provided, and such financial and other support as the Borrower may in the future provide, to the Guarantors, and in order to induce the Lenders and the Agent to enter into the Credit Agreement, each of the Guarantors is willing to guarantee the obligations of the Borrower under the Credit Agreement, the Notes, and the other Loan Documents;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION l.  Definitions.  Terms defined in the Credit Agreement and not
                 -----------
otherwise defined herein have, as used herein, the respective meanings provided for therein.

     SECTION 2. Representations, Warranties and Covenants.  Each of the
                -----------------------------------------
Guarantors represents and warrants (which representations and warranties shall be deemed to have been renewed at the time of the making of any Loan or issuance of any Facility LC) that:

          (a) It is a corporation, limited liability company, partnership or other commercial entity duly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has all requisite authority to conduct its business as a foreign Person in each jurisdiction in which its business is conducted, except where the failure to have such requisite authority would not have a Material Adverse Effect.

          (b) It has the power and authority and legal right to execute and deliver this Guaranty and to perform its obligations hereunder. The execution and delivery by it of this Guaranty and the performance by it of its obligations hereunder have been duly authorized by proper proceedings, and this Guaranty constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

          (c) Neither the execution and delivery by it of this Guaranty, nor the consummation by it of the transactions herein contemplated, nor compliance by it with the terms and provisions hereof, will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on it or its certificate or articles of incorporation or by-laws, limited liability company or partnership agreement or the provisions of any indenture, instrument or material agreement to which it is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on its property pursuant to the terms of any such indenture, instrument or material agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority, is required to authorize, or is required in connection with the execution, delivery and performance by it of, or the legality, validity, binding effect or enforceability against the it of, this Guaranty.

          In addition to the foregoing, each of the Guarantors covenants that, so long as any Lender has any Commitment outstanding under the Credit Agreement or any amount payable under the Credit Agreement, or any Note or any other Obligations shall remain unpaid, it will, and, if necessary, will enable the Borrower to, fully comply with those covenants and agreements of the Borrower applicable to such Guarantor set forth in the Credit Agreement.

     SECTION 3.  The Guaranty.  Subject to Section 8 hereof, each of the
                 ------------              ---------
Guarantors hereby unconditionally guarantees, jointly with the other Guarantors and severally, the full and punctual payment when due (whether at stated maturity, upon acceleration or otherwise) of the Obligations, including, without limitation, (i) the principal of and interest on each Loan made to and each Note issued by the Borrower pursuant to the Credit Agreement, (ii) any Reimbursement Obligations of the Borrower, (iii) all other amounts payable by the Borrower under the Credit Agreement and the other Loan Documents (all of the foregoing, subject to the provisions of Section 8 hereof, being referred to collectively as
                             ---------
the "Guaranteed Obligations"). Upon failure by the Borrower to pay punctually any such amount, each of the Guarantors agrees that it shall forthwith on demand pay such amount at the place and in the manner specified in the Credit Agreement, any Note or the relevant Loan Document, as the case may be. Each of the Guarantors hereby agrees that this Guaranty is an absolute, irrevocable and unconditional guaranty of payment and is not a guaranty of collection.

     SECTION 4.  Guaranty Unconditional.  Subject to Section 8 hereof, the
                 ----------------------              ---------
obligations of each of the Guarantors hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

     (i) any extension, renewal, settlement, indulgence, compromise, waiver or release of or with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations, whether (in any such case) by operation of law or otherwise, or any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations;

     (ii) any modification or amendment of or supplement to the Credit Agreement, any Note, or any other Loan Document, including, without limitation, any such amendment which may increase the amount of the Obligations guaranteed hereby;

     (iii) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Guaranteed Obligations or any part thereof, any other guaranties with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof, or any nonperfection or invalidity of any direct or indirect security for the Guaranteed Obligations;

     (iv) any change in the corporate, partnership or other existence, structure or ownership of the Borrower or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or any other guarantor of the Guaranteed

     Obligations, or any of their respective assets or any resulting release or discharge of any obligation of the Borrower or any other guarantor of any of the Guaranteed Obligations;

     (v) the existence of any claim, setoff or other rights which the Guarantors may have at any time against the Borrower, any other guarantor of any of the Guaranteed Obligations, the Agent, any Lender or any other Person, whether in connection herewith or in connection with any unrelated transactions, provided that nothing herein shall prevent the assertion of
                   --------
     any such claim by separate suit or compulsory counterclaim;

     (vi) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Guaranteed Obligations or any part thereof, or any other invalidity or unenforceability relating to or against the Borrower or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Credit Agreement, any other Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower or any other guarantor of the Guaranteed Obligations, of any of the Guaranteed Obligations;

     (vii) the failure of the Agent to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Guaranteed Obligations, if any;

     (viii) the election by, or on behalf of, any one or more of the Lenders, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. 101 et seq.) (the "Bankruptcy Code"), of the application of Section 1111(b)(2) of the Bankruptcy Code;

     (ix) any borrowing or grant of a security interest by the Borrower, as debtor-in-possession, under Section 364 of the Bankruptcy Code;

     (x) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of any of the Lenders or the Agent for repayment of all or any part of the Guaranteed Obligations;

     (xi) the failure of any other Guarantor to sign or become party to this Guaranty or any amendment, change, or reaffirmation hereof; or

     (xii) any other act or omission to act or delay of any kind by the Borrower, any other guarantor of the Guaranteed Obligations, the Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this Section 4, constitute a legal or
                                           ---------
     equitable discharge of any Guarantor's obligations hereunder.

     SECTION 5.  Discharge Only Upon Payment In Full: Reinstatement In Certain
                 -------------------------------------------------------------
Circumstances.  Each of the Guarantors' obligations hereunder shall remain in
-------------
full force and effect until all Guaranteed Obligations shall have been paid in full and the Commitments and all Facility LCs issued under the Credit Agreement shall have terminated or expired. If at any time any payment of the principal of or interest on any Loan, any Reimbursement Obligation or any other amount payable by the Borrower or any other party under the Credit Agreement or any other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, each of the Guarantors' obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

     SECTION 6.  General Waivers.  Each of the Guarantors irrevocably waives
                 ---------------
acceptance hereof, presentment, demand or action on delinquency, protest, the benefit of any statutes of limitations and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower, any other guarantor of the Guaranteed Obligations, or any other Person.

     SECTION 7. Subordination of Subrogation.  Until the Obligations have been
                ----------------------------
indefeasibly paid in full in cash, the Guarantors (i) shall have no right of subrogation with respect to such Obligations and (ii) waive any right to enforce any remedy which the Lenders, LC Issuers or the Agent now have or may hereafter have against the Borrower, any endorser or any guarantor of all or any part of the Obligations or any other Person, and the Guarantors waive any benefit of, and any right to participate in, any security or collateral given to the Lenders, the LC Issuers and the Agent to secure the payment or performance of all or any part of the Obligations or any other liability of the Borrower to the Lenders or LC Issuers. Should any Guarantor have the right, notwithstanding the foregoing, to exercise its subrogation rights, each Guarantor hereby expressly and irrevocably (a) subordinates any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off that the Guarantor may have to the indefeasible payment in full in cash of the Obligations and (b) waives any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are indefeasibly paid in full in cash. Each Guarantor acknowledges and agrees that this subordination is intended to benefit the Agent and the Lenders and shall not limit or otherwise affect such Guarantor's liability hereunder or the enforceability of this Guaranty, and that the Agent, the Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 7.
                                         ---------

          SECTION 8.  Limitation.  Notwithstanding any provision herein
                      ----------
contained to the contrary, each Guarantor's liability under this Guaranty (which liability is in any event in addition to amounts for which such entity may be primarily liable) shall be limited to an amount not to exceed as of any date of determination the greater of:

          (a) the net amount of all Loans advanced to the Borrower under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, such Guarantor; and

          (b) the amount which could be claimed by the Agent and the Lenders from such Guarantor under this Guaranty without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Guarantor's right of contribution and indemnification from each other Guarantor under Section 9.
                                                         ---------

     SECTION 9.  Contribution with Respect to Guaranty Obligations.
                 -------------------------------------------------

          (a) To the extent that any Guarantor shall make a payment under this Guaranty (a "Guarantor Payment") which, taking into account all other Guarantor Payments then previously or concurrently made by any other Guarantor, exceeds the amount which such Guarantor would otherwise have paid if each Guarantor had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Guarantor's "Allocable Amount" (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in
                                      ----
full in cash of the Obligations and termination of the Commitments, such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately
--- ----
prior to such Guarantor Payment.

          (b) As of any date of determination, the "Allocable Amount" of any Guarantor shall be equal to the maximum amount of the claim which could then be recovered from such Guarantor under this Guaranty without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

          (c)  This Section 9 is intended only to define the relative rights of
                    ---------
the Guarantors and nothing set forth in this Section 9 is intended to or shall
                                             ---------
impair the obligations of the Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement.

          (d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Guarantor to which such contribution and indemnification is owing.

          (e) The rights of the indemnifying Guarantors against other Guarantors under this Section 9 shall be exercisable upon the full and
                      ---------
indefeasible payment of the Obligations and the termination of the Commitments.

     SECTION 10.  Stay of Acceleration.  If acceleration of the time for payment
                  --------------------
of any amount payable by the Borrower under the Credit Agreement, any Note or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, any Note or any other Loan Document shall nonetheless be payable by each of the Guarantors hereunder forthwith on demand by the Agent.

     SECTION 11.  Notices.  All notices, requests and other communications to
                  -------
any party hereunder shall be given in the manner prescribed in Article XIV of the Credit Agreement with respect to the Agent at its notice address therein and with respect to any Guarantor at the address set forth in the Credit Agreement for notices to the Borrower or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Agent in accordance with the provisions of such Article XIV.

     SECTION 12.  No Waivers.  No failure or delay by the Agent or any Lender in
                  ----------
exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the Credit Agreement, the Notes, and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 13.  Successors and Assigns.  This Guaranty is for the benefit of
                  ----------------------
the Agent and the Lenders and their respective successors and permitted assigns and in the event of an assignment of any amounts payable under the Credit Agreement, the Notes, or the other Loan Documents in accordance with the respective terms thereof, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty shall be binding upon each of the Guarantors and their respective successors and assigns.

     SECTION 14.  Changes in Writing.  Neither this Guaranty nor any provision
                  ------------------
hereof may be changed, waived, discharged or terminated orally, but only in writing signed by each of the Guarantors and the Agent with the consent of the Required Lenders (or all of the Lenders if required pursuant to the terms of
Section 8.3 of the Credit Agreement).
-----------


     SECTION 15.  CHOICE OF LAW.  THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE
                  -------------
WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO APPLICABLE FEDERAL LAWS.

     SECTION 16.  CONSENT TO JURISDICTION.
                  -----------------------

     (A)  EXCLUSIVE JURISDICTION.  EXCEPT AS PROVIDED IN SUBSECTION (B), EACH OF
          ----------------------                         --------------
THE PARTIES HERETO AGREES THAT ALL DISPUTES AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED EXCLUSIVELY BY STATE OR FEDERAL COURTS LOCATED IN CHICAGO, ILLINOIS, BUT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF CHICAGO, ILLINOIS. EACH OF THE PARTIES HERETO WAIVES IN ALL DISPUTES BROUGHT PURSUANT TO THIS SUBSECTION (A) ANY OBJECTION THAT IT MAY HAVE
                                  --------------
TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

     (B)  OTHER JURISDICTIONS.  EACH OF THE GUARANTORS AGREES THAT THE AGENT,
          -------------------
ANY LENDER, ANY LC ISSUER OR THE SWING LINE LENDER SHALL HAVE THE RIGHT TO PROCEED AGAINST SUCH GUARANTOR OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE SUCH PERSON TO (1) OBTAIN PERSONAL JURISDICTION OVER SUCH GUARANTOR OR
(2) REALIZE ON ANY COLLATERAL FOR THE OBLIGATIONS OR TO ENFORCE A JUDGMENT OR
OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PERSON.    EACH GUARANTOR AGREES THAT
IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY SUCH PERSON TO REALIZE ON ANY COLLATERAL FOR THE OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH PERSON. EACH OF THE GUARANTORS WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH SUCH PERSON HAS COMMENCED A PROCEEDING DESCRIBED IN THIS SUBSECTION (B).
                                                    --------------

     SECTION 17.  WAIVER OF JURY TRIAL.  THE PARTIES HERETO EACH HEREBY WAIVE
                  --------------------
TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

     SECTION 18. No Strict Construction.  The parties hereto have participated
                 ----------------------
jointly in the negotiation and drafting of this Guaranty. In the event an ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Guaranty.

     SECTION 19.  Taxes, Expenses of Enforcement, etc.  All payments required to
                  -----------------------------------
be made by any of the Guarantors hereunder shall be made without setoff or counterclaim and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political or taxing authority thereof, provided, however, that if any of the Guarantors is required by law to make such deduction or withholding, such Guarantor shall forthwith pay to the Agent or any Lender, as applicable, such additional amount as results in the net amount received by the Agent or any Lender, as applicable, equaling the full amount which would have been received by the Agent or any Lender, as applicable, had no such deduction or withholding been made. The Guarantors also agree to reimburse the Agent and the Lenders for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent and the Lenders, which attorneys may be employees of the Agent or the Lenders) paid or incurred by the Agent or any Lender in connection with the collection and enforcement of amounts due under the Loan Documents, including without limitation this Guaranty.

     SECTION 20.  Setoff.  At any time after all or any part of the Guaranteed
                  ------
Obligations have become due and payable (by acceleration or otherwise), each Lender and the Agent may, without notice to any Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of all or any part of the Guaranteed Obligations (i) any indebtedness due or to become due from such Lender or the Agent to any Guarantor, and (ii) any moneys, credits or other property belonging to any Guarantor, at any time held by or coming into the possession of such Lender or the Agent or any of their respective affiliates.

     SECTION 21.  Financial Information.  Each Guarantor hereby assumes
                  ---------------------
responsibility for keeping itself informed of the financial condition of the Borrower and any and all endorsers and/or other Guarantors of all or any part of the Guaranteed Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations, or any part thereof, that diligent inquiry would reveal, and each Guarantor hereby agrees that none of the Lenders or the Agent shall have any duty to advise such Guarantor of information known to any of them regarding such condition or any such circumstances. In the event any Lender or the Agent, in its sole discretion, undertakes at any time or from time to time to provide any such information to a Guarantor, such Lender or the Agent shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which such Lender or the Agent, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (iii) to make any other or future disclosures of such information or any other information to such Guarantor.

     SECTION 22.  Severability.  Wherever possible, each provision of this
                  ------------
Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

     SECTION 23.  Merger.  This Guaranty represents the final agreement of each
                  ------
of the Guarantors with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between the Guarantor and any Lender or the Agent.

     SECTION 24.  Release of Guarantor.  In the event that all of the capital
                  --------------------
stock of one or more of the Guarantors is sold or otherwise disposed of (except to [the Borrower or] any of the Borrower's Subsidiaries) in connection with a sale permitted by the Credit Agreement and the proceeds of such sale or sales or from such release are applied in accordance with the provisions of the Credit Agreement, to the extent required to be so applied, such Guarantor shall be released from this Guaranty and this Guaranty shall, as to each such Guarantor or Guarantors, terminate, and have no further force or effect (it being understood and agreed that a sale of one or more Persons that own directly or indirectly all of the capital stock or partnership interests of any Guarantor shall be deemed to be a sale of such Guarantor for the purposes of this Section
                                                                        -------
24.)
--

     SECTION 25.  Conflict of Agreements.  To the extent the terms of this
                  ----------------------
Guaranty conflict with the terms of the Credit Agreement, the terms of the Credit Agreement shall control.

     SECTION 26.  Headings.  Section headings in this Guaranty are for
                  --------
convenience of reference only and shall not govern the interpretation of any provision of this Guaranty.

     IN WITNESS WHEREOF, each of the Guarantors has caused this Guaranty to be duly executed by its authorized officer as of the day and year first above written.


                    BLADE RECEIVABLES CORPORATION
                    HOWMET CERCAST (U.S.A.), INC.
                    HOWMET MANAGEMENT SERVICES, INC.
                    HOWMET REFURBISHMENT, INC.
                    TURBINE COMPONENTS CORPORATION
                    HOWMET RESEARCH CORPORATION
                    WARNER COMMERCE CORPORATION
                    HOWMET SALES AND SERVICES, INC.
                    HOWMET-TEMPCRAFT, INC.
                    HOWMET THERMATECH CANADA, INC.
                    HOWMET TRANSPORT SERVICES, INC.

                    In each case:

                    By: _______________________________
                    Its: _______________________________

                    and

                    SPRAYFORM TECHNOLOGIES INTERNATIONAL, L.L.C.

                    By: HOWMET CORPORATION, a member


                    By:___________________________________
                    Its:___________________________________

                              ANNEX I TO GUARANTY
                              -------------------


     Reference is hereby made to the Guaranty (the "Guaranty") made as of the [____] day of December, 1997, by Blade Receivables Corporation, a Nevada corporation, Howmet Cercast (U.S.A.), Inc., a Delaware corporation, Howmet Management Services, Inc., a Delaware corporation, Howmet Refurbishment, Inc., a Delaware corporation, Turbine Components Corporation, a Connecticut corporation, Howmet Research Corporation, a Delaware corporation, Warner Commerce Corporation, a Delaware corporation, Howmet Sales and Services, Inc., a Delaware corporation, Howmet-Tempcraft, Inc., an Ohio corporation, Howmet Thermatech Canada, Inc., a Delaware corporation, Howmet Transport Services, Inc., a Delaware corporation, Sprayform Technologies International, L.L.C., a Delaware limited liability company (collectively, the "Initial Guarantors" and along with any other Subsidiaries which have become parties thereto and together with the undersigned, the"Guarantors") in favor of the Agent, for the ratable benefit of the Lenders, under the Credit Agreement. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Guaranty. By its execution below, the undersigned [NAME OF NEW GUARANTOR], a _________________, agrees to become, and does hereby become, a Guarantor under the Guaranty and agrees to be bound by such Guaranty as if originally a party thereto. By its execution below, the undersigned represents and warrants as to itself that all of the representations and warranties contained in Section 2 of the Guaranty are
                                                   ---------
true and correct in all respects as of the date hereof.

     IN WITNESS WHEREOF, [NAME OF NEW GUARANTOR], a ______________ has executed and delivered this Annex I counterpart to the Guaranty as of this __________ day of _________, ____.


                                                         [NAME OF NEW GUARANTOR]



                                  By:___________________________________________
                                 Title:_________________________________________



                          ::ODMA\PCDOCS\CHICAGO4\518699\4

                                   EXHIBIT D
                            FORM OF SWING LINE NOTE

                                    Attached

                                SWING LINE NOTE
                               December 16, 1997

     HOWMET CORPORATION, a Delaware corporation (the "Borrower"), promises to pay to the order of THE FIRST NATIONAL BANK OF CHICAGO (the "Swing Line Lender") the aggregate unpaid principal amount of the Swing Line Loans made by the Swing Line Lender to the Borrower pursuant to Article II of the Credit
                                                  ----------
Agreement hereinafter referred to (as the same may be amended, modified, supplemented or restated the "Agreement"; capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement), in immediately available funds on the dates and at the offices of the Swing Line Lender, specified in the Agreement, together with interest on the unpaid principal amount hereof at the rates and on the dates determined in accordance with the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on each Swing Line Loan in the amounts and at the times set forth in the Agreement.

     The Swing Line Lender shall, and is hereby authorized to, record on the schedule attached hereto, or otherwise record in accordance with its usual practice, the date and amount and other pertinent terms of, and the interest rate and interest payment dates applicable to, each Swing Line Loan, and the date and amount of each principal payment hereunder.

     This Swing Line Note is issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of December 16, 1997 among the Borrower, The First National Bank of Chicago, as Agent, and the lenders parties thereto, including the Swing Line Lender, to which Credit Agreement, as it may be amended, modified, restated or supplemented from time to time, reference is hereby made for a statement of the terms and conditions governing this Swing Line Note, including the terms and conditions under which this Swing Line Note may be prepaid or its maturity date accelerated.

     The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

     This Note shall be governed by, and construed in accordance with, the internal laws of the State of Illinois but giving effect to applicable federal laws.

                              HOWMET  CORPORATION

                                                   By:
                                                Title:

             Schedule of Swing Line Loans and Payments of Principal
                                       to
                   Swing Line Loan Note of Howmet Corporation
                            Dated December 16, 1997



             Applicable                        Interest Rate and   Interest   Other
              Currency       Principal Amount      Basis for       Payment  Pertinent  Principal Amount
Date          of Loan            of Loan          Calculation       Dates     Terms           Paid
----     ------------------  ----------------   -----------------  -------  ---------  ----------------



                                   EXHIBIT E
                              ASSIGNMENT AGREEMENT

     This Assignment Agreement (this "Assignment Agreement") between (the "Assignor") and __________________ (the "Assignee") is dated as of
    , 19__.  The parties hereto agree as follows:

     1.  PRELIMINARY STATEMENT.  The Assignor is a party to a Credit Agreement
         ---------------------
(which, as it may be amended, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

     2.  ASSIGNMENT AND ASSUMPTION.  The Assignor hereby sells and assigns to
         -------------------------
the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of
Schedule 1 and the other Loan Documents. The aggregate Commitment (or Loans, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of Schedule 1.

     3.  EFFECTIVE DATE.  The effective date of this Assignment Agreement (the
         --------------
"Effective Date") shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period agreed to by the Agent) after a Notice of Assignment substantially in the form of Exhibit "1" attached hereto
                                                  -----------
has been delivered to the Agent. Such Notice of Assignment must include any consents required to be delivered to the Agent by Section 13.3.1 of the Credit
                                                  --------------
Agreement. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under Sections
                                                                       --------
4 and 5 hereof are not made on the proposed Effective Date.  The Assignor will
-     -
notify the Assignee of the proposed Effective Date no later than the Business Day prior to the proposed Effective Date. As of the Effective Date, (i) the Assignee shall have the rights and obligations of a Lender under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder and (ii) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder.

     4.  PAYMENT OBLIGATIONS.  On and after the Effective Date, the Assignee
         -------------------
shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee shall advance funds directly to the Agent with respect to all Loans and reimbursement payments made on or after the Effective Date with respect to the interest assigned hereby. [In consideration for the sale and assignment of Loans hereunder, (i) the Assignee shall pay the Assignor, on the Effective Date, an amount equal to the principal amount of the portion of all Floating Rate Loans assigned to the Assignee hereunder and (ii) with respect to each Fixed Rate Loan made by the Assignor and assigned to the Assignee hereunder which is outstanding on the Effective Date, (a) on the last day of the Interest Period therefor or (b) on such earlier date agreed to by the Assignor and the Assignee or (c) on the date on which any such Fixed Rate Loan becomes due (by acceleration or otherwise)(the date as described in the foregoing clauses (a), (b) or (c) being hereinafter referred to as the "Payment Date"),
-----------  ---    ---
the Assignee shall pay the Assignor an amount equal to the principal amount of the portion of such Fixed Rate Loan assigned to the Assignee which is outstanding on the Payment Date. If the Assignor and the Assignee agree that the Payment Date for such Fixed Rate Loan shall be the Effective Date, they shall agree to the interest rate applicable to the portion of such Loan assigned hereunder for the period from the Effective Date to the end of the existing Interest Period applicable to such Fixed Rate Loan (the "Agreed Interest Rate") and any interest received by the Assignee in excess of the Agreed Interest Rate shall be remitted to the Assignor. In the event interest for the period from the Effective Date to but not including the Payment Date is not paid by the Borrower with respect to any Fixed Rate Loan sold by the Assignor to the Assignee hereunder, the Assignee shall pay to the Assignor interest for such period on the portion of such Fixed Rate Loan sold by the Assignor to the Assignee hereunder at the applicable rate provided by the Credit Agreement. In the event a prepayment of any Fixed Rate Loan which is existing on the Payment Date and assigned by the Assignor to the Assignee hereunder occurs after the Payment Date but before the end of the Interest Period applicable to such Fixed Rate Loan, the Assignee shall remit to the Assignor the excess of the prepayment penalty paid with respect to the portion of such Fixed Rate Loan assigned to the Assignee hereunder over the amount which would have been paid if such prepayment penalty was calculated based on the Agreed Interest Rate. The Assignee will also promptly remit to the Assignor (i) any principal payments received from the Agent with respect to Fixed Rate Loans prior to the Payment Date and (ii) any amounts of interest on Loans and fees received from the Agent which relate to the portion of the Loans assigned to the Assignee hereunder for periods prior to the Effective Date, in the case of Floating Rate Loans or fees, or the Payment Date, in the case of Fixed Rate Loans, and not previously paid by the Assignee to the Assignor.] In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto./1/

     5.  FEES PAYABLE BY THE ASSIGNEE.  The [Assignee shall pay to the Assignor
         ----------------------------
a fee on each day on which a payment of interest facility fees is made under the Credit Agreement with respect to the amounts assigned to the Assignee hereunder (other than a payment of interest or facility fees for the period prior to the Effective Date or, in the case of Fixed Rate Loans, the Payment Date, which the Assignee is obligated to deliver to the Assignor pursuant to Section 4 hereof).
                                                             ---------
The amount of such fee shall be the

---------------------------------------
/1/Each Assignor may insert its standard payment provisions in lieu of the payment terms included in this Exhibit.

difference between (i) the interest or fee, as applicable, paid with respect to the amounts assigned to the Assignee hereunder and (ii) the interest or fee, as applicable, which would have been paid with respect to the amounts assigned to the Assignee hereunder if each interest rate was ___ of 1% less than the interest rate paid by the Borrower or if the facility fee was ___ of 1% less than the facility fee paid by the Borrower, as applicable. In addition, the] Assignee agrees to pay ___% of the recordation fee required to be paid to the Agent in connection with this Assignment Agreement./2/




     6.  REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S
         --------------------------------------------------------------
LIABILITY.  The Assignor represents and warrants that it is the legal and
---------
beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of the Borrower or any guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Borrower or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the Property, books or records of the Borrower, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

     7.  REPRESENTATIONS OF THE ASSIGNEE.  The Assignee (i) confirms that it has
         -------------------------------
received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (v) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (vi) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA

--------------------------------------
/2/ Bracketed language may be modified by Assignor and Assignee.

and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, and (vii) if applicable, attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes.

     8.  INDEMNITY.  The Assignee agrees to indemnify and hold the Assignor
         ---------
harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement.

     9.  SUBSEQUENT ASSIGNMENTS.  After the Effective Date, the Assignee shall
         ----------------------
have the right pursuant to Section 13.3.1 of the Credit Agreement to assign the
                           --------------
rights which are assigned to the Assignee hereunder to any entity or person, provided that (i) any such subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained and (ii) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under Sections 4, 5 and 8 hereof.
                                          ----------  -     -

     10.  REDUCTIONS OF AGGREGATE COMMITMENT.  If any reduction in the Aggregate
          ----------------------------------
Commitment occurs between the date of this Assignment Agreement and the Effective Date, the percentage interest specified in Item 3 of Schedule 1 shall remain the same, but the dollar amount purchased shall be recalculated based on the reduced Aggregate Commitment.

     11.  ENTIRE AGREEMENT.  This Assignment Agreement and the attached Notice
          ----------------
of Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

     12.  GOVERNING LAW.  This Assignment Agreement shall be governed by the
          -------------
internal law, and not the law of conflicts, of the State of Illinois.

     13.  NOTICES.  Notices shall be given under this Assignment Agreement in
          -------
the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

     IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

                              [NAME OF ASSIGNOR]

                              By:_______________________________________________
                              Title:

                              [NAME OF ASSIGNEE]


                              By:_______________________________________________
                              Title:

                                    SCHEDULE 1
                            to Assignment Agreement


1.   Description and Date of Credit Agreement:

     CREDIT AGREEMENT DATED AS OF DECEMBER 16, 1977 BY AND AMONG HOWMET CORPORATION, A DELAWARE CORPORATION, THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY THERETO AS THE "LENDERS" AND THE FIRST NATIONAL BANK OF CHICAGO, AS CONTRACTUAL REPRESENTATIVE FOR THE LENDERS.

2.   Date of Assignment Agreement:    _____________, 19__

3.   Amounts (As of Date of Item 2 above):


a.   Total of Commitments under
     Credit Agreement                $_____________

b.   Assignee's Percentage
     of each Facility purchased
     under the Assignment
     Agreement                        ____________% /3/

c.   Amount of Assigned Share in
     each Facility purchased under
     the Assignment
     Agreement                        $______________

4.   Assignee's Aggregate
     Commitment Amount
     Purchased Hereunder:     $

5.   Proposed Effective Date:          ________________________


Accepted and Agreed:

[NAME OF ASSIGNOR]                    [NAME OF ASSIGNEE]

By: __________________________        By:_____________________________
Title: ________________________       Title: ___________________________

----------------------------------------
/3/ Percentage taken to 10 decimal places

                Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

                        ADMINISTRATIVE INFORMATION SHEET
                        --------------------------------

         Attach Assignor's Administrative Information Sheet, which must include notice addresses for the Assignor and the Assignee
                             (Sample form attached)

                              ASSIGNOR INFORMATION
                              --------------------
Contact:
-------

Name:                                    Telephone No.:
Fax No.:                              Telex No.:
                                      Answerback:
                                                 ------------------------------
PAYMENT INFORMATION:
--------------------

Name & ABA # of Destination Bank:


Account Name & Number for Wire Transfer:


Other Instructions:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
ADDRESS FOR NOTICES FOR ASSIGNOR:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                              ASSIGNEE INFORMATION
                              --------------------
Credit Contact:
--------------

Name:                                 Telephone No.:
Fax No.:                              Telex No.:
                                      Answerback:
                                                  ------------------------------
KEY OPERATIONS CONTACTS:
-----------------------

Booking Installation:                 Booking Installation:
Name:                                 Name:
Telephone No.:                        Telephone No.:
Fax No.:                              Fax No.:
Telex No.:                            Telex No.:
Answerback:                           Answerback:
                                                  ------------------------------

PAYMENT INFORMATION:
--------------------

Name & ABA # of Destination Bank:


Account Name & Number for Wire Transfer:


Other Instructions:
                   -------------------------------------------------------------
--------------------------------------------------------------------------------

ADDRESS FOR NOTICES FOR ASSIGNEE:
---------------------------------       ----------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                FNBC INFORMATION
                                ----------------

     Assignee will be called promptly upon receipt of the signed agreement.

INITIAL FUNDING CONTACT:        SUBSEQUENT OPERATIONS CONTACT:
-----------------------         -----------------------------

                          Name:
_______________                _________________________________

Telephone No.: _________________________________      Telephone No.:  (312)
                                                                     ----------
Fax No.: _______________________________________      Fax No.: (312)
                                                               ----------
                 FNBC Telex No.:  190201  (Answerback: FNBC UT)
                                  ------------------------------


FNBC WIRE INSTRUCTIONS:  The First National Bank of Chicago, ABA # 071000013
----------------------

ADDRESS FOR NOTICES FOR FNBC:    One First National Plaza, Chicago, IL  60670
----------------------------
                                 Attn: Agency/Compliance Division, Suite 0353
                                 Fax No. (312) 732-2038 or (312) 732-4339

                                  EXHIBIT "1"
                            to Assignment Agreement

                                     NOTICE
                                 OF ASSIGNMENT
                                 -------------

----------------------------------------------------, 19__



To:       The First National Bank of Chicago, as Agent
          One First National Plaza
          Chicago, IL  60670

          [Howmet Corporation
          475 Steamboat Road
          Greenwich, CT 06836-1960]/4/

From:     [NAME OF ASSIGNOR] (the "Assignor")

          [NAME OF ASSIGNEE] (the "Assignee")


          1. We refer to that Credit Agreement (the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

          2. This Notice of Assignment (this "Notice") is given and delivered to [the Borrower and]** the Agent pursuant to Section 13.3.2 of the Credit
                                              --------------
Agreement.

          3. The Assignor and the Assignee have entered into an Assignment Agreement, dated as of ___________, 19__ (the "Assignment"), pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor the percentage interest specified in Item 3 of Schedule 1 of all outstandings, rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of Schedule 1. The Effective Date of the Assignment shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period as agreed to by the Agent) after this Notice of Assignment and any consents and fees required by Sections 13.3.1 and 13.3.2 of
                                                 ---------------     ------
the Credit Agreement have been delivered to the Agent, provided that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied.

          4. The Assignor and the Assignee hereby give to the Borrower and the Agent notice of the assignment and delegation referred to herein. The Assignor will confer with the Agent

-------------------------------------------
/4/ Include reference to Borrower if required.

before the date specified in Item 5 of Schedule 1 to determine if the Assignment Agreement will become effective on such date pursuant to Section 3 hereof, and
                                                         ---------
will confer with the Agent to determine the Effective Date pursuant to Section 3
                                                                       ---------
hereof if it occurs thereafter. The Assignor shall notify the Agent if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee. At the request of the Agent, the Assignor will give the Agent written confirmation of the satisfaction of the conditions precedent.

          5. The Assignor or the Assignee shall pay to the Agent on or before the Effective Date the processing fee of $3,500 required by Section 13.3.2 of
                                                            --------------
the Credit Agreement.

          6. If Notes are outstanding on the Effective Date, the Assignor and the Assignee request and direct that the Agent prepare and cause the Borrower to execute and deliver new Notes or, as appropriate, replacement notes, to the Assignor and the Assignee. The Assignor and, if applicable, the Assignee each agree to deliver to the Agent the original Note received by it from the Borrower upon its receipt of a new Note in the appropriate amount.

          7. The Assignee advises the Agent that notice and payment instructions are set forth in the attachment to Schedule 1.

          8. The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment are "plan assets" as defined under ERISA and that its rights, benefits, and interests in and under the Loan Documents will not be "plan assets" under ERISA.

          9. The Assignee authorizes the Agent to act as its agent under the Loan Documents in accordance with the terms thereof. The Assignee acknowledges that the Agent has no duty to supply information with respect to the Borrower or the Loan Documents to the Assignee until the Assignee becomes a party to the Credit Agreement. /5/



NAME OF ASSIGNOR                      NAME OF ASSIGNEE

By:_____________________________      By:_______________________________________


Title:__________________________      Title:____________________________________

---------------------------------
/5/ May be eliminated if Assignee is a party to the Credit Agreement prior to the Effective Date.

ACKNOWLEDGED AND CONSENTED TO                 [ACKNOWLEDGED AND CONSENTED TO
BY THE FIRST NATIONAL BANK                    BY HOWMET CORPORATION]
OF CHICAGO, as Agent

By:________________________________           By:____________
Title:_______________________________         Title:_________

                                   EXHIBIT F
                 LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

To:        The First National Bank of Chicago,
          as Agent (the "Agent") under the Credit Agreement
          Described Below.

Re: Credit Agreement, dated as of December 16, 1997 (as the same may be amended, modified, supplemented or restated, the "Credit Agreement"), among Howmet Corporation (the "Borrower"), the Lenders named therein and the Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

          The Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Agent of a specific written revocation of such instructions by the Borrower, provided, however, that the Agent may otherwise transfer funds as hereafter directed in writing by the Borrower in accordance with Section 14.1 of the
                                                       ------------
Credit Agreement or based on any telephonic notice made in accordance with

Section 2.14 of the Credit Agreement.
------------

Facility Identification Number(s)_______________________________________

Customer/Account Name_____________________________________________
Transfer Funds To__________________________________________________
For Account No.___________________________________________________

Reference/Attention To _____________________________________________

AUTHORIZED OFFICER (CUSTOMER REPRESENTATIVE)   Date:__________________________

                                                    ___________________________
                                                    (Please Print)
------------------------------------
BANK OFFICER NAME                              Date:___________________________

                                                    ___________________________
                                                    (Please Print)

------------------------------------

   (Deliver Completed Form to Credit Support Staff For Immediate Processing)

                                   EXHIBIT G

                             COMPLIANCE CERTIFICATE



To:  The Lenders parties to the
     Credit Agreement Described Below

          This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of December 16, 1997 (as amended, modified, restated, renewed or extended from time to time, the "Agreement") among the Howmet Corporation, a Delaware corporation (the "Borrower"), the lenders party thereto and The First National Bank of Chicago, as Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

          THE UNDERSIGNED HEREBY CERTIFIES THAT:

          1.  I am the duly elected _____________________ of the Borrower;

          2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

          3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below;

          4. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct; and

          5. Schedule II hereto sets forth the determination of the Applicable Facility Fee Rate, Applicable LC Fee Percentage and Applicable Margins commencing on the fifth Business Day following the delivery hereof.

          Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:


          ______________________________________________________
          ______________________________________________________

          ______________________________________________________
          ______________________________________________________
          ______________________________________________________

          ______________________________________________________
          ______________________________________________________
          ______________________________________________________


          The foregoing certifications, together with the computations set forth in Schedule I and Schedule II hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ____ day of ______________, _______.


                  By:
                   Name:
                   Title:

SCHEDULE I TO COMPLIANCE CERTIFICATE

                        Compliance as of _________, ____

A.   MINIMUM INTEREST COVERAGE RATIO (Section 7.20.1)
                                      --------------

     1.         Consolidated Net Income (as defined)                    $
          a.    +  Consolidated Interest Expense (as defined) to
                   the extent deducted from revenues in determining
                   Consolidated Net Income                              $
          b.    +  Expense for income taxes paid                        $
          c.    +  Receivables Facility Financing Costs (as defined
                   and to the extent not otherwise included)            $
          d.    =  Sum of Lines 1., 1.a., 1.b. and 1.c.
                   (Consolidated EBIT)                                  $

     2.   Consolidated Interest Expense (as defined)                    $
     3.   Interest Coverage Ratio
          (Ratio of  lines 1.d. / 2 above)                               ____ to 1.00

     4.   Minimum Interest Coverage Ratio                                2.25 to 1.00


B.   MAXIMUM LEVERAGE RATIO (Section 7.20.2)
                             --------------

     1.   Indebtedness (as defined) of Borrower and its Consolidated
          Subsidiaries shown shown on balance sheet                     $

          a.     +     all Receivables Facility Attributed Indebtedness
                       (as defined) of the Borrower and its
                       Consolidated Subsidiaries                        $

          b.     +     all Off Balance Sheet Liabilities (as defined)
                       of the Borrower and its Consolidated
                       Subsidiaries                                     $

          c.     =     Consolidated Total Debt
                       (Sum of Lines 1, 1.a. and 1.b.)                  $

     2.              Consolidated EBITDA
          a.         Consolidated EBIT (Line A.l.d. above)  $___________
          b.   +     Depreciation                           $___________
          c.   +     Amortization                           $___________
          d.   =     Consolidated EBITDA                    $___________

     3.   Leverage Ratio
          (Ratio of  lines 1.c. / 2.d. above)                _____to 1.00

     4.   Maximum  Leverage Ratio                            3.25 to 1.00


C.   MINIMUM CONSOLIDATED NET WORTH (Section 7.20.3)
                                     --------------

     1.    Consolidated Net Worth (as defined)              $

     2.   Minimum Consolidated Tangible Net Worth
     ($525,000,000 + 50% of Consolidated Net Income
          earned since December 31, 1997)                   $

                     SCHEDULE II TO COMPLIANCE CERTIFICATE

         Borrower's Applicable Margin, Applicable Facility Fee Rate and
                    Applicable LC Fee Percentage Calculation

     Based on determination of the Leverage Ratio as set forth on Schedule I to Compliance Certificate, Line B.3., determine the applicable Level Status from the Pricing Schedule.

Leverage Ratio                                               ________ to 1.00

Level that applies pursuant to Pricing Schedule:             Level ___ Status

Applicable Facility Fee Rate applicable to Level ___ Status            _____%

Applicable Margin and Applicable LC Fee
 Percentage applicable to Level ___ Status                             _____%

All-In Funded rate applicable to Level ___ Status                      _____%

                                  SCHEDULE 1
                             TO HOWMET CORPORATION
                                CREDIT AGREEMENT

                                  Existing LCs
                                  ------------
                           (Definitions; Section 3.2)

                                    Attached

                                                 EFFECTIVE  EXPIRATION                                                    CURRENT
  Number       DATE              BANK              DATE        DATE                 BENEFICIARY                AMOUNT     STATUS
-----------  ---------  -----------------------  ---------  ----------  ------------------------------------  ---------  ---------

0002         6-Dec-95   First Chicago            11-Dec-96  11-Dec-97   State of Connecticut -- Dept. of        250,000    250,000
                                                                        Economic Development

0003         6-Dec-95   First Chicago            11-Dec-96  11-Dec-97   Morristown Utility Commission            25,000     25,000

0004         6-Dec-95   First Chicago            11-Dec-96  11-Dec-97   Travelers Indemnity Company  of       3,400,000  5,300,000
                                                                        Illinois
004A         24-Jul-96                           11-Dec-96  11-Dec-97   Travelers Indemnity Company of        5,300,000
                                                                        Illinois

0005         6-Dec-95   First Chicago            11-Dec-96  11-Dec-97   Connecticut Indemnity Co.                50,000     50,000

0007         15-Aug-96  ABN-AMRO Bank            15-Aug-96  15-Aug-97   New Jersey Department of              2,000,000  2,000,000
                        (Replaces Chase)                                Environmental Protection

0008                    Bank of Montreal                                Canadian Customs                         42,254     42,254

                                   SCHEDULE 2
                             TO HOWMET CORPORATION
                                CREDIT AGREEMENT

                     Litigation and Contingent Obligations
                     -------------------------------------
                                 (Section 6.7)

                                    Attached

1.   AAR Engine Group Inc. v. James Stoecker and Howmet Refurbishment, Inc.,
     ----------------------------------------------------------------------
     Case No. 94 L 16039, Circuit Court, Cook County, Illinois

          In a lawsuit commenced in 1996 against Borrower's subsidiary Howmet Refurbishment, Inc., AAR Aviation Trading, Inc. claimed that one of its former employees, for his own benefit, interfered with AAR's opportunity to obtain a consignment agreement with American Airlines and instead assisted HRI in obtaining the contract.

          All of the claims against HRI have been dismissed except for a single claim of civil conspiracy. In addition, the court has made a ruling on one issue of law related to this remaining claim which will severely limit AAR's ability to establish its claim. The court made a second ruling which was favorable to AAR's claim but has been asked to reconsider the matter and has indicated some willingness to change that ruling. These various decisions have severely limited AAR's ability to establish its claim. The commissions at stake could range from $200,000 to $500,000. Borrower continues to believe that AAR's claim is without merit and is defending the claim vigorously. Borrower has agreed with the purchaser of its refurbishment business, United Technologies Corporation, to pay all liability and expense related to this case.

2.   Siemens Claim
     -------------

     Siemens, A.G., one of Borrower's IGT customers, has asserted a claim against Borrower relating to a cracking problem discovered in the internal cored passages on a number of turbine blades provided to this customer on two different engine models. Borrower is working with the customer to investigate the situation more fully, and has offered to replace the components at no charge to Siemens (at an estimated cost to Borrower of $2-3 million). Siemens, however, has asked for additional reimbursement to cover its incurred costs in the amount of $10 million. Accordingly, Borrower will record a fourth quarter 1997 charge with respect to this matter preliminarily estimated in the $3-4.2 million range after taxes.
     The Corporation's general and umbrella insurance carriers have also been put on notice of this claim.

3.   Environmental Matters
     ---------------------

          Borrower has received recent test results indicating levels of polychlorinated biphenyls ("PCBs") at its Dover, New Jersey facility which will require remediation. These levels have been reported to the New Jersey Department of Environmental Protection ("NJDEP"). Borrower is preparing a work plan to define the risk and to test possible clean-up options. The statement of work must be approved by the NJDEP pursuant to an Administrative Consent Order entered into between Borrower and NJDEP on May 20, 1991 regarding clean-up of the site. Various remedies are possible and could involve expenditures ranging from $2 million to $22 million or more. Borrower has recorded a $2 million long-term liability as of September 28, 1997 for this matter. Given the uncertainties, it is possible that the estimated range of this cost and the amount accrued will change in the near future. The indemnification discussed below applies to the costs associated with this matter.

          Borrower is currently investigating possible and known contamination (including soil and groundwater contamination) at the following other North American facilities currently or previously owned and operated by Borrower:
     Whitehall, Michigan; Dover, New Jersey, Branford, Connecticut; Farmington, Connecticut; and Hillsboro, Texas. Borrower currently estimates that the total investigation and remediation costs at these facilities will be $1.2 million. Borrower is remediating environmental contamination at five European facilities. Borrower has conducted an assessment and estimates actual expenditures at these properties to be $100,000 to $1.3 million.

          As a result of off-site waste disposal prior to the December 1995 acquisition of Borrower from Pechiney International (the "Acquisition"), Borrower is subject to liability for, and is currently involved in certain matters relating to the investigation and/or remediation of environmental contamination at properties not owned or operated by Borrower. Borrower has been or may be named a PRP at the following sites: Barkhampstead Landfill, Connecticut; Combe Fill South Landfill, New Jersey; PJP Landfill, New Jersey; Solvent Recovery Service, Connecticut; PCB Treatment Inc. Site, Missouri; Omega Chemical Corporation Site, California; and SCA Independent Landfill, Michigan. Borrower currently estimates that its total liability
     at these sites will be approximately $2.4 million.   Borrower has also
     recently been named as a Potentially Responsible Party with respect to the shipment of liquid and shell waste material in the early 1980s from its Wichita Falls Casting facility to the Materials Recovery Enterprises disposal site in Texas. The Corporation believes the volume of shell material imputed to Borrower in this matter is grossly overstated, but presently estimates potential liability to be between $100,000 and $1.3 million.

          In connection with the Acquisition, Pechiney International and Pechiney S.A. are required to indemnify Blade for environmental liabilities and obligations stemming from events occurring or conditions existing prior to the closing of the Acquisition to the extent such liabilities exceed $6.0 million. Blade assigned its rights to Borrower with respect to any such indemnification upon consummation of the Acquisition. Borrower has recorded a long-term receivable of $2 million related to this indemnification. There can be no assurance, however, that Pechiney International and Pechiney S.A. will indemnify Borrower for all such environmental matters set forth above when demanded by Borrower. If Pechiney International and Pechiney S.A. do not honor their indemnification obligations, Borrower likely would be responsible for such matters.

          Borrower's parent company, Howmet International Inc., has contingent liability exposure for environmental contamination and related costs associated with certain discontinued mining operations owned and/or operated by a predecessor in interest until the early 1960s. These liabilities include approximately $21.3 million in remediation and natural resource damage liabilities at the Blackbird Mine Site in Idaho and at least $8.0 million in investigation and remediation costs at the Holden Mine Site in Washington. Pechiney International and Pechiney, S.A. have agreed to indemnify Howmet International, Inc. for such environmental when demanded by Howmet International, Inc. Howmet International, Inc. assigned its rights to Howmet Holdings and Borrower with respect to any such indemnification to the extent that either Holdings or Borrower incurs liability with respect to such matters. If Pechiney International and Pechiney S.A. do not honor their indemnification obligations, the Company likely would be responsible for such matters.

4.   Stock Appreciation Rights
     -------------------------

          In the fourth quarter of 1997, the Company will incur a charge related to its Amended SAR Program (as defined herein) which will be based on the lower of the initial public offering price per share or the Company's stock price at December 31, 1997. Based upon the initial public offering price of $15 per share, the maximum after-tax charge would be $6.2 million or $.06 per share.

5.   Costs Associated with this Agreement, Tender Offer for Senior Subordinated
     --------------------------------------------------------------------------
     Notes, and Retirement of Junior Subordinated Notes
     --------------------------------------------------

          On November 21, 1997, the Company announced that Howmet intends to make a tender offer to repurchase all of the Senior Subordinated Notes. The tender offer is conditioned upon completion of this Agreement. If fully subscribed, will be funded with approximately $140 million of borrowings under this Agreement. Completion of this Agreement and of the tender offer is expected to result in after tax interest expense savings (exclusive of amortization of debt issuance costs) of approximately $3.0 million annually. The tender offer is expected to be completed by December 31, 1997, and will result in a one-time extraordinary after tax charge to earnings preliminarily estimated to be $12 million to $13 million (assuming the tender offer is fully subscribed) in the fourth quarter, including write-off of unamortized debt issuance costs. Subject to market conditions, the Company will also consider using a portion of the New Credit Facility to refinance or retire some or all of its outstanding 10% junior subordinated notes.

                                   SCHEDULE 3
                             TO HOWMET CORPORATION
                                CREDIT AGREEMENT

                                  Subsidiaries
                                  ------------
                                 (Section 6.8)

                                    Attached

                                   SCHEDULE 3
                LIST OF SUBSIDIARIES, CONSOLIDATED SUBSIDIARIES,
                        JURISDICTIONS OF INCORPORATION,
                        SHAREHOLDINGS, AND PERCENTAGE OF
                         ASSETS OF FOREIGN SUBSIDIARIES

Blade Receivables Corporation                          Nevada                    1000 Shares (100%) held by Howmet Corporation
Howmet Cercast (Canada), Inc.                          Canada                    1000 Shares (100%) held by Howmet Corporation
Howmet Cercast (U.S.A.), Inc.                          Delaware                  10 Shares (100%) held by Howmet Corporation
Howmet Foreign Sales Corporation                       U.S. Virgin Islands       10 Shares (100%) held by Howmet Corporation
Howmet Limited (5.5%)*                                 United Kingdom            1,000,001 Shares (99.99%) held by Howmet
                                                                                 Corporation
                                                                                 1 Share held by Roger Hambleton (for the benefit
                                                                                 of Howmet Corporation)
Howmet Management Services, Inc.                      Delaware                   10 Shares (100%) held by Howmet Corporation
Howmet Refurbishment, Inc.                            Delaware                   10 Shares (100%) held by Howmet Corporation
 Turbine Components Corporation                       Connecticut                1,572 Shares Class A Common Stock (100%) held by
                                                                                 Howmet  Corporation
                                                                                 7,388 Shares Class B Limited Voting Stock held by
                                                                                 Howmet Corporation
Howmet Research Corporation                           Delaware                   10 Shares (100%) held by Howmet Corporation
 Warner Commerce Corporation                          Delaware                   10 Shares (100%) held by Howmet Research
                                                                                 Corporation
Howmet S.A. (6.0%)*                                   France                     2,903,211 shares (99.99%) held by Howmet
                                                                                 Corporation
                                                                                 10 shares (.00%) each held by Roland Paul
                                                                                                               Michel Devernois
                                                                                                               Gilles Deconinck
                                                                                                               Mark Lasker
                                                                                                               Jack Lambert
                                                                                                               John Chluski
 Financiere D'Ocquier S.A.                            France                     962,794 Shares (99.99%) held by Howmet S.a.
                                                                                 1 Share (.00%) each held by   David Squier
                                                                                                               Henri Fine
                                                                                                               Roland Paul
                                                                                                               Phillipe Vallade
                                                                                                               Michel Devernois
                                                                                                               Mark Lasker
  CIRAL s.n.c.                                        France                     78,319 Shares (99.99%) held by Financiere
                                                                                 D'Ocquier S.A.
                                                                                 1 Share (.00%) held by Howmet S.A.
   CIRAL IT. s.r.l.                                   Italy                      20,790 Shares (99%) held by CIRAL S.A.
                                                                                 210 Shares (1%) held by Financiere D'Ocquier S.A.
Howmet Sales and Services, Inc.                       Delaware                   10 Shares (100%) held by Howmet Corporation
Howmet-Tempcraft, Inc.                                Ohio                       83 Shares (100%) held by Howmet Corporation
Howmet Thermatech Canada, Inc.                        Delaware                   10 Shares (100%) held by Howmet Corporation
Howmet Transport Services, Inc.                       Delaware                   10 Shares (100%) held by Howmet Corporation
Sprayform Technologies International, L.L.C.+         Delaware                   51% owned by Howmet Corporation
                                                                                 49% owned by United Technologies Corporation,
                                                                                 Pratt & Whitney Division

* Indicates, as of the quarter ended September 28, 1997, such Subsidiary's total assets as a percentage of the consolidated total assets of the Borrower and its consolidated Subsidiaries.
+ All Subsidiaries are Consolidated Subsidiaries except Sprayform Technologies
  International, L.L.C.

                                   SCHEDULE 4
                             TO HOWMET CORPORATION
                                CREDIT AGREEMENT

                             Indebtedness and Liens
                             ----------------------
                         (Sections 6.14, 7.10 and 7.14)

                                    Attached

                                  Schedule 4
Liens (ss6.14), Exceptions to Title (ss7.14(v)), and Indebtedness (ss7.10(ii))

I.  LIENS

ST          FILE NO.  DATE    TYPE    SECURED PARTY                          LOCATION           SUBJECT
CT          1663703  12-18-95  UCC-1  First National Bank of Chicago          Greenwich, CT     Security Agreement
CT          1663710  12-18-95  UCC-1  First National Bank of Chicago          Winchester, CT    Real Estate
CT          1663711  12-18-95  UCC-1  First National Bank of Chicago          Winchester, CT    Real Estate
CT          1662708  12-13-95  UCC-1  Manufacturers and Traders Trust         Greenwich, CT     Receivables Financing
CT          1689935  04-18-96  UCC-1  Manufacturers and Traders Trust         Greenwich, CT     Receivables Financing
CT          1801092  09-12-97  REL    First National Bank of Chicago          Branford, CT      TCC Release
IN          2023770  12-19-95  UCC-1  First National Bank of Chicago          LaPorte, IN       Real Estate
IN          2023772  12-19-95  UCC-1  First National Bank of Chicago          Greenwich, CT     Security Agreement
IN          2147052  09-17-97  REL    First National Bank of Chicago          Indianapolis, IN  HRI Release
MI          64850B   12/19/95  UCC-1  First National Bank of Chicago          Whitehall, MI     Real Estate
MI          64852B   12/19/95  UCC-1  First National Bank of Chicago          Whitehall, MI     Security Agreement
MI          D182782  1/10/97   UCC-1  First National Bank of Chicago          Whitehall, MI     Security Agreement
MI          D252109  7/1/97    UCC-1  Elkem Metals Company LP                 Whitehall, MI     Electrolytic Chromium
MI          89326B   9/23/97   UCC-1  Magid Glove and Safety Manufacturing    Whitehall, MI     Work gloves, safety clothing,
                                      Co. L.L.C.                                                safety products
MI          89384B   9/25/97  UCC-1   Magid Glove and Safety Manufacturing    Whitehall, MI     Work gloves, safety clothing,
                                      Co. L.L.C.                                                safety products
NV          9518384  12-20-95  UCC-1  First National Bank of Chicago          Greenwich, CT     Security Agreement
NJ          1628441    4/6/95  UCC-1  Shieldalloy Metallurgical Corp.         Dover, NJ         Consigned alloy inventory
NJ          1672461  12/18/95  UCC-1  First National Bank of Chicago          Dover, NJ         Security Agreement
NJ          1672462  12/18/95  UCC-1  First National Bank of Chicago          Dover, NJ         Security Agreement
TN       962-000143    3/1/96  UCC-1  First National Bank of Chicago          Morristown, TN    Security Agreement
TN       962-000144    3/1/96  UCC-1  First National Bank of Chicago          Morristown, TN    Security Agreement
TN       971-511869   4/29/97  UCC-1  First National Bank of Chicago          Morristown, TN    Security Agreement
TX           242234  12-19-95  UCC-1  First National Bank of Chicago          Greenwich, CT     Security Agreement
TX           713790  09-17-97  UCC-3  First National Bank of Chicago          Greenwich, CT     Partial Release
VA           197156  12-19-95  UCC-1  First National Bank of Chicago          Greenwich, CT     Security Agreement

                                  Schedule 4
Liens (ss6.14), Exceptions to Title (ss7.14(v)), and Indebtedness (ss7.10(ii))

II.  EXCEPTIONS TO TITLE
(SEE ATTACHED SCHEDULE BS TO TITLE POLICIES, LISTING EXCEPTIONS)

A.   BRANFORD, CT
B.   WINCHESTER, CT
C.   LAPORTE, IN
D.   WHITEHALL, MI
E.   ROCKAWAY (DOVER), NJ
F.   CLEVELAND, OH (TEMPCRAFT)
G.   MORRISTOWN, TN
H.   WICHITA FALLS, TX
I.   HAMPTON, VA

                                  Schedule 4
Liens (ss6.14), Exceptions to Title (ss7.14(v)), and Indebtedness (ss7.10(ii))

III.  INDEBTEDNESS

 .    Amended and Restated Credit Agreement between Howmet International, Howmet
Holdings and Howmet Corporation, various banks, and First National Bank of Chicago, as Administrative Agent
     Debt Value: $29,500,000

 .    Receivables Financing Facility with Falcon Asset Securitization Corporation
     Debt Value: $55,000,000

 .    Senior Subordinated Notes, Marine Midland Bank, Trustee
     Debt Value:    125,000,000

 .    Guaranty of Howmet Corporation of 50% of the indebtedness of Komatsu-Howmet
     Ltd. Debt Value: (Yen)1,135,977,000  (~U.S.$13,109,000)*

 .    $100,000 American Express Financial Services credit line to support Howmet
     Corporation's travel advance program, June 7, 1993
     Debt Value: $30,000

 .    $5,000,000 Visa Procurement Card Credit Agreement with First Bank for
     Howmet Corporation, November 29, 1993
     Debt Value: $551,426 as of November 23, 1997

 .    $1,000,000 Visa Procurement Card Credit Agreement with First Bank for
     Howmet Refurbishment, Inc., November 29, 1993
     Debt Value: $14,793 as of November 23, 1997

 .    $1,000,000 Visa Procurement Card Credit Agreement with First Bank for
     Howmet Research Corporation
     Debt Value: $155,824 as of November 23, 1997

 .    Capital Lease Agreement between CIRAL, S.N.C. and Le District du Pays d'
     Evron, dated March 23, 1992
     Debt Value: Fr1,194,000 (~U.S.$192,000)

 .    Fr37,400,000 (original amount) 12.4% capital lease agreement between Howmet
     S.A. and C.C. Bail, Societe de Credit Bail Immoblier, dated December 29, 1989,re: Dives sur Mer Factory**
     Debt Value: Fr8,898,000 (~U.S.$1,491,000)
____________________
* The Borrower will be indemnified for 50% of any liabilities arising from these guarantees.
**   Le Magnesium Industriel has been merged in Microfusion S.A., now Howmet
     S.A.  C.C. Bail has assigned the lease to Sofia Mur.

                                  Schedule 4
Liens (ss6.14), Exceptions to Title (ss7.14(v)), and Indebtedness (ss7.10(ii))


                                   SCHEDULE 5
                             TO HOWMET CORPORATION
                                CREDIT AGREEMENT

                                  Investments
                                  -----------
                                 (Section 7.13)

                                  Schedule 4
Liens (ss6.14), Exceptions to Title (ss7.14(v)), and Indebtedness (ss7.10(ii))

                                   SCHEDULE 5
    EXISTING INVESTMENTS IN SUBSIDIARIES AND OTHER INVESTMENTS ((S)7.13(II))


     Name of Subsidiary/Investment                   INVESTMENT VALUE
     -----------------------------                   ----------------

Komatsu Howmet Ltd. (50% Owned)                                  10,000
Sprayform Technologies LLC (51% Owned)                        1,672,000
Howmet Refurbishment Inc.                                    39,201,000
Howmet Cercast USA, Inc.                                     15,368,000
Howmet Cercast Canada, Inc.                                  20,474,000
Howmet Management Services, Inc.                                230,000
Howmet Sales and Services, Inc.                               2,377,000
Howmet Foreign Sales and Services, Inc.                       4,385,000
Howmet Transport Services, Inc.                                 177,000
Howmet Research Corporation                                  40,005,000
Warner Commerce Corporation                                  24,000,000
Howmet Tempcraft, Inc.                                       14,275,000
Blade Receivable Corporation                                 60,267,000
Howmet S.A.                                                  64,321,000
Howmet UK                                                    56,945,000
Ciral                                                        17,454,000
Turbine Components Corporation                               14,045,000

                                  Schedule 4
Liens (ss6.14), Exceptions to Title (ss7.14(v)), and Indebtedness (ss7.10(ii))



                                   SCHEDULE 6
                             TO HOWMET CORPORATION
                                CREDIT AGREEMENT

                          Transactions with Affiliates
                          ----------------------------
                                 (Section 7.15)


Agreements of Howmet International Inc. with Parent Affiliates
--------------------------------------------------------------

1. Management Agreement between Howmet International, Inc. and TCG Holdings, L.L.C. to be executed as disclosed in the Prospectus of Howmet International dated November 25, 1997.

2. Services Agreement between Howmet International, Inc. and Thiokol Corporation to be executed as disclosed in the Prospectus of Howmet International dated November 25, 1997.

3. Shareholders Agreement among Howmet International, Inc., The Carlyle Group or an Affiliate thereof and Thiokol Corporation or an Affiliate thereof to be executed as disclosed in the Prospectus of Howmet International dated November 25, 1997.

4. Corporate Agreement between Howmet International, Inc. and Thiokol Corporation to be executed as disclosed in the Prospectus of Howmet International dated November 25, 1997.

5. Registration Rights Agreement between Howmet International, Inc. and Carlyle Group or an Affiliate thereof to be executed as disclosed in the Prospectus of Howmet International dated November 25, 1997.


Agreements with Borrower's Subsidiary Affiliates
------------------------------------------------

1. License Agreement between Howmet Limited and Howmet Research Corporation regarding use of Howmet technology, dated January 1, 1996.

2. License Agreement between Howmet S.A. and Howmet Research Corporation regarding use of Howmet technology, dated January 1, 1996.

3. Amended and Restated Pooling and Servicing Agreement among Blade Receivables Corporation as Transferor, Howmet Corporation as Servicer, and Manufacturers and Traders Trust Coompany as Trustee, dated April 18, 1996.

4. Representation Agreement between Howmet Corporation (Howmet Turbine Components Corporation) and Howmet Sales and Services, Inc. (HTC Sales, Inc.), dated January 1, 1986.

5. Export Services Agency Agreement between Howmet Corporation (Howmet Turbine Components Corporation) and Howmet Foreign Sales Corporation, dated January 1, 1985.

6. Export Commission Agency Agreement between Howmet Corporation (Howmet Turbine Components Corporation) and Howmet Foreign Sales Corporation, dated January 1, 1985.

                                  Schedule 4
Liens (ss6.14), Exceptions to Title (ss7.14(v)), and Indebtedness (ss7.10(ii))


7. Lease of Operhall Research Center,Whitehall, MI by Howmet Research Corporation, tenant, from Howmet Corporation, Landlord, dated January 1, 1997.

8. Lease of Premises in Whitehall, MI by Sprayform Technologies International, LLC, tenant from Howmet Corporation, dated April 2, 1997.

9. License Agreement and Technology Transfer Agreement Between Howmet Corporation and Sprayform Technologies International, LLC, dated April 2, 1997.

10. Howmet Support and Services Agreement Between Howmet Corporation and Sprayform Technologies International, LLC, dated April 2, 1997.